                               NOTE TRUST DEED

                               PERPETUAL TRUSTEES AUSTRALIA LIMITED
                               (AS ISSUER)
                               ABN 86 000 431 827

                               ME PORTFOLIO MANAGEMENT LIMITED
                               (AS MANAGER)
                               ABN 79 005 964 134

                               AND OTHERS

                               [FREEHILLS LOGO]

                               MLC Centre Martin Place Sydney New South Wales
                               2000 Australia Telephone +61 2 9225 5000
                               Facsimile +61 2 9322 4000 www.freehills.com DX
                               361 Sydney

                               SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH
                               CITY SINGAPORE Correspondent Offices JAKARTA
                               KUALA LUMPUR

                               Reference PJSR:LR:FW:25E

                               PERPETUAL TRUSTEES AUSTRALIA LIMITED
                               (AS ISSUER)
                               ABN 86 000 431 827

                               ME PORTFOLIO MANAGEMENT LIMITED
                               (AS MANAGER)
                               ABN 79 005 964 134

                               THE BANK OF NEW YORK
                               (AS NOTE TRUSTEE, PRINCIPAL PAYING AGENT,
                               CALCULATION AGENT AND NOTE REGISTRAR)

                               AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED
                               (AS IRISH PAYING AGENT)

                               PERPETUAL TRUSTEE COMPANY LIMITED
                               (AS SECURITY TRUSTEE)
                               ABN 42 000 001 007

                                        Note Trust Deed - SMHL Global Fund No. 7

CROSS REFERENCE TABLE(1)

--------------------------------------------------------------------------------
TRUST INDENTURE ACT SECTION                                   CLAUSE
--------------------------------------------------------------------------------
310      (a)(1)                                 39.6
         (a)(2)                                 39.1(d)
         (a)(3)                                 39.6
         (a)(4)                                 38.2(b)
         (a)(5)                                 NA2
         (b)                                    39.6
         (c)                                    39.6, 39.1
--------------------------------------------------------------------------------
311      (a)                                    13.1
         (b)                                    13.1
         (c)                                    NA
--------------------------------------------------------------------------------
312      (a)                                    51.1, 51.2(a)
         (b)                                    51.2(b)
         (c)                                    51.2(c)
--------------------------------------------------------------------------------
313      (a)                                    51.3
         (b)(1)                                 51.3
         (b)(1)                                 NA
         (c)                                    51.4
         (d)                                    51.3
--------------------------------------------------------------------------------
314      (a)(1)                                 51.6
         (a)(2)                                 51.6
         (a)(3)                                 51.6
         (a)(4)                                 11.1(j)
         (b)                                    11.1(k)
         (c)                                    52.1(a)
         (d)                                    52.1(b)
         (e)                                    52.1(c)
         (f)                                    52.1(a)
--------------------------------------------------------------------------------
315      (a)                                    13.2(b)
         (b)                                    13.4
         (c)                                    13.2(a)
         (d)                                    13.2(c), (d)
--------------------------------------------------------------------------------
         (e)                                    52.2
--------------------------------------------------------------------------------
316      (a)(1)                                 52.3
         (a)(2)                                 NA
         (b)                                    52.4
--------------------------------------------------------------------------------
317      (a)(1)                                 6.1
         (a)(2)                                 NA
         (b)                                    2.6
318      (a)                                    52.19
--------------------------------------------------------------------------------

Notes:
1    This Cross Reference Table shall not, for any purpose, be deemed to be part of this deed.
2    NA means not applicable.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 1

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
TABLE OF CONTENTS
Clause                                                                      Page

1    DEFINITIONS AND INTERPRETATION                                          10

     1.1      Definitions and Interpretation                                 10
     1.2      Definitions in Master Trust Deed, Supplementary Bond Terms
                Notice and Conditions                                        13
     1.3      Incorporation by reference                                     14
     1.4      Interpretation                                                 14
     1.5      Determination, statement and certificate sufficient evidence   14
     1.6      Document or agreement                                          15
     1.7      Transaction Document                                           15
     1.8      Issuer as trustee                                              15
     1.9      Knowledge of Issuer and Security Trustee                       15
     1.10     Knowledge of the Note Trustee, Calculation Agent, Note
                Registrar or Principal Paying Agent, Irish Paying Agent,
                other Paying Agents                                          16
     1.11     Appointment of the Note Trustee                                16
     1.12     Duration of Trust                                              16
     1.13     Obligations of the Issuer                                      16
     1.14     Limitation of liability of Security Trustee                    17
     1.15     Opinion of counsel                                             17

2    PAYMENTS ON NOTES                                                       17

     2.1      Principal amount                                               17
     2.2      Covenant to repay                                              17
     2.3      Deemed payment                                                 18
     2.4      Issuer's covenant to Class A Noteholders and the Note Trustee  18
     2.5      Following Event of Default                                     18
     2.6      Requirements of Paying Agent                                   20
     2.7      Certification                                                  20
     2.8      Determinations                                                 20

3    FORM OF, ISSUE OF AND DUTIES AND TAXES ON, NOTES                        21

     3.1      Issue of Book-Entry Notes                                      21
     3.2      Form of Book-Entry Notes                                       21
     3.3      Definitive Notes - Class A1 Notes                              23
     3.4      Definitive Notes - Class A2 Notes                              23
     3.5      Stamp and Other Taxes                                          25
     3.6      Indemnity for non-issue                                        25
     3.7      Note Register and Note Registrar                               25

4    COVENANT OF COMPLIANCE                                                  27

5    CANCELLATION OF CLASS A NOTES                                           27

     5.1      Cancellation                                                   27
     5.2      Records                                                        27

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 2

                                        Note Trust Deed - SMHL Global Fund No. 7

6    ENFORCEMENT                                                             28

     6.1      Actions following Event of Default                             28
     6.2      Evidence of default                                            28
     6.3      Note Trustee must receive indemnity                            28
     6.4      Restrictions on enforcement                                    29
     6.5      Action by Noteholders                                          29

7    PROCEEDINGS                                                             29

     7.1      Acting only on direction                                       29
     7.2      Security Trustee acting                                        30
     7.3      Note Trustee alone entitled to act                             30
     7.4      Available amounts                                              30
     7.5      No obligation to ensure compliance                             31
     7.6      Conflict of interests                                          31
     7.7      Note Trustee may enforce                                       31

8    NOTICE OF PAYMENT                                                       32

9    INVESTMENT BY NOTE TRUSTEE                                              32

10   PARTIAL PAYMENTS                                                        32

11   COVENANTS BY THE ISSUER AND MANAGER                                     32

     11.1     Undertakings                                                   32
     11.2     Representations and warranties                                 36

12   REMUNERATION OF NOTE TRUSTEE, PRINCIPAL PAYING AGENT, CALCULATION
     AGENT AND NOTE REGISTRAR                                                36

     12.1     Fee                                                            36
     12.2     Additional Remuneration                                        36
     12.3     Costs, expenses                                                37
     12.4     Overdue rate                                                   37
     12.5     Continuing obligation                                          37
     12.6     Goods and services tax (GST)                                   37
     12.7     Currency and VAT                                               38

13   NOTE TRUSTEE                                                            38

     13.1     Preferential collection of claims against Trustee              38
     13.2     Duties of Note Trustee                                         39
     13.3     Obligations of Note Trustee                                    39
     13.4     Notice of Defaults                                             39
     13.5     Rights of Note Trustee                                         40
     13.6     Limitation on Note Trustee's' liability                        48
     13.7     Wilful default of the Note Trustee                             49

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 3

                                        Note Trust Deed - SMHL Global Fund No. 7

14   NOTE TRUSTEE'S LIABILITY                                                49

15   DELEGATION BY NOTE TRUSTEE                                              49

16   EMPLOYMENT OF AGENT BY NOTE TRUSTEE                                     50

17   NOTE TRUSTEE CONTRACTING WITH ISSUER                                    51

18   APPOINTMENT OF PAYING AGENTS                                            51

19   PAYMENT                                                                 52

     19.1     Payment by Issuer                                              52
     19.2     Confirmation                                                   52
     19.3     Payments by Paying Agents                                      52
     19.4     Method of Payment - Book-Entry Notes                           52
     19.5     Method of payment - Definitive Notes                           53
     19.6     Late payment                                                   53
     19.7     Notice of non-receipt                                          53
     19.8     Reimbursement                                                  53
     19.9     Method of payment                                              54
     19.10    No fee  54
     19.11    Securitisation Fund                                            54

20   REPAYMENT                                                               54

21   APPOINTMENT OF THE CALCULATION AGENT                                    55

22   DUTIES OF THE CALCULATION AGENT                                         55

23   NOTICE OF ANY WITHHOLDING OR DEDUCTION                                  56

24   EARLY REDEMPTION OF NOTES                                               56

25   PRO RATA REDEMPTION, PURCHASES AND CANCELLATION OF NOTES                57

26   NOTICES TO NOTEHOLDERS                                                  58

27   DOCUMENTS AND FORMS                                                     58

28   AUTHENTICATION                                                          58

29   INDEMNITY                                                               58

30   THE NOTE REGISTER                                                       59

     30.1     Appointment of Note Registrar                                  59
     30.2     Details to be kept on the Note Register                        59

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 4

                                        Note Trust Deed - SMHL Global Fund No. 7

     30.3     Payments of Principal and Interest                             60
     30.4     Place of keeping Register, copies and access                   60
     30.5     Details on Note Register conclusive                            61
     30.6     Alteration of details on Note Register                         61
     30.7     Rectification of Note Register                                 61
     30.8     Correctness of Note Register                                   62

31   CHANGES OF NOTE REGISTRAR                                               62

     31.1     Removal                                                        62
     31.2     Resignation                                                    62
     31.3     Limitation                                                     62
     31.4     Appointment of new Note Registrar                              62

32   GENERAL                                                                 63

     32.1     Communications to Class A Noteholders                          63
     32.2     Intentionally deleted                                          63
     32.3     Identity                                                       63
     32.4     No set-off                                                     64
     32.5     Reliance                                                       64
     32.6     Entitled to deal                                               64
     32.7     Consultation                                                   64
     32.8     Duties                                                         64
     32.9     Income Tax Returns                                             64

33   CHANGES IN PAYING AGENTS AND CALCULATION AGENT                          65
     33.1     Removal                                                        65
     33.2     Resignation                                                    65
     33.3     Limitation                                                     65
     33.4     Delivery of amounts                                            66
     33.5     Successor to Principal Paying Agent                            67
     33.6     Successor to Calculation Agent                                 67
     33.7     Notice to Noteholders                                          68
     33.8     Change in Paying Office or Specified Office                    68

34   WAIVER                                                                  69

35   AMENDMENT                                                               70

     35.1     Approval                                                       70
     35.2     Resolution of Class A Noteholders                              70
     35.3     Distribution of amendments                                     71
     35.4     Amendments binding                                             71
     35.5     No Rating Agency downgrade                                     71
     35.6     Conformity with TIA                                            71

36   CLASS A NOTEHOLDERS                                                     71

     36.1     Absolute owner                                                 71
     36.2     Clearing Agency Certificate                                    72

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 5

                                        Note Trust Deed - SMHL Global Fund No. 7

37   CURRENCY INDEMNITY                                                      73

38   NEW NOTE TRUSTEES                                                       74

     38.1     Appointment by Issuer                                          74
     38.2     Appointment by Note Trustee                                    74
     38.3     Notice                                                         75

39   NOTE TRUSTEE'S RETIREMENT AND REMOVAL                                   75

     39.1     Removal by Issuer                                              75
     39.2     Removal by Class A Noteholders                                 76
     39.3     Resignation                                                    76
     39.4     Rating Agencies approval                                       76
     39.5     Trust Corporation                                              76
     39.6     Successor to Note Trustee                                      76
     39.7     Notice                                                         77
     39.8     Retention of Lien                                              77
     39.9     Eligibility; Disqualification                                  78

40   NOTE TRUSTEE'S POWERS ADDITIONAL                                        78

41   SEVERABILITY OF PROVISIONS                                              78

42   NOTICES                                                                 78

     42.1     General                                                        78
     42.2     Details                                                        79
     42.3     Communication through Principal Paying Agent                   81

43   GOVERNING LAW AND JURISDICTION                                          81

     43.1     Governing law                                                  81
     43.2     Jurisdiction                                                   81
     43.3     Agent                                                          82

44   COUNTERPARTS                                                            82

45   LIMITED RECOURSE                                                        82

     45.1     General                                                        82
     45.2     Liability of Issuer limited to its right to indemnity          82
     45.3     Unrestricted remedies                                          83
     45.4     Restricted remedies                                            83
     45.5     Wilful Default of the Issuer                                   84

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 6

                                        Note Trust Deed - SMHL Global Fund No. 7

46   SUCCESSOR TRUSTEE                                                       85

47   REIMBURSEMENT FOR THE COST OF INDEPENDENT ADVICE                        85

48   NO LIABILITY                                                            85

49   PROSPECTUS                                                              85

50   NOTE TRUSTEE'S LIMITED LIABILITY                                        86

     50.1     Reliance on certificate                                        86
     50.2     Note Trustee's reliance on Manager, Security Trustee, Issuer
                or Mortgage Manager                                          86
     50.3     Compliance with laws                                           87
     50.4     Reliance on experts                                            87
     50.5     Oversights of others                                           87
     50.6     Powers, authorities and discretions                            87
     50.7     Impossibility or impracticability                              87
     50.8     Legal and other proceedings                                    88
     50.9     No liability except for negligence etc.                        89
     50.10    Further limitations on Note Trustee's liability                89
     50.11    Conflicts                                                      90
     50.12    Information                                                    90
     50.13    Investigation by Note Trustee                                  91

51   NOTEHOLDERS' LISTS AND REPORTS, CONTINUING SECURITY, RELEASES AND
     WAIVERS                                                                 91

     51.1     Provision of information                                       91
     51.2     Preservation of Information; Communications to Noteholders     91
     51.3     Reports by Note Trustee                                        92
     51.4     Notices to Class A Noteholders; Waiver                         92
     51.5     Issuer's Liability not Affected                                92
     51.6     Reports by Issuer                                              93

52   TRUST INDENTURE ACT - MISCELLANEOUS                                     93

     52.1     Compliance Certificates and Opinions                           93
     52.2     Undertaking for Costs                                          95
     52.3     Exclusions of Section 316                                      95
     52.4     Unconditional Rights of Class A Noteholders to Receive
                Principal and Interest                                       95
     52.5     Continuing Obligation                                          96
     52.6     No Merger                                                      96
     52.7     Waiver                                                         96
     52.8     Consents and Approvals                                         96
     52.9     Written Waiver, Consent and Approval                           96
     52.10    Time of Essence                                                96
     52.11    Moratorium Legislation                                         96
     52.12    Binding on Each Signatory                                      97
     52.13    Counterparts                                                   97
     52.14    Assignment                                                     97
     52.15    Power of Attorney                                              97

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 7

                                        Note Trust Deed - SMHL Global Fund No. 7

     52.16    Certificate of Note Trustee                                    97
     52.17    Remedies cumulative                                            97
     52.18    Interest on Judgment                                           97
     52.19    Conflict with Trust Indenture Act                              98

53   CONSENT OF CLASS A NOTEHOLDERS                                          98

     53.1     General                                                        98
     53.2     Special Written Approvals                                      98
     53.3     Requirement for writing                                        99
     53.4     Meetings of Class A Noteholders                               100
     53.5     Entire Agreement                                              100

SCHEDULE 1 - FORM OF BOOK-ENTRY NOTE                                        103

SCHEDULE 2 - NOTEHOLDER REPORTS                                             122

SCHEDULE 3 - MEETING PROCEDURES                                             124

SCHEDULE 4 - TERMS AND CONDITIONS OF THE CLASS A NOTES                      128
SCHEDULE 5 - FORM OF CLASS A2 DEFINITIVE NOTES                              179

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 8

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
THIS NOTE TRUST DEED

          is made on          2004 between the following parties:

          1.   PERPETUAL TRUSTEES AUSTRALIA LIMITED ABN 86 000 431 827 in its
               capacity as trustee of the Securitisation Fund of Level 7, 39
               Hunter Street, Sydney, New South Wales (ISSUER)

          2.   ME PORTFOLIO MANAGEMENT LIMITED ABN 79 005 964 134 of Level 23,
               360 Collins Street, Melbourne, Victoria (MANAGER)

          3.   THE BANK OF NEW YORK of 101 Barclay Street, Floor 21 West, New
               York, New York 10286, United States of America (NOTE TRUSTEE)

          4.   THE BANK OF NEW YORK of 101 Barclay Street, Floor 21 West, New
               York, New York 10286, United States of America (in the case of the Class A1 Notes) and of 48th Floor, 1 Canada Square, London,
               E14 5AL, United Kingdom (in the case of the Class A2 Notes)
               (PRINCIPAL PAYING AGENT)

          5.   THE BANK OF NEW YORK of 101 Barclay Street, Floor 21 West, New
               York, New York 10286, United States of America (CALCULATION
               AGENT)

          6.   THE BANK OF NEW YORK of 101 Barclay Street, Floor 21 West, New
               York, New York 10286, United States of America (NOTE REGISTRAR)

          7.   PERPETUAL TRUSTEE COMPANY LIMITED ABN 42 000 001 007 in its
               capacity as security trustee under the Security Trust Deed of
               Level 7, 39 Hunter Street, Sydney, New South Wales (SECURITY
               TRUSTEE)

          8.   AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED of Guild House, Guild
               Street, Dublin 1, Republic of Ireland (IRISH PAYING AGENT)

RECITALS

          A.   The Manager has directed the Issuer in accordance with the Master
               Trust Deed to issue mortgage backed pass through floating rate notes comprising US$[750,000,000] Class A1 Notes due 9 March
               2036, (euro)[500,000,000] Class A2 Notes due 9 March 2036 and
               A$35,100,000 Class B Notes due 9 March 2036. The Class A Notes
               are to be constituted and secured in the manner provided in this deed and the other Transaction Documents.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)         PAGE 9

                                        Note Trust Deed - SMHL Global Fund No. 7

          B.   The Note Trustee has agreed to act as trustee for the Class A
               Noteholders under this deed.

          C.   The Issuer proposes, at the direction of Manager, to appoint the
               Principal Paying Agent as principal paying agent, the Calculation
               Agent as its reference agent and the Note Registrar as registrar, in each case in respect of the Class A Notes upon the terms contained in this deed.

          D.   The Issuer proposes, at the direction of Manager, to appoint the
               Irish Paying Agent as Irish paying agent in respect of the Class
               A2 Notes upon the terms contained in this deed.

          E.   Each of the Note Trustee, the Principal Paying Agent, the Irish
               Paying Agent, the Calculation Agent and the Note Registrar has
               agreed to act in those respective capacities upon the terms of this deed.

THIS DEED WITNESSES

          that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

--------------------------------------------------------------------------------
1    DEFINITIONS AND INTERPRETATION

     1.1  DEFINITIONS AND INTERPRETATION

          The following definitions apply unless the context requires otherwise:

          ASSOCIATE has the meaning ascribed to the expression "associate" in the Corporations Act.

          AUTHORISATION means any consent, licence, approval or other authority or deemed consent, licence approval or other authority.

          CHARGE has the same meaning as in the Security Trust Deed.

          CHARGED PROPERTY has the same meaning as in the Security Trust Deed.

          CLASS A NOTEOWNER means:

          (a)  a Class A1 Noteowner; or

          (b)  a Class A2 Noteowner.

          CLASS A1 NOTEOWNER means, with respect to a Class A1 Book-Entry Note, the person who is the beneficial owner of such Class A1 Book-Entry
          Note, as reflected in the books of the Clearing Agency, or in the books of the person maintaining an account with the Clearing Agency or as an indirect participant, in each case in accordance with the rules of the Clearing Agency.

          CLASS A2 NOTEOWNER means, with respect to a Class A2 Book-Entry Note, the person who is the beneficial owner of such Class A2 Book-Entry
          Note, as reflected in the books of the Clearing Agency, or in the books of the person maintaining an account with the Clearing Agency or as an indirect participant, in each case in accordance with the rules of the Clearing Agency.

          CLEARING AGENCY PARTICIPANT means a broker, dealer, bank, other financial institution or other person for whom from time to time a
          Clearing Agency effects book-entry transfers and pledges of securities deposited with a Clearing Agency.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 10

                                        Note Trust Deed - SMHL Global Fund No. 7

          CORPORATE TRUST OFFICE means the principal office of the Note Trustee at which at any particular time its corporate trust business is administered, which at the date of the execution of this deed is 101
          Barclay Street, Floor 21 West, New York, New York 10286, Global
          Structured Products Unit or at such other address as the Note Trustee may designate by notice to the Manager, Noteholders and the Issuer or the principal corporate trust office of any successor Note Trustee.

          DEFINITIVE NOTE means:

          (a)  a Class A1 Definitive Note issued pursuant to clause 3.3 of this deed; or

          (b)  a Class A2 Definitive Note issued pursuant to clause 3.4 of this deed.

          DETERMINATION DATE means with respect to a payment due on a Payment
          Date, the day being two Banking Days prior to that Payment Date.

          EVENT OF DEFAULT means, in respect of a Class A Note, any of the events described in Condition 9.

          EXCHANGE ACT means the Securities Exchange Act of 1934 of the United
          States of America, as amended.

          INDEPENDENT means, in relation to a person, that the person:

          (a)  is independent of the Issuer, the Manager, the Mortgage Manager and any of their Associates;

          (b)  does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding amount of any publicly traded security) in any person referred to in paragraph (a); and

          (c)  is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of any person referred to in paragraph (a).

          INDEPENDENT CERTIFICATE means, in relation to any person, a certificate or opinion from that person where that person must be
          Independent, which opinion or certificate states that the signer has read the definition of Independent in this deed and that the signer is
          Independent within the meaning of that definition.

          INSOLVENCY EVENT has the same meaning as the defined term "Event of
          Insolvency" in the Master Trust Deed.

          IRISH PAYING AGENT means AIB/BNY Fund Management (Ireland) Limited.

          MASTER TRUST DEED means the Master Trust Deed for the Superannuation
          Members' Home Loans Trust dated 4 July 1994 between the Issuer, as
          Trustee, and the Manager, as amended and restated from time to time.

          MATERIAL ADVERSE EFFECT means a material adverse effect on the ability of the Issuer to perform its payment obligations under this deed and other Transaction Documents or, as the context may require, a material adverse effect on the ability of the Note Trustee to perform its obligations under this deed.

          NOTE DEPOSITORY AGREEMENT means the agreement entitled "Letter of
          Representations" among the Issuer, Note Trustee (as Agent) and The
          Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Class A1 Notes, as the same may be amended or supplemented from time to time.

          NOTE TRUST means the trust constituted under and by this deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 11

                                        Note Trust Deed - SMHL Global Fund No. 7

          NOTEHOLDERS REPORT means the report to be delivered by the Manager, on behalf of the Issuer, in accordance with clause 11.1(m) containing the information set out in Schedule 2.

          OFFICER'S CERTIFICATE means a certificate signed by any Authorised
          Signatory of the Issuer or the Manager (as appropriate) on behalf of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 314 of the TIA.

          OPINION OF COUNSEL means one or more written opinions of legal counsel who may, except as otherwise expressly provided in this deed, be employees of, or counsel to, the Issuer or the Manager on behalf of the Issuer and who shall be satisfactory to the Issuer or the Note
          Trustee, as applicable, and which opinion or opinions shall be addressed to the Issuer or the Note Trustee, as applicable, and shall be in form and substance satisfactory to the Issuer and the Note
          Trustee, as applicable.

          PAYING AGENT means, where the context permits:

          (a)  the Principal Paying Agent initially appointed as principal paying agent by the Issuer under this deed and any successor from time to time under this deed; or

          (b)  the Irish Paying Agent initially appointed as Irish paying agent by the Issuer under this deed and any successor from time to time under this deed; or

          (c)  any institution as may, with the prior written approval of, and on terms previously approved in writing by, the Note Trustee
               (that approval not to be unreasonably withheld or delayed) from time to time be appointed by the Issuer as paying agent in relation to the Notes, in each case (except in the case of the initial Principal Paying Agent or the initial Irish Paying Agent)
               where notice of the appointment has been given to the Noteholders under this deed and in accordance with Condition 12.

          PAYING OFFICE means, in relation to a Paying Agent, the office of the
          Paying Agent specified in the Class A Notes or this deed as the office at which payments in respect of the Class A Notes will be made as changed from time to time in accordance with this deed and:

          (a)  in respect of the Principal Paying Agent and the Class A1 Notes -
               its office at 101 Barclay Street, Floor 21 West, New York, New
               York, United States of America; and

          (b)  in respect of the Principal Paying Agent and the Class A2 Notes -
               its office at 48th Floor, 1 Canada Square, London, E14 5AL,
               United Kingdom; and

          (c)  in respect of the Irish Paying Agent and the Class A2 Notes - its
               office at Guild House, Guild Street, Dublin 1, Republic of
               Ireland.

          PERSON means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organisation or government or any agency or political subdivision thereof.

          RECORD DATE means:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 12

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  with respect to the Payment Date of any Book-Entry Note, the close of business on the Banking Day immediately preceding that
               Payment Date; and

          (b)  with respect to the Payment Date for any Definitive Note, the last day of the calendar month before that Payment Date.

          RELEVANT CLASS A CURRENCY means:

          (a)  in respect of the Class A1 Notes - US$; and

          (b)  in respect of the Class A2 Notes - (euro).

          RESPONSIBLE OFFICER means with respect to the Note Trustee, any of its officers, including any Vice President, Assistant Vice President,
          Assistant Treasurer, or any other of its officers customarily performing functions similar to those performed by any of them and, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          SECURITIES ACT means the Securities Act of 1933 of the United States of America, as amended.

          SECURITISATION FUND means the Securitisation Fund established under the Master Trust Deed known as SMHL Global Fund No. 7.

          SPECIFIED OFFICE means:

          (a)  in relation to the Calculation Agent, the office of the
               Calculation Agent specified under this deed as the office at which the Calculation Agent will carry out its duties under this deed; and

          (b)  in relation to the Note Registrar, the office of the Note
               Registrar specified under this deed as the office at which the
               Note Registrar will carry out its duties under this deed.

          SUPPLEMENTARY BOND TERMS NOTICE means the document entitled
          "Supplementary Bond Terms Notice: SMHL Global Fund No. 7 - Class A
          Notes and Class B Notes" dated on or about the date of this deed between the Issuer, the Manager, the Note Trustee and the Security
          Trustee in respect of the Securitisation Fund.

          TIA means the Trust Indenture Act of 1939 of the United States of
          America, as amended.

          TRUST ACCOUNT means the US$ Account, the Euro Account or any other account maintained by or on behalf of the Issuer in relation to the
          Securitisation Fund.

          TRUST CORPORATION means any person eligible for appointment as a trustee under an indenture to be qualified pursuant to the TIA, as set forth in Section 310(a) of the TIA, which shall include The Bank of
          New York for so long as it complies with such section.

     1.2  DEFINITIONS IN MASTER TRUST DEED, SUPPLEMENTARY BOND TERMS NOTICE AND
          CONDITIONS

          (a)  Subject to clause 1.1 and the Recitals, terms and expressions which are defined in the Master Trust Deed (as amended by the
               Supplementary Bond Terms Notice), the Supplementary Bond Terms
               Notice and the Conditions

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 13

                                        Note Trust Deed - SMHL Global Fund No. 7

               (including in each case by reference to another agreement) have the same meanings when used in this deed unless the context otherwise requires or unless otherwise defined in this deed.

          (b)  No change to the Master Trust Deed or any other document
               (including the order of payment set out in the Supplementary Bond
               Terms Notice) after the date of this deed will change the meaning of terms used in this deed or adversely affect the rights of the
               Note Trustee or any Noteholder under this deed unless the Note
               Trustee (or the Noteholders acting under clause 6.5, as the case may be) has agreed in writing to the changes under this deed.

     1.3  INCORPORATION BY REFERENCE

          Where this deed refers to a provision of the TIA, the provision is incorporated by reference in and made part of this deed. The following terms used in the TIA have the following meaning in this deed:

          COMMISSION means the Securities and Exchange Commission of the United
          States of America;

          INDENTURE SECURITIES means the Class A1 Notes;

          INDENTURE SECURITY HOLDER means a Class A1 Noteholder;

          INDENTURE TO BE QUALIFIED means the Note Trust Deed;

          INDENTURE TRUSTEE OR INSTITUTIONAL TRUSTEE means the Note Trustee; and

          OBLIGOR on the indenture securities means the Issuer with respect to the Class A1 Notes.

          Any other term which is used in this deed in respect of a section or provision of the TIA and which is defined in the TIA, by reference to another statute or defined by or in any rule of or issued by the
          Commission, will have the meaning assigned to them by such definitions.

     1.4  INTERPRETATION

          Clause 1.2 of the Master Trust Deed applies to this deed as if set out in full and:

          (a)  a reference to an asset includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset;

          (b)  an Event of Default subsists until it has been cured or waived in writing by the Note Trustee;

          (c)  a reference to an amount for which a person is contingently liable includes an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise; and

          (d)  all references to costs or charges or expenses include any goods and services tax, value added tax or similar tax charged or chargeable in respect of the charge or expense.

     1.5  DETERMINATION, STATEMENT AND CERTIFICATE SUFFICIENT EVIDENCE

          Except where otherwise provided in this deed, any determination, statement or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 14

                                        Note Trust Deed - SMHL Global Fund No. 7

          certificate by the Note Trustee or an Authorised Signatory of the Note
          Trustee provided for in this deed is sufficient evidence of each thing determined, stated or certified until proven wrong.

     1.6  DOCUMENT OR AGREEMENT

          A reference to:

          (a)  an agreement includes a Security Interest, guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

          (b)  a document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

          A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this deed.

     1.7  TRANSACTION DOCUMENT

          This deed is a Transaction Document for the purposes of the Master
          Trust Deed.

     1.8  ISSUER AS TRUSTEE

          (a)  In this deed, except where provided to the contrary:

               (1)  a reference to the Issuer is a reference to the Issuer in its capacity as trustee of the Securitisation Fund only, and in no other capacity; and

               (2)  a reference to the Security Trustee is a reference to the
                    Security Trustee in its capacity as security trustee under the Security Trust Deed only, and in no other capacity; and

               (3)  a reference to the assets, business, property or undertaking of the Issuer or the Security Trustee is a reference to the assets, business, property or undertaking of the Issuer or the Security Trustee respectively only in the capacity
                    described in paragraphs (1) and (2) above.

          (b)  The rights and obligations of the parties under this deed relate only to the Securitisation Fund and do not relate to any other
               Fund (as defined in the Master Trust Deed).

     1.9  KNOWLEDGE OF ISSUER AND SECURITY TRUSTEE

          In relation to the Securitisation Fund, the Issuer and the Security
          Trustee will only be considered to have knowledge, actual knowledge or notice of, or be aware of, any matter or thing if the Issuer or the
          Security Trustee (as the case may be) has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Issuer or the Security
          Trustee (as the case may be) who have day to day responsibility for the administration of the Securitisation Fund.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 15

                                        Note Trust Deed - SMHL Global Fund No. 7

     1.10 KNOWLEDGE OF THE NOTE TRUSTEE, CALCULATION AGENT, NOTE REGISTRAR OR
          PRINCIPAL PAYING AGENT, IRISH PAYING AGENT, OTHER PAYING AGENTS

          In relation to the Securitisation Fund, the Note Trustee, the
          Calculation Agent, the Note Registrar, the Principal Paying Agent, the
          Irish Paying Agent and any other Paying Agent will only be considered to have knowledge or notice of, or be aware of, any matter or thing if the Note Trustee, Calculation Agent, Note Registrar, Principal Paying
          Agent, Irish Paying Agent or other Paying Agents (as the case may be)
          has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the
          Note Trustee, Calculation Agent, Note Registrar, Principal Paying
          Agent, Irish Paying Agent or other Paying Agents (as the case may be)
          who have day to day responsibility for the administration of the Note
          Trust, or other duties of the relevant party constituted by this deed.

     1.11 APPOINTMENT OF THE NOTE TRUSTEE

          The Note Trustee:

          (a)  is appointed to act as trustee on behalf of the Class A
               Noteholders on the terms and conditions of this deed; and

          (b)  acknowledges and declares that it:

               (1)  holds the sum of US$10.00 received on the date of this deed;

               (2)  will hold the benefit of the obligations of the Issuer under this deed; and

               (3)  will hold the benefit of the covenants in clause 2.2 and clause 4(c) and all other rights of the Class A Noteholders under the Class A Notes,

               in each case, on trust for each Class A Noteholder, in accordance with the terms and conditions of this deed.

     1.12 DURATION OF TRUST

          The trust established pursuant to this deed shall commence on the date hereof and shall terminate on the first to occur of:

          (a)  the date on which the Issuer has satisfied in full its obligations to the Class A Noteholders and all Class A Notes have been cancelled or redeemed; and

          (b)  the 80th anniversary of the date of this deed.

     1.13 OBLIGATIONS OF THE ISSUER

          (a)  The Issuer shall not be liable for any act or omission by the
               Manager where it is acting or fails to act (as the case may be)
               on behalf of the Issuer under this deed.

          (b)  Where the Manager is empowered to act on behalf of the Issuer, the Manager undertakes to the Issuer that it will duly and punctually perform, on behalf of the Issuer, those obligations, imposed on the Issuer in accordance with the terms of the
               relevant clause.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 16

                                        Note Trust Deed - SMHL Global Fund No. 7

     1.14 LIMITATION OF LIABILITY OF SECURITY TRUSTEE

          (a)  Notwithstanding any other provision of this deed, the Security
               Trustee will have no liability under or in connection with this deed or any other Transaction Document other than to the extent to which the liability is able to be satisfied out of the
               property from which the Security Trustee is actually indemnified for the liability.

          (b)  This limitation will not apply to a liability of the Security
               Trustee to the extent that it is not satisfied because, under this deed, any other Transaction Document or by operation of laws, there is a reduction in the extent of the Security
               Trustee's indemnification as a result of the Security Trustee's fraud, negligence or wilful default.

          (c)  Nothing in this clause or any similar provision in any other
               Transaction Document limits or adversely affects the powers of the Security Trustee, any Receiver or attorney in respect of the
               Charge as defined in the Security Trust Deed or the Charged
               Property (as defined in the Security Trust Deed).

     1.15 OPINION OF COUNSEL

          For the purposes of this deed, the Issuer may where necessary seek, and rely conclusively on, any Opinion of Counsel on any matters relating to or connected with the TIA. Where the Issuer elects to seek and has sought the Opinion of Counsel it shall not be required to take any action under this deed unless and until it has received such an
          Opinion of Counsel. The cost of any such Opinion of Counsel will be an
          Expense of the Issuer in relation to the Securitisation Fund.

--------------------------------------------------------------------------------
2    PAYMENTS ON NOTES

     2.1  PRINCIPAL AMOUNT

          (a)  The aggregate principal amount of the Class A1 Notes is limited to US$[750,000,000].

          (b)  The aggregate principal amount of the Class A2 Notes is limited to (euro)[500,000,000].

     2.2  COVENANT TO REPAY

          (a)  The Issuer covenants that the Issuer will, in accordance with the terms of any Class A Notes (including the Conditions) and the
               Transaction Documents (and subject to the terms of the
               Transaction Documents and the Conditions, including, without limitation, clauses 19 and 45 of this deed and Condition 5) at the direction of the Manager on:

               (1)  the Maturity Date of the Class A Notes; or

               (2)  each earlier date as those Class A Notes, or any of them, may become repayable (whether in full or in part),

               pay, or procure to be paid, unconditionally in accordance with this deed to, or to the order of, the Note Trustee in the
               Relevant Class A Currency in New York (in the case of the Class
               A1 Notes) or London (in the case of

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 17

                                        Note Trust Deed - SMHL Global Fund No. 7

               the Class A2 Notes), for immediate value the principal amount of those Class A Notes repayable, or in the case of a partial payment of those Class A Notes, the principal amount payable, subject to and in accordance with the terms of those Class A
               Notes (including the Conditions).

          (b)  Subject to clause 2.3 and to the terms of the Class A Notes
               (including the Conditions and in particular Condition 6 of the
               Notes) and the Transaction Documents (including clauses 19 and 45 of this deed and Condition 5), until any payment as well after as before any judgment or other order of a court of competent jurisdiction, the Issuer shall, at the direction of the Manager, duly and punctually pay or procure to be paid unconditionally in accordance with this deed to or to the order of the Note Trustee any interest, at the respective rates and calculated in
               accordance with and payable on the dates provided for in the
               Conditions.

     2.3  DEEMED PAYMENT

          Any payment of principal or interest in respect of any Class A Notes to or to the account of the Principal Paying Agent in the manner provided in clause 19 shall satisfy the covenant in relation to those
          Class A Notes by the Issuer in this clause 2 to the extent of that payment, except to the extent that the Principal Paying Agent subsequently fails to pay that amount under those Class A Notes in accordance with the terms of those Class A Notes (including the
          Conditions).

     2.4  ISSUER'S COVENANT TO CLASS A NOTEHOLDERS AND THE NOTE TRUSTEE

          Subject to the terms of the Master Trust Deed and the Supplementary
          Bond Terms Notice, the Issuer:

          (a)  acknowledges its indebtedness in respect of the Invested Amount of each Class A Note and interest thereon;

          (b)  covenants for the benefit of each Class A Noteholder and the Note
               Trustee that it will (subject to receiving any directions
               required under and given in accordance with the Transaction
               Documents):

               (1)  make all payments on or in respect of the Class A Notes held by that Class A Noteholder on the applicable Payment Date;

               (2)  comply with the terms of the Supplementary Bond Terms Notice and the Transaction Documents in which it is a party; and

               (3)  pay the Outstanding Principal Balance in relation to the
                    Class A Notes held by that Class A Noteholder on the Final
                    Maturity Date and accrued and unpaid interest on the
                    Invested Amount.

     2.5  FOLLOWING EVENT OF DEFAULT

          (a)  At any time when an Event of Default in respect of the Class A
               Notes is subsisting, or at any time after Definitive Notes have not been issued when so required in accordance with the
               Conditions, the Note Trustee may:

               (1)  by notice in writing to the Issuer, the Manager, the
                    Principal Paying Agent, any other Paying Agents and the
                    Calculation Agent and until such notice is withdrawn,
                    require the Principal Paying Agent, any other Paying Agents and the Calculation Agent either:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 18

                                        Note Trust Deed - SMHL Global Fund No. 7

                    (A)  (i)  to act as Principal Paying Agent and Paying Agents
                              and Calculation Agent respectively of the Note
                              Trustee in relation to payments to be made by or
                              on behalf of the Note Trustee under the provisions
                              of this deed on the terms of this deed, except
                              that the Note Trustee's liability for the
                              indemnification of the Paying Agents and
                              Calculation Agent shall be limited to any amount
                              for the time being held by the Note Trustee on the
                              terms of the Note Trust and which is available to
                              be applied by the Note Trustee under this deed;
                              and

                         (ii) to hold all Definitive Notes and all amounts,
                              documents and records held by them in respect of
                              the Class A Notes on behalf of the Note Trustee;
                              or

                    (B)  to deliver up all Definitive Notes and all amounts,
                         documents and records held by them in respect of the
                         Class A Notes to the Note Trustee or as the Note
                         Trustee shall direct in that notice, other than any
                         documents or records which the relevant Paying Agent or
                         Calculation Agent is obliged not to release by any law
                         or regulation; or

               (2)  by notice in writing to the Issuer require it to make all subsequent payments in respect of the Class A Notes to the order of the Note Trustee and not to the Principal Paying
                    Agent and, with effect from the issue of that notice to the
                    Issuer and until that notice is withdrawn, clause 2.3 shall not apply.

          (b)  The payment by the Issuer of its payment obligations on each
               Payment Date under the Supplementary Bond Terms Notice and the
               Conditions to the Note Trust Deed in accordance with clause
               2.5(a) shall be a good discharge to the Issuer and the Issuer shall not be liable for any act or omission or default of the
               Note Trustee during the period it is required to make payment to the Note Trustee under clause 2.5(a).

          (c)  The Issuer shall not be liable for any act or omission or default of the Note Trustee during the period it is required to make payments in respect of the Class A Notes to the Note Trustee under clause 2.5(a).

          (d)  At any time whilst an Event of Default is subsisting which has not been waived, if the Calculation Agent for any reason does not determine the Interest Rate or calculate the Interest for a Class
               A Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the
               Calculation Agent. In doing so, the Note Trustee shall apply the provisions of clause 22, with any necessary consequential
               amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall deem fair and reasonable in all the circumstances.

          (e)  The Issuer, the Manager, the Note Trustee, the Security Trustee
               and the Paying Agents may treat a Class A Noteholder as the absolute owner of a Class A Note (whether or not that Class A
               Note is overdue and despite any notation or notice to the
               contrary or writing on it or any notice of previous

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 19

                                        Note Trust Deed - SMHL Global Fund No. 7

               loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

     2.6  REQUIREMENTS OF PAYING AGENT

          The Principal Paying Agent agrees with the Note Trustee, subject to the provisions of this clause, that it shall:

          (a)  hold on account for the Note Trustee and the Class A Noteholders all sums held by the Principal Paying Agent for the payment of principal and interest with respect to the Class A Notes until all relevant sums are paid to the Note Trustee or the Class A
               Noteholders or otherwise disposed of as provided in this deed;
               and

          (b)  immediately notify in writing the Note Trustee, the Issuer, the
               Security Trustee and the Manager if the full amount of any payment of principal or interest required to be made by the
               Supplementary Bond Terms Notice and the relevant Conditions in respect of the Class A Notes is not unconditionally received by it or to its order in accordance with this deed.

     2.7  CERTIFICATION

          For the purposes of any redemption of Class A Notes under Condition 5, the Note Trustee may rely upon an Officer's Certificate from the
          Manager certifying or stating the opinion of each person signing that
          Officer's Certificate as to the following matters:

          (a)  the fair value (within 90 days of such release) of the property or securities to be released from the Security Trust Deed;

          (b)  that the proposed release will not impair the security under the
               Security Trust Deed in contravention of the provisions of the
               Security Trust Deed or this deed; and

          (c)  that the Issuer will be in a position to discharge all its liabilities in respect of the relevant Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A Notes,

          and that Officer's Certificate shall be conclusive and binding on the
          Issuer, the Note Trustee and the holders of those Class A Notes.

     2.8  DETERMINATIONS

          If the Manager does not at any time for any reason determine a
          Principal Entitlement or the Outstanding Principal Balance or the
          Invested Amount applicable to any Class A Notes in accordance with
          Condition 5(h), the Principal Entitlement, the Outstanding Principal
          Balance and the Invested Amount (as the case may be) may be determined by the Calculation Agent (or, failing the Calculation Agent, the Note
          Trustee) in accordance with Condition 5(h) (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Manager, and neither the Calculation Agent nor the Note Trustee shall have any liability in respect thereof other than as a result of the fraud, negligence or wilful default of the Calculation Agent or the Note
          Trustee as the case may be.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 20

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
3    FORM OF, ISSUE OF AND DUTIES AND TAXES ON, NOTES

     3.1  ISSUE OF BOOK-ENTRY NOTES

          (a)  Each Class of Class A Notes shall, on initial issue be represented by one or more Book-Entry Notes.

          (b)  Each Book-Entry Note must be signed manually or by facsimile by an Authorised Signatory or attorney of the Issuer on behalf of the Issuer and must be manually authenticated by the Principal
               Paying Agent.

     3.2  FORM OF BOOK-ENTRY NOTES

          (a)  The Book-Entry Notes shall be typed in the form or substantially in the form set out:

               (1)  in the case of Class A1 Book-Entry Notes - in part A of schedule 1;

               (2)  in the case of Class A2 Book-Entry Notes which are Temporary
                    Class A2 Global Notes - in part B of schedule 1; and

               (3)  in the case of Class A2 Book-Entry Notes which are Permanent
                    Class A2 Global Notes - in part C of schedule 1.

          (b)  The procedures relating to the exchange, authentication, delivery, surrender, cancellation, presentation, marking up or down of any Book-Entry Note (or part of any Book-Entry Note) and any other matters to be carried out by the relevant parties upon exchange (in whole or part) of any Book-Entry Note shall be made in accordance with the provisions of the relevant terms of the
               Book-Entry Notes and the normal practice of the Common
               Depository, the Note Registrar and the rules and procedures of the Clearing Agency from time to time.

          (c)  The Book-Entry Notes shall be in an aggregate principal amount of:

               (1)  US$[750,000,000] for the Class A1 Notes; and

               (2)  (euro)[500,000,000] for the Class A2 Notes.

          (d)  The Manager shall procure that, prior to the issue and delivery of any Book-Entry Note, that Book-Entry Note will be
               authenticated manually by an Authorised Signatory of the
               Principal Paying Agent and no Book-Entry Note shall be valid for any purpose unless and until so authenticated. A Book-Entry Note so executed and authenticated shall be a binding and valid obligation of the Issuer. Until a Book-Entry Note (or part of a
               Book-Entry Note) has been exchanged pursuant to this deed, it (or that part) shall in all respects be entitled to the same benefits as a Definitive Note. Each Book-Entry Note shall be subject to this deed except that the registered owner of a Book-Entry Note shall be the only person entitled to receive payments from the
               Principal Paying Agent of principal or interest in relation to
               it.

          (e)  The Class A1 Notes upon original issue will be issued in the form of typewritten Class A1 Notes representing the Class A1
               Book-Entry Notes. The Class A2 Notes upon original issue will be represented by the Temporary Class A2 Global Notes.
               Notwithstanding the foregoing, the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 21

                                        Note Trust Deed - SMHL Global Fund No. 7

               Temporary Class A2 Global Note (or part of that Temporary Class
               A2 Global Note) will be exchanged for the applicable Permanent
               Class A2 Global Note in accordance with its terms and each relevant Class A2 Note in respect of which exchange is made will
               (subject to clause 3.4) be represented by that Permanent Class A2
               Global Note (or part of that Permanent Class A2 Global Note) for which that exchange was made. The Manager shall, on the date of this deed, deliver or arrange the delivery of, on its behalf to the Principal Paying Agent, as agent for the Clearing Agency, the
               Class A1 Book-Entry Notes and the Temporary Class A2 Global
               Notes. The Book-Entry Notes so issued shall initially be
               registered on the Note Register in the name of the Common
               Depository as nominee of the Clearing Agency, and no Class A
               Noteowner will receive a Definitive Note representing such Class
               A Noteowner's interest in such Note, except as provided in clause
               3.3 or clause 3.4.

          (f)  Whenever a notice or other communication to the Class A
               Noteholders is required under this deed, unless and until
               Definitive Notes shall have been issued to a Class A Noteowner pursuant to clause 3.3 or clause 3.4, the Note Trustee shall give all such notices and communications specified herein to be given to Class A Noteowners to the Common Depository, and shall have no obligation to the Class A Noteowners.

          (g)  Unless and until the Definitive Notes have been issued to a Class
               A Noteowner pursuant to clause 3.3 or clause 3.4:

               (1)  the provisions of this clause shall be in full force and effect;

               (2)  the Note Registrar, the Issuer, the Manager, the Security
                    Trustee, each Paying Agent and the Note Trustee shall be
                    entitled to deal with the Clearing Agency for all purposes of this deed (including the payment of principal of and
                    interest on the Class A Notes and the giving of
                    instructions, notices or directions hereunder) as the sole holder of the Class A Notes, and shall have no obligation to any Class A Noteowners and none of the Note Registrar, the
                    Issuer, the Manager, each Paying Agent, and the Note Trustee or the Security Trustee will be affected by notice to the
                    contrary;

               (3)  to the extent that the provisions of this clause conflict with any other provisions of this deed, the provisions of
                    this clause shall prevail;

               (4)  the rights of Class A Noteowners shall be exercised only through the Clearing Agency and shall be limited to those
                    established by law and agreements between such Class A
                    Noteowners and the Clearing Agency and/or the Clearing
                    Agency Participants. In respect of Class A1 Notes, pursuant to the Note Depository Agreement, unless and until Class A1
                    Definitive Notes are issued pursuant to clause 3.3, the
                    initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit
                    payments of principal and interest on the Class A1 Notes to such Clearing Agency Participants and in respect of Class A2
                    Notes, unless and until Class A2 Definitive Notes are issued pursuant to clause 3.4, the initial Clearing Agency will
                    make book-entry transfers among the Clearing Agency
                    Participants and receive

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 22

                                        Note Trust Deed - SMHL Global Fund No. 7

                    and transmit payments of principal and interest on the Class
                    A2 Notes to such Clearing Agency Participants; and

               (5)  whenever this deed requires or permits actions to be taken based upon instructions or directions of Class A Noteowner evidencing a specific percentage of all Invested Amounts of all Class A Notes, the Clearing Agency shall be deemed to
                    represent such percentage only to the extent that it has
                    received instructions to such effect from Class A Noteowners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial
                    interest in the Class A Notes and has delivered such
                    instructions to the Principal Paying Agent.

     3.3  DEFINITIVE NOTES - CLASS A1 NOTES

          In respect of Class A1 Book-Entry Notes, if:

          (a)  the Principal Paying Agent advises the Manager in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository for the Class A1
               Notes and the Manager is not able to locate a qualified
               successor;

          (b)  the Issuer, at the direction of the Manager (at the Manager's option) advises the Principal Paying Agent in writing that it elects to terminate the book-entry system through the Clearing
               Agency in respect of the Class A1 Notes; or

          (c)  after the occurrence of an Event of Default, the Note Trustee, at the written direction of Class A1 Noteholders holding a majority of the aggregate Outstanding Principal Balance of the Class A1
               Notes advises the Issuer and the Principal Paying Agent that the continuation of a book entry system is no longer in the best interests of the Class A1 Noteowners,

          then the Principal Paying Agent must within 30 days of such event instruct the Clearing Agency to notify all of the appropriate Class A1
          Noteowners of the occurrence of any such event and of the availability of Class A1 Definitive Notes. Upon the surrender of the Class A1
          Book-Entry Notes to the Issuer by the Clearing Agency, and the
          delivery by the Clearing Agency of the relevant registration instructions to the Issuer, the Issuer (with the assistance of the
          Manager) shall execute and procure the Principal Paying Agent to authenticate the Class A1 Definitive Notes in accordance with the instructions of the Clearing Agency. The Class A1 Definitive Notes
          will be serially numbered and shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

          None of the Note Registrar, the Paying Agents, the Note Trustee or the
          Issuer shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

     3.4  DEFINITIVE NOTES - CLASS A2 NOTES

          (a)  In respect of Class A2 Book-Entry Notes that are Permanent Class
               A2 Global Notes, if:

               (1)  that Permanent Class A2 Global Note becomes immediately due and repayable by reason of the occurrence of an Event of
                    Default;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 23

                                        Note Trust Deed - SMHL Global Fund No. 7

               (2)  either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business; or

               (3)  as the result of any amendment to, or change in, the laws or regulations of any jurisdiction or any body politic, or
                    government in any jurisdiction, or any minister, department, office, commission, instrumentality, agency, board,
                    authority or organisation of any government or any
                    corporation owned or controlled by any government having
                    power to tax or in the interpretation by a revenue authority or a court of, or in the administration of, laws or
                    regulations relating to taxation which becomes effective on or after the first Bond Issue Date, the Issuer or any Paying
                    Agent is or will be required to make any deduction or
                    withholding from any payment in respect of any of the
                    relevant Class A2 Notes which would not be required were
                    those Class A2 Notes in definitive form,

               then the Issuer (with the assistance of the Manager) shall (but subject to clause 3.4(c)), within 30 days of becoming aware of the occurrence of the relevant event, but not prior to 40 days after the Bond Issue Date (provided certification of non-US ownership by the relevant Noteholder is received by Euroclear or
               Clearstream, Luxembourg) issue Class A2 Definitive Notes in exchange for the whole of the outstanding interest in that
               Permanent Class A2 Global Note.

          (b)  The procedures to be carried out by the relevant parties on an exchange under this clause shall be made in accordance with the provisions of the terms of a Permanent Class A2 Global Note in respect of which exchange is to be made and the normal practice of the Common Depository, the Principal Paying Agent, and the
               rules and procedures of the relevant Clearing Agency from time to time.

          (c)  Despite clause 3.4(b), the Issuer is not obliged to issue Class
               A2 Definitive Notes until the later of:

               (1)  the expiry of 40 days after the later of the first Bond
                    Issue Date and the date on which the relevant Class A2 Notes are first offered to persons other than distributors in
                    reliance on Regulation S of the Securities Act (provided
                    certification of non-US beneficial ownership by the relevant
                    Noteholder is received by Euroclear or Clearstream,
                    Luxembourg); and

               (2)  30 days after it becomes aware of the occurrence of the relevant event or request in clause 3.4(a).

          (d)  All Class A2 Definitive Notes shall be held by the Principal
               Paying Agent and shall not be delivered to the relevant Class A2
               Noteholders until requested to be so delivered by the relevant
               Class A2 Noteholders. The relevant Permanent Class A2 Global Note shall be marked-down in respect of those Class A2 Definitive
               Notes which are so delivered as appropriate in accordance with this clause.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 24

                                        Note Trust Deed - SMHL Global Fund No. 7

          (e)  No Class A2 Definitive Note shall be delivered in the United
               States of America.

          (f)  Each Class A2 Definitive Note shall be in the form or substantially in the form set out in schedule 5.

     3.5  STAMP AND OTHER TAXES

          The Manager will pay any stamp and other duties and Taxes (other than income tax or any similar tax on net income) payable in Australia, the
          United Kingdom, the Republic of Ireland or the United States on or in
          connection with:

          (a)  the execution, delivery and performance of the Transaction
               Documents or any other payment, receipt or other transaction contemplated by the Transaction Documents;

          (b)  the constitution and original issue and delivery of the Class A
               Notes; and

          (c)  any action taken by the Note Trustee or where permitted under this deed so to do, the Clearing Agency or any Class A Noteowner to enforce or to resolve any doubts concerning, or for any other purpose in relation to, the provisions of the Class A Notes or the Transaction Documents.

          The Manager must indemnify and keep indemnified the Note Trustee, the
          Paying Agent, the Calculation Agent, the Note Registrar, the Issuer
          and the Security Trustee against any loss or liability incurred or suffered by those parties as a result of any delay or failure by the
          Manager to pay any such stamp and other duties and Taxes.

     3.6  INDEMNITY FOR NON-ISSUE

          If the Issuer is required to issue, or procure the issue of,
          Definitive Notes following an event specified in clause 3.3(a) or clause 3.4(a), (and all conditions precedent to such issue have been satisfied) but fails to do so within 30 days of delivery to the Issuer of the Book-Entry Notes in accordance with clause 3.3 or clause 3.4 then the Issuer shall (subject to clause 45) indemnify the Note
          Trustee and the Class A Noteholders and keep them indemnified, against any loss or damage incurred by any of them if the amount received by the Note Trustee and the Class A Noteholders is less than the amount that would have been received had Definitive Notes been issued within the 30 days referred to in this clause 3.6. If the Issuer breaches its obligations under clause 3.3 or clause 3.4, it is acknowledged and agreed that damages alone will not be an adequate remedy for such a breach and that, in addition to any other rights they may have, the
          Note Trustee and the Class A Noteholders are entitled to sue the
          Issuer for specific performance, injunctive relief or other equitable relief to enforce the Issuer's obligations under clause 3.3 or clause
          3.4. The Manager must promptly advise the Issuer if it becomes actually aware of the occurrence of the relevant event and the Issuer shall promptly notify the Note Trustee of the relevant event.

     3.7  NOTE REGISTER AND NOTE REGISTRAR

          (a)  The Note Registrar, on behalf of the Issuer, shall keep or cause to be kept the Note Register and the Note Registrar will be responsible for registering Notes and transfers of Class A Notes as herein provided. The Issuer may, with the consent of the Note
               Trustee, appoint another person as Note

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 25

                                        Note Trust Deed - SMHL Global Fund No. 7

               Registrar. Upon any resignation or removal of any Note Registrar under this deed, the Issuer with the assistance of and at the direction of, the Manager shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

          (b)  Upon surrender for registration of transfer of any Class A Note to the Note Registrar, (and, in the case of a Class A1 Note, if the requirements of Section 8-401(a) of the Uniform Commercial
               Code of New York (the UCC) are met), the Issuer shall, at the direction of the Manager, execute and upon its written request the Principal Paying Agent shall authenticate and the Class A
               Noteholder shall obtain from the Note Trustee, in the name of the designated transferee or transferees, one or more new Class A
               Notes, in any authorised denominations, of the same class and a like aggregate principal amount. The Issuer shall be entitled to rely on any direction given by the Manager under this clause and shall not be under any obligation to investigate or query any such direction.

          (c)  At the option of the Class A Noteholder, Class A Notes may be exchanged for other Class A Notes in any authorised denominations and a like aggregate principal amount, upon surrender of the
               Class A Notes to be exchanged at such office or agency. Whenever any Class A Notes are so surrendered for exchange, (and, in the case of Class A1 Note, if the requirements of Section 8-401(a) of the UCC are met) the Issuer shall, at the direction of the
               Manager, execute, and upon its written request the Principal
               Paying Agent shall authenticate and the Class A Noteholder shall obtain from the Note Trustee, the Class A Notes which the Class A
               Noteholder making the exchange is entitled to receive. The Issuer shall be entitled to rely on any direction given by the Manager under this clause and shall not be under any obligation to investigate or query any such direction.

          (d)  Every Class A Note presented or surrendered for registration of transfer or exchange shall be:

               (1)  duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Note Registrar
                    duly executed by, the Class A Noteholder thereof or such
                    Class A Noteholder's attorney duly authorised in writing,
                    with such signature guaranteed by an "eligible guarantor
                    institution" meeting the requirements of the Note Registrar which requirements include membership or participation of
                    Securities Transfer Agents SMHL Global Program (STAMP) or
                    such other "signature guarantee program" as may be
                    determined by the Note Registrar in addition to, or in
                    substitution for Stamp, all in accordance with the Exchange
                    Act, and

               (2)  accompanied by such other documents as the Note Registrar may require.

          (e)  No service charge shall be made to a Class A Noteholder for any registration of transfer or exchange of Class A Notes, but the
               Note Registrar may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Class
               A Notes.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 26

                                        Note Trust Deed - SMHL Global Fund No. 7

          (f)  The preceding provisions of this clause 3.7 notwithstanding, the
               Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of Class A Notes, nor the
               Principal Paying Agent be required to authenticate any Class A
               Notes selected for redemption for a period of 30 days preceding the due date for any payment with respect to the Class A Note.

--------------------------------------------------------------------------------
4    COVENANT OF COMPLIANCE

          (a)  The Issuer and the Manager covenant with the Note Trustee that they will comply with and perform and observe all material provisions of the Class A Notes and Transaction Documents which are expressed to be binding on them respectively for the benefit of the Note Trustee or any Class A Noteholder.

          (b)  The Transaction Documents and the Conditions shall be binding on the Issuer, the Note Trustee and the Class A Noteholders.

          (c)  The Note Trustee (or the Class A Noteholders, under clause 6.5, as the case may be) is entitled to enforce the obligations of the
               Issuer under the Class A Notes and the Conditions as if the same were set out and contained in this deed (which shall be read and construed as one document with the Notes). The Note Trustee shall hold the benefit of this covenant for itself and the Class A
               Noteowners according to its and their respective interests.

--------------------------------------------------------------------------------
5    CANCELLATION OF CLASS A NOTES

     5.1  CANCELLATION

          The Note Registrar shall ensure that all Class A Notes:

          (a)  which have been surrendered for payment, registration of transfer, exchange or redemption; or

          (b)  in the case of any Definitive Note, which, being mutilated or defaced, have been surrendered and replaced under Condition 11,

          shall be cancelled by or on behalf of the Issuer and will execute a certificate and deliver same to the Note Trustee stating:

          (a)  the aggregate Outstanding Principal Balance of Notes which have been redeemed; and

          (c)  the serial numbers of such Notes in definitive form (where applicable).

     5.2  RECORDS

          The Note Registrar shall procure:

          (a)  the keeping of a full and complete record of all Class A Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement Class A Notes issued in substitution for lost, stolen, mutilated, defaced or destroyed
               Definitive Notes;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 27

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  the making available at its Specified Office of such records to the Issuer and the Note Trustee and the Note Registrar on
               reasonable notice and during business hours promptly following the Note Trustee's request or the Issuer's request for the same.

--------------------------------------------------------------------------------
6    ENFORCEMENT

     6.1  ACTIONS FOLLOWING EVENT OF DEFAULT

          At any time while an Event of Default is subsisting the Note Trustee may (subject to the Security Trust Deed, to clauses 6.4 and 7, and to
          Conditions 9 and 10), at its discretion and without further notice, take any action available to it to direct the Security Trustee to:

          (a)  institute any proceedings against the Issuer which are permitted under the Transaction Documents;

          (b)  enforce the security created under the Security Trust Deed
               (including anything set out in clause 7.2 of the Security Trust
               Deed); and

          (c)  enforce repayment of the Class A Notes together with accrued interest and any other moneys payable to the Note Trustee or the
               Class A Noteholders under the Transaction Documents.

     6.2  EVIDENCE OF DEFAULT

          If the Security Trustee or the Note Trustee takes any action against the Issuer to enforce any of the provisions of any Class A Note or this deed, proof that as regards any Class A Note, the Issuer has not paid any principal or interest due in respect of that Class A Note shall (unless the contrary is proved) be sufficient evidence that the
          Issuer has not paid that principal or interest on all other Class A
          Notes in respect of which the relevant payment is then due.

     6.3  NOTE TRUSTEE MUST RECEIVE INDEMNITY

          If:

          (a)  the Note Trustee convenes a meeting of the Class A Noteholders, or is required by the Class A Noteholders to take any action under this Deed, and advises them that the Note Trustee will not act in relation to any matter contemplated by this deed unless it is personally indemnified by the Class A Noteholders (other than the Note Trustee) to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in relation to any matter contemplated by this deed and put in funds to the extent to which it may become liable
               (including costs and expenses); and

          (b)  the Class A Noteholders refuse to grant the requested indemnity and put the Note Trustee in funds,

          then the Note Trustee will not be obliged to act in relation to such matter.

          In those circumstances, the Class A Noteholders may exercise such powers as they determine by Extraordinary Resolution.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 28

                                        Note Trust Deed - SMHL Global Fund No. 7

     6.4  RESTRICTIONS ON ENFORCEMENT

          If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on any Class A Notes, the Note Trustee must not vote under the Security
          Trust Deed to, or otherwise direct the Security Trustee to, enforce the Security Trust Deed or dispose of the Charged Property unless:

          (a)  a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer ranking in priority to or pari passu with the Class A Notes;

          (b)  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee (the cost of which advice shall be an Expense incurred by the Note Trustee under the Transaction Documents), that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust
               Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in clause
               6.4(a) relating to the Securitisation Fund; or

          (c)  the Note Trustee is so directed by the holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent.

     6.5  ACTION BY NOTEHOLDERS

          Notwithstanding any other provision of this deed, if the Note Trustee, having become bound to take steps and/or proceed under clause 6.1 and/or the Security Trust Deed, fails to do so within 14 days and such failure is continuing, any of the Class A Noteholders may do so, but then only if and to the extent the Class A Noteholders are able to do so under the Transaction Documents.

--------------------------------------------------------------------------------
7    PROCEEDINGS

     7.1  ACTING ONLY ON DIRECTION

          (a)  The Note Trustee may, but shall not be bound to, vote under the
               Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed, to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with, the Security Trust Deed, this deed or any Class
               A Notes and shall be bound to so vote or direct the Security
               Trustee if directed or requested to do so in writing by the holders of at least 75% of the aggregate Invested Amount of the
               Class A Notes calculated and expressed in the A$ Equivalent and then only if the Note Trustee is indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

          (b)  The Note Trustee shall be protected with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 29

                                        Note Trust Deed - SMHL Global Fund No. 7

               the holders of the required aggregate Invested Amount of the
               Class A Notes in accordance with this deed relating to the time, method and place of conducting any proceeding for any remedy available to, or exercising any trust or power conferred upon it, under this deed.

     7.2  SECURITY TRUSTEE ACTING

          (a)  Only the Security Trustee may enforce the provisions of the
               Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the
               Issuer to enforce the performance of any of the provisions of the
               Security Trust Deed or of the Class A Notes (including the
               Conditions), provided that if the Security Trustee having become bound to take steps and/or to proceed under the Security Trust
               Deed, fails to do so within a reasonable time and such failure is continuing, the Note Trustee and/or Class A Noteholders (if entitled under clause 6.5 to act in place of the Note Trustee)
               may proceed directly against the Issuer to the extent permitted under the Transaction Documents.

          (b)  The Security Trustee shall comply with all directions given to it by the Note Trustee pursuant to any power to give directions granted to the Note Trustee pursuant to this deed or pursuant to the Security Trust Deed, provided that the Security Trustee has the power under the Security Trust Deed to take the action contemplated by the direction and would not incur any personal liability in doing so, and the Security Trustee shall not be liable for all direct and indirect costs, expenses, losses, damages, liabilities or actions arising or resulting from any action or conduct undertaken or not taken by the Security Trustee or its officers, employees or agents as a consequence of
               following those directions.

     7.3  NOTE TRUSTEE ALONE ENTITLED TO ACT

          Subject to clauses 6.5 and 7.2, only the Note Trustee may:

          (a)  direct the Security Trustee to enforce or not to enforce; or

          (b)  enforce the provisions of,

          this deed or of the Class A Notes (including the Conditions) and no
          Class A Noteholder is entitled to take any of the above actions or to proceed directly against the Issuer to enforce the performance of any of the provisions of this deed or the Class A Notes (including the
          Conditions).

     7.4  AVAILABLE AMOUNTS

          For the purpose of Conditions 5(i) and 5(j) the Note Trustee shall not be satisfied that the Issuer will be in a position to discharge the liabilities referred to in those Conditions unless, either:

          (a)  the Issuer will have available to it sufficient cash in the
               Collection Account and sufficient Authorised Investments which will mature on or before the relevant Payment Date after making any other payments or provisions having priority in order of application under the applicable provisions of the Supplementary
               Bond Terms Notice; or

          (b)  the Issuer has entered into a legally binding contract with an entity either whose long term unsecured and unguaranteed debt is rated AA- by S&P or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 30

                                        Note Trust Deed - SMHL Global Fund No. 7

               whose short term unsecured and unguaranteed debt securities are rated A-1+ by S&P, provided that in both cases its short term unsecured and unguaranteed debt securities are ranked P-1 by
               Moody's, to provide sufficient cash on or before the relevant
               Payment Date to enable the Issuer to discharge the relevant liabilities,

          and in each circumstance the Manager has certified to the Note Trustee that the requirements of clause 7.4(a) or 7.4(b) have been met and the
          Note Trustee shall be entitled to rely on such certification.

     7.5  NO OBLIGATION TO ENSURE COMPLIANCE

          In giving any direction to the Security Trustee under this deed or the
          Security Trust Deed, the Note Trustee shall not be obliged to ensure that the Security Trustee complies with such direction and will not be liable for failure by the Security Trustee to so comply.

     7.6  CONFLICT OF INTERESTS

          The Note Trustee shall, with respect to all the powers, trusts, authorities, duties and discretions vested in it by the Transaction
          Documents, except where expressly provided otherwise, have regard to the interests of the Class A Noteholders.

     7.7  NOTE TRUSTEE MAY ENFORCE

          The Note Trustee has the power, subject to clause 45:

          (a)  (ENFORCE FOLLOWING DEFAULT): in the event of a default in repayment of the principal or payment of interest by the Issuer in respect of any Class A Note when and as the same shall become due and payable, which default has continued for a period of 10 days, to recover judgement, in its own name and as trustee for the Class A Noteholders, against the Issuer for the whole amount of such principal and interest remaining unpaid; and

          (b)  (FILE PROOFS): to file such proofs of claim and other payments or documents as may be necessary or advisable in order to have the claims of the Note Trustee and the Class A Noteholders allowed in any judicial proceedings in relation to the Issuer; and

          (c)  (ENFORCE RIGHTS): if an Event of Default occurs and is subsisting, to proceed, to protect and enforce its right and the rights of the Class A Noteholders by such appropriate judicial proceedings as the Note Trustee deems most effectual to protect and enforce any such rights, whether for the performance of any provision of this deed or in aid of the exercise of any power under this deed or to enforce any other proper remedy;

          but nothing in this clause 7.7 is to be construed as requiring the
          Note Trustee to take any such action unless it has been directed to do so by the holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent and has been indemnified or put in funds to its satisfaction by the Class
          A Noteholders against any liability that it may incur as a result of taking such action.

          If the Note Trustee takes any action to enforce any of the provisions of the Class A Notes, proof that as regards any Class A Note the
          Issuer has not paid any principal or interest due in respect of that
          Class A Note will (unless the contrary is

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 31

                                        Note Trust Deed - SMHL Global Fund No. 7

          proved) be sufficient evidence that the Issuer has not paid that principal or interest on all other Class A Notes in respect of which the relevant payment is then due.

--------------------------------------------------------------------------------
8    NOTICE OF PAYMENT

          The Principal Paying Agent shall give notice to the Class A
          Noteholders in accordance with Condition 12 of the day fixed for any payment to them of amounts received by the Note Trustee under clause
          12 of the Security Trust Deed. Those payments may be made in accordance with Condition 6 and payment of those amounts by the Note
          Trustee to the Principal Paying Agent for that purpose shall be a good discharge to the Note Trustee.

--------------------------------------------------------------------------------
9    INVESTMENT BY NOTE TRUSTEE

          Any amount which, under the Note Trust ought to or may be invested by the Note Trustee, may be invested in the name or under the control of the Note Trustee at the written direction of the Manager in any
          Authorised Investments. The Note Trustee shall not be liable for the selection of investments or for investment losses incurred thereon in the absence of fraud, negligence or wilful default on its part.

--------------------------------------------------------------------------------
10   PARTIAL PAYMENTS

          In the case of Definitive Notes, on any payment of amounts received by the Note Trustee under clause 12 of the Security Trust Deed (other than the payment in full against surrender of a Definitive Note), the
          Definitive Note in respect of which such payment is made shall be produced to the Note Trustee or the Paying Agent by or through whom such payment is made and the Note Trustee shall, or shall cause the
          Paying Agent to, enface on the Definitive Note a memorandum of the amount and the date of payment, but the Note Trustee may in any particular case dispense with that production and enfacement upon the
          Issuer certifying to the Note Trustee that an indemnity has been given to the Issuer by the recipient of the payment as the Issuer considers sufficient and the Note Trustee shall be entitled to rely on such certification.

--------------------------------------------------------------------------------
11   COVENANTS BY THE ISSUER AND MANAGER

     11.1 UNDERTAKINGS

          Each of the Issuer and the Manager undertakes to the Note Trustee, on behalf of the Class A Noteholders, as follows in relation to the
          Securitisation Fund for so long as any of the Class A Notes remain outstanding (except to the extent that the Note Trustee otherwise consents in accordance with this deed).

          (a)  (MASTER TRUST DEED COVENANTS) It will comply with its covenants in the Master Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 32

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  (TRANSACTION DOCUMENTS)

               (1)  It will comply with its material obligations under the
                    Transaction Documents.

               (2)  It will use reasonable endeavours (to the extent that it is able to do so under the Master Trust Deed) to procure that each other party to a Transaction Document complies with and performs its material obligations under that Transaction
                    Document.

               (3)  It shall not amend any Transaction Document in so far as any such amendment affects or relates to the Securitisation Fund without the prior consent of the Note Trustee, other than in the circumstances contemplated in clause 35.1.

          (c)  (ASSISTANCE) It will provide to the Note Trustee such information, copies of any accounting records and other
               documents, statements and reports required to be maintained by, or that are otherwise in the possession of, the Issuer or the
               Manager, as the case may be in relation to the Fund, as the Note
               Trustee may reasonably require to enable the Note Trustee to perform its duties and functions under this deed.

          (d)  (NOTIFY EVENTS OF DEFAULT)

               (1)  It will promptly notify the Note Trustee in writing if it has knowledge or notice of or is aware of the occurrence of an Event of Default, Trustee's Default or Manager's Default
                    including full details (to the extent known, without making any enquiry) of that Event of Default, Trustee's Default or
                    Manager's Default (as the case may be).

               (2)  In addition to its obligations under clause 11.1(d)(1), the
                    Manager will confirm to the Note Trustee in an Officer's
                    Certificate, to be provided on each anniversary of this
                    deed:

                    (A)  whether or not the Manager is aware that any Event of
                         Default, Trustee's Default or Manager's Default has
                         occurred and give reasonable details of that event; and

                    (B)  any other matter which is required to be notified to
                         the Note Trustee under the Transaction Documents and
                         which has not previously been so notified.

          (e)  (MAINTENANCE OF OFFICE OR AGENCY) The Manager on behalf of the
               Issuer will maintain in the Borough of Manhattan, The City of New
               York, United States of America, an office or agency where Class
               A1 Notes which are Class A1 Definitive Notes may be surrendered for registration of transfer or exchange and will maintain in
               London, United Kingdom, an office or agency where Class A2 Notes which are Class A2 Definitive Notes may be surrendered for registration of transfer or exchange. The Issuer hereby initially appoints the Note Registrar to serve as its agent for the
               foregoing purposes in respect of the Class A Notes. The Manager will give prompt written notice to the Note Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Note Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the
               Issuer hereby

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 33

                                        Note Trust Deed - SMHL Global Fund No. 7

               appoints the Note Trustee as its agent to receive all such surrenders. The Note Registrar and the Note Trustee shall act solely for, and as agent of, the Issuer and shall not have any obligations towards or relationship or agency or trust with any other person in respect of its appointment under this clause
               11.1(e).

          (f)  (CALCULATION AGENT) It will procure that, so long as any of the
               Class A Notes remain outstanding, there will at all times be a
               Calculation Agent.

          (g)  (CHANGE TO PAYING AGENTS OR CALCULATION AGENT) It will give notice to the Noteholders in accordance with this deed and
               Condition 12 of:

               (1)  any appointment, resignation or removal of any Paying Agent
                    (other than the appointment of the initial Principal Paying
                    Agent) or Calculation Agent;

               (2)  any change to any Paying Agent's Paying Office; or

               (3)  any change to the Calculation Agent's Specified Office.

          (h)  (ANNUAL FINANCIAL STATEMENTS) In the case of the Manager only, it will deliver to the Note Trustee, within 180 days after the end of each fiscal year of the Securitisation Fund (the first such fiscal year commencing on 1 July 2005), the financial statements of the Securitisation Fund. Such statements shall be audited by the Issuer's Auditors and shall be prepared in such form as will comply with all relevant legal and accounting requirements.

          (i)  (NOTICES) It will promptly give to the Note Trustee, or ensure that the Note Trustee receives for approval by the Note Trustee, two copies of the form of every notice prior to the notice being given to the Class A Noteholders in accordance with Condition 12.

          (j)  (ANNUAL STATEMENT AS TO COMPLIANCE) The Issuer (or the Manager on
               its behalf) will deliver to the Note Trustee, within 120 days after the end of each fiscal year of the Trust (commencing on 30
               June 2005), and otherwise in compliance with the requirements of section 314(a)(4) of the TIA, an Officer's Certificate stating that:

               (1)  a review of the activities of the Issuer in respect of the
                    Trust during such year and of performance under the
                    Transaction Documents has been made under supervision of the person signing the Officer's Certificate (the SIGNATORY);
                    and

               (2)  to the best of the knowledge of the Signatory, based on the review referred to in clause 11.1(j)(1), the Issuer has
                    complied with all conditions and covenants under the
                    Transaction Documents throughout the relevant year, or, if there has been a default in the compliance of any such
                    condition or covenant, specifying each such default known to the Signatory of the nature and status of the default.

               For the purposes of this clause 11.1(j) compliance shall be determined without regard to any period of grace or requirement of notice under the Transaction Documents.

          (k)  (OPINIONS AS TO TRUST ESTATE) On the Closing Date, the Manager
               shall furnish to the Note Trustee an Opinion of Counsel (who may be counsel

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 34

                                        Note Trust Deed - SMHL Global Fund No. 7

               for the Manager) either stating that in the opinion of such counsel the Security Trust Deed and any other requisite documents has been properly recorded and filed so as to make effective the
               Security Interest intended to be created by the Security Trust
               Deed, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Security Interest effective.

               Within 120 days after the end of each fiscal year commencing on
               30 June 2005, the Issuer (or the Manager on its behalf) shall furnish to the Note Trustee an Opinion of Counsel (who may be
               counsel for the Issuer) either stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording, and refiling of the Security
               Trust Deed and any other requisite documents as is necessary to maintain the Security Interest created by the Security Trust
               Deed, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Security Interest.

          (l)  In addition, the Issuer shall procure that an Opinion of Counsel is provided by its counsel as to the due validity and
               enforceability of the Transaction Documents against the Issuer and the Security Trustee.

          (m)  (NOTEHOLDER REPORT)

               (1)  The Manager shall deliver to the Issuer, the Note Trustee and the Principal Paying Agent on each Determination Date
                    the Noteholders Report for the related Calculation Period, with written instructions for the Note Trustee and the
                    Principal Paying Agent to forward the Noteholders Report to each Class A Noteholder.

               (2)  Each Noteholder Report shall contain the information set out in Schedule 2.

          (n)  (CHANGE OF MANAGER) It will, in the case of the Issuer only, promptly notify the Note Trustee of any retirement or replacement of the Manager pursuant to clause 14 of the Master Trust Deed and of the appointment of a replacement Manager.

          (o)  (TRANSACTION DOCUMENTS) It will, in the case of the Manager only, provide to the Note Trustee, on or prior to the issue of any of the Class A Notes (ISSUE DATE), one copy of each Transaction
               Document as at that Issue Date and provide to the Note Trustee a copy of each Transaction Document which is material to the interests of the Note Trustee and the Noteholders executed after that Issue Date promptly after its execution.

          (p)  (PAYING AGENTS) The Manager will ensure that each Paying Agent agrees, as a term of its appointment, to hold on account for the benefit of the Class A Noteholders or the Note Trustee all sums held by such Paying Agent for the payment of the principal of or interest on the Class A Notes and to promptly give to the Note
               Trustee notice of any default by the Issuer (without regard to any grace period) in the making of any such payment.

          (q)  (LISTING OF CLASS A2 NOTES) The Manager will procure that the
               Class A2 Notes are listed on the Irish Stock Exchange upon issue and will use reasonable endeavours to ensure compliance by the
               Issuer with the continuing obligations arising under the rules and requirements of the Irish

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 35

                                        Note Trust Deed - SMHL Global Fund No. 7

               Stock Exchange for so long as the Class A2 Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock
               Exchange so require.

          (r)  (INFORMATION TO IRISH STOCK EXCHANGE) The Manager will provide to the Irish Stock Exchange all information required because of the rules and requirements of the Irish Stock Exchange for so long as the Class A2 Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require.

     11.2 REPRESENTATIONS AND WARRANTIES

          The Issuer and the Manager hereby confirm for the benefit of the Note
          Trustee and the Class A Noteholders the representations and warranties provided by each of them under clause 5.1 and 5.2 respectively of the
          Security Trust Deed. For the purposes of this warranty, all references in clauses 5.1 and 5.2 of the Security Trust Deed to "this deed" shall refer to the Note Trust Deed.

--------------------------------------------------------------------------------
12   REMUNERATION OF NOTE TRUSTEE, PRINCIPAL PAYING AGENT, CALCULATION AGENT AND
     NOTE REGISTRAR

     12.1 FEE

          The Issuer, in its personal capacity and not as trustee of the
          Securitisation Fund, shall pay to the Note Trustee, the Principal
          Paying Agent, the Irish Paying Agent, the Calculation Agent and the
          Note Registrar the respective fees agreed between them.

     12.2 ADDITIONAL REMUNERATION

          If the Note Trustee gives direction under Condition 10 or it undertakes duties which it considers expedient or necessary under this deed, or which the Issuer requests it to undertake and which duties the Note Trustee, the Issuer and, the Manager agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this deed, the Issuer shall pay to the Note
          Trustee any additional remuneration as the Note Trustee, the Issuer and the Manager agree.

          In the event of the Note Trustee, the Issuer and the Manager failing to agree on such additional remuneration, such remuneration shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Note Trustee and approved by the
          Manager or, failing such approval, nominated (on the application of the Note Trustee or the Manager) by the President for the time being of the Law Society of New South Wales the expenses involved in such nomination and the fees of such merchant or investment bank being paid by the Issuer (which payments are an Expense for the purposes of the
          Master Trust Deed) and the determination of any such merchant or investment bank shall be final and binding upon the Note Trustee, the
          Manager and the Issuer and shall be payable by the Issuer to the Note
          Trustee.

          Any fee payable under this clause 12.2 and the Issuer's share of any costs payable to any expert in accordance with this clause 12.2 shall be an Expense as defined in the Master Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 36

                                        Note Trust Deed - SMHL Global Fund No. 7

     12.3 COSTS, EXPENSES

          (a)  Subject to clause 50.8, the Issuer shall also reimburse, pay or discharge all reasonable costs, charges, liabilities and expenses and any stamp and other Taxes (other than income tax) or duties incurred by the Note Trustee (or the Class A Noteholders acting under clause 6.5 (as the case may be)), the Irish Paying Agent, each other Paying Agent, the Calculation Agent and the Note
               Registrar in connection with properly undertaking its duties under the Transaction Documents and in connection with any legal proceedings brought by the Note Trustee (or the Class A
               Noteholders acting under clause 6.5 (as the case may be)), the
               Irish Paying Agent, each other Paying Agent, the Calculation
               Agent or the Note Registrar to enforce any obligation under this deed or the Class A Notes or any other Transaction Documents.
               Without limiting any right of indemnity available by law to the
               Note Trustee, the Note Trustee is entitled to be indemnified from the Securitisation Fund for and against all such costs, charges, liabilities and expenses and any stamp and other taxes (other than income tax) or duties. The Note Trustee, the Irish Paying
               Agent, each other Paying Agent, the Calculation Agent and the
               Note Registrar shall not be reimbursed for any overhead or general operating expenses which it incurs.

          (b)  Without prejudice to the right of indemnity by law given to trustees, to the extent the Issuer is itself entitled to be indemnified, and subject to clause 45, the Issuer indemnifies the
               Note Trustee (or the Class A Noteholders acting under clause 6.5
               (as the case may be)) and every other person properly appointed by it or any of them under this deed from and against all
               liabilities, losses, damages, costs, expenses, actions,
               proceedings, claims and demands incurred by or made against it or him in the execution of the Note Trust or of their powers or in respect of any matter or thing done or omitted in any way
               relating to this deed (other than arising from any fraud,
               negligence or wilful default by the Note Trustee or that person).

     12.4 OVERDUE RATE

          All sums payable by the Issuer under clauses 12, 29, 47 and 50.8 shall be payable by the Issuer on the next Payment Date in the order set out in the Supplementary Bond Terms Notice or (if applicable) the Security
          Trust Deed and shall carry interest at the rate of LIBOR plus 2% from the due date. Any amount payable shall carry interest at that rate from the due date to the date of actual payment.

     12.5 CONTINUING OBLIGATION

          Unless otherwise specifically stated in any discharge relating to this deed, the provisions of this clause 12 shall continue in full force and effect notwithstanding such discharge, and even if the Note
          Trustee has ceased to be the Note Trustee for any reason, including but not limited to those contemplated in clause 39.

     12.6 GOODS AND SERVICES TAX (GST)

          (a)  Subject to clause 12.6(b), all amounts referred to in this deed which are relevant in determining a payment to be made by one party to another are exclusive of GST unless specifically
               indicated otherwise.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 37

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  If a party to this agreement is entitled to be indemnified or reimbursed for any cost or expense incurred by that party, then the indemnity or reimbursement will be calculated by reference to the GST-exclusive amount of that cost or expense, increased by an amount equal to that part of the cost or expense for which the party is not entitled to an input tax credit but would be if it were entitled to a full input tax credit. For the avoidance of doubt, the amount calculated under this clause 12.6(b) is a
               GST-exclusive amount.

          (c)  If GST is levied or imposed on a supplier in respect of any supply made under or in connection with this deed for which the consideration is a monetary payment, then the consideration provided for that supply is increased by an amount equal to the consideration multiplied by the rate at which that GST is levied or imposed. This additional amount is payable to the party with the liability to remit GST in the manner and at the time when the consideration to which it relates is payable. For the avoidance of doubt, if GST is levied or imposed on the recipient of a supply under or in connection with this deed, then no additional amount is payable under this clause 12.6(c).

               If an amount of consideration for a supply is denominated in a currency other than Australian dollars, then the increase in the consideration calculated under clause 12.6(c) will be payable in the same currency as the consideration to which it relates.

          (d)  The recipient of any consideration for a supply (whether in money or otherwise) must provide to the other part a GST tax invoice
               (or any other thing required under any legislation) in the form required by the A New Tax System (Goods and Services Tax) Act
               1999.

          (e)  Where an "adjustment event", as defined in the A New Tax System
               (Goods and Services Tax) Act 1999 occurs under this agreement, the parties shall do all things necessary to ensure that the adjustment event may be appropriately recognised, including the issue of an "adjustment note", as that term is defined in that
               Act.

     12.7 CURRENCY AND VAT

          The above fees and expenses will be paid in United States dollars. The
          Issuer will in addition pay any value added tax which may be applicable.

--------------------------------------------------------------------------------
13 NOTE TRUSTEE

     13.1 PREFERENTIAL COLLECTION OF CLAIMS AGAINST TRUSTEE

          The Note Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the
          TIA. A Note Trustee who has resigned or been removed shall be subject to Section 311(a) of TIA only to the extent required by the TIA.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 38

                                        Note Trust Deed - SMHL Global Fund No. 7

     13.2 DUTIES OF NOTE TRUSTEE

          (a)  If an Event of Default has occurred and is subsisting, of which a
               Responsible Officer of the Note Trustee has actual knowledge, the
               Note Trustee shall exercise the rights and powers vested in it by this deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except while an Event of Default subsists:

               (1)  the Note Trustee undertakes to perform such duties and only such duties as are specifically set forth in this deed and no implied covenants or obligations shall be read into this deed against the Note Trustee; and

               (2)  in the absence of bad faith on its part, the Note Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon
                    certificates or opinions furnished to the Note Trustee and conforming to the requirements of this deed; however, the
                    Note Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this deed.

          (c)  The Note Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

               (1)  this paragraph does not limit the effect of paragraph (a) of this clause 13.3; and

               (2)  the Note Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Note Trustee was negligent in
                    ascertaining the pertinent facts.

          (d)  Section 315(d)(3) of the TIA is expressly excluded by this deed.

     13.3 OBLIGATIONS OF NOTE TRUSTEE

          (a)  The Note Trustee represents and warrants that it is duly qualified to assume its obligations under this deed and has obtained all necessary approvals required to perform its
               obligations under this deed.

          (b)  If the Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of Class
               A Noteholders, the Note Trustee must vote in accordance, where applicable, with the directions of the Class A Noteholders
               (whether or not solicited and whether or not all Class A
               Noteholders have provided such directions) and otherwise in its absolute discretion.

     13.4 NOTICE OF DEFAULTS

          (a)  If an Event of Default occurs and is subsisting and the Note
               Trustee is actually aware of that Event of Default, the Note
               Trustee shall mail to each Class A Noteholder notice of the Event of Default within 90 days after becoming so aware.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 39

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  Except in the case of a default in payment of principal of or interest on any Class A Note (including payments pursuant to the mandatory redemption provisions of that Class A Note), the Note
               Trustee may withhold the notice referred to in paragraph (a) if and so long as the board of directors, the executive committee or a trust committee of its directors in good faith determines that withholding the notice is in the interest of Class A Noteholders.

     13.5 RIGHTS OF NOTE TRUSTEE

          (a)  The Note Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Note Trustee need not investigate any fact or matter stated in the document. The Note Trustee is not liable to make good out of its own funds any loss incurred by any person if a signature is forged or otherwise fails to bind the person or persons whose signature it purports to be or on whose behalf it purports to be made unless the Note Trustee has actual notice of such matters.

          (b)  Before the Note Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The
               Note Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on the Officer's
               Certificate or opinion of Counsel.

          (c)  No provision of this deed or any other Transaction Document shall require the Note Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it. Except for the obligations imposed on it under this deed, the Class A Notes or any other Transaction Document, the Note Trustee is not obliged to do or omit to do any thing, including entering into any transaction or incurring any liability unless the Note Trustee's liability, is limited in a manner satisfactory to the Note
               Trustee in its absolute discretion

          (d)  The Note Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this deed or the
               Class A Notes or any Transaction Document, shall not be
               accountable for the Issuer's use of the proceeds from the Class A
               Notes and shall not be responsible for any statement of the
               Issuer in this deed or in any document issued in connection with the sale of the Class A Notes or in the Class A Notes and is not liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this deed or any other Transaction
               Document except in each case with respect to itself or to the extent specifically provided in this deed or such Transaction
               Document. The Note Trustee is not responsible for recitals, statements, warranties or representations of any party (other than itself) contained in any Transaction Document (and is entitled to assume the accuracy and correctness thereof).

          (e)  The Note Trustee may in relation to this deed act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant,

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 40

                                        Note Trust Deed - SMHL Global Fund No. 7

               banker, broker, credit-rating agency, lead manager or other expert whether obtained by the Issuer, the Note Trustee, the
               Manager, the Mortgage Manager or otherwise. The Note Trustee will not be responsible for any loss occasioned by so acting and in reliance on such advice.

          (f)  Any advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the
               Note Trustee shall not be liable for acting on any such advice, opinion or information purporting to be conveyed by any such letter or facsimile transmission although the same shall contain some error or shall not be authentic.

          (g)  The Note Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorised
               Signatories of the Issuer and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Note Trustee acting on that certificate.

          (h)  The Note Trustee is at liberty to hold or to place this deed and any other documents relating to this deed in any part of the world (other than Australia) with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers reasonably considered by the Note Trustee to be of good repute and except in the case of fraud, negligence or wilful default (in the case of the
               Security Trustee) or fraud, negligence, default or wilful default
               (in the case of the Note Trustee) of that party, neither the Note
               Trustee nor the Security Trustee shall be responsible for any loss, expense or liability which may be suffered as a result of any such holding or placement or of any assets secured by the
               Security Trust Deed, Charged Property or any deed or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Mortgage Manager or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if chosen in accordance with the Transaction Documents.

          (i)  The Note Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Class A
               Notes (except to the extent specifically provided in this deed)
               or any moneys borrowed by the Issuer under any Transaction
               Document or the transfer or cancellation of any Class A Note or exchange of any Book-Entry Note for any other Book-Entry Note or
               Definitive Note, as the case may be.

          (j)  Except as otherwise provided in this deed or any other
               Transaction Documents to which it is a party, the Note Trustee shall not be bound to give notice to any person of the execution of this deed or any of the Transaction Documents or any
               transaction contemplated hereby or thereby or to take any steps to ascertain whether any Event of Default has happened and, until it has actual knowledge or express notice to the contrary, the
               Note Trustee is entitled to assume that no Event of Default has happened and that the Issuer and each other party to any
               Transaction Document is observing and performing all the
               obligations on its part contained in the Class A Notes and under this deed or, as the case may be, the Security Trust Deed or any other Transaction Document to which it is a party and need not inquire whether that is, in fact, the case (but nothing

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 41

                                        Note Trust Deed - SMHL Global Fund No. 7

               in this clause 13.5(j) is to be construed as limiting the Note
               Trustee's right to make such inquiries in its discretion, and to exercise its power under this deed to do so).

          (k)  Save as expressly otherwise provided in this deed or the
               Transaction Documents, the Note Trustee shall have absolute and uncontrolled discretion as to the exercise of the discretions, powers, authorities and trusts vested in the Note Trustee by this deed and the Transaction Documents (the exercise of which as between the Note Trustee and the Class A Noteholders shall be conclusive and binding on the Class A Noteholders) but whenever the Note Trustee is under the provisions of this deed or the
               Transaction Documents bound to act at the request or direction of the Class A Noteholders, or any of them, the Note Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

          (l)  Any consent or approval given by the Note Trustee for the purpose of this deed, the Conditions and any Transaction Document may be given on any terms and subject to any conditions as the Note
               Trustee thinks fit and despite anything to the contrary contained in this deed, any Transaction Document or the Conditions may be given retrospectively.

          (m)  The Note Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to consider or disclose to any Class A Noteholder or any Secured
               Creditor, any information made available to the Note Trustee by the Issuer or any other person in connection with the Note Trust and no Class A Noteholder shall be entitled to take any action to obtain from the Note Trustee any such information.

          (n)  Where it is necessary or desirable for any purpose in connection with this deed or any Transaction Document to convert any sum from one currency to another it shall (unless otherwise provided by this deed, any other Transaction Document or required by law)
               be converted at the rate or rates, in accordance with the method and as at the date for the determination of the rate of exchange, as may be agreed by the Note Trustee in consultation with the
               Manager and any rate, method and date so agreed shall be binding on the Issuer and the Class A Noteholders.

          (o)  Subject to clauses 6.4 and 7.4, the Note Trustee may certify in good faith whether or not any of the events set out in paragraphs
               (b) to (d) of Condition 9 or any breach under clause 7 of the
               Security Trust Deed is in its opinion materially prejudicial to the interests of the relevant Class A Noteholders and may
               certify, in relation to the event set out in paragraph (a) of
               Condition 9 in relation to any payment of interest on the Class A
               Notes that the Issuer had, on the due date for payment of the amount of interest in question, sufficient cash to pay, in accordance with the provisions of the Supplementary Bond Terms
               Notice or the Security Trust Deed, all interest (after payment of all sums which are permitted under the Supplementary Bond Terms
               Notice or the Security Trust Deed to be paid in priority to or pari passu with them) and that certificate shall be conclusive and binding upon the Issuer and the Class A Noteholders. The Note
               Trustee shall have no liability to the Issuer, any Class A
               Noteholder

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 42

                                        Note Trust Deed - SMHL Global Fund No. 7

               or any other person in relation to any such certificate or in relation to any delay or omission in providing such certificate.
               In giving any certificate relating to paragraph (a) of Condition
               9, the Note Trustee may rely on any determination made by any
               Independent accountants of recognised standing in Australia and any such determination shall be conclusive and binding on the
               Issuer and the Class A Noteholders. The Issuer shall pay the Note
               Trustee's reasonable costs and expenses of providing the
               certificate at the times specified in the Supplementary Bond
               Terms Notice.

          (p)  The Note Trustee shall not be bound to take any steps to ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the
               Note Trustee under this deed or by the Issuer under any of the
               Transaction Documents, has happened or to monitor or supervise the observance and performance by the Issuer or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such event, condition or act has happened and that the Issuer and each of the other parties thereto are observing and performing all their respective obligations thereunder.

          (q)  The Note Trustee shall not be bound or concerned to examine or enquire into nor is it liable for any failure, omission or defect in or filing or procuring registration or filing of or otherwise protecting or perfecting the Security Trust Deed or the Charged
               Property or any other security or failure to call for delivery of documents of title to the Charged Property or any other security or to require any further assurances in relation to any property or assets comprised in the Charged Property or any other
               security. The Note Trustee may accept without enquiry,
               requisition or objection such title as the Issuer may have to the
               Charged Property or any part thereof from time to time and shall not be bound to investigate or make any enquiry into the title of the Issuer to the Charged Property or any part thereof from time to time.

          (r)  Without prejudice to the provisions of any Transaction Document, the Note Trustee shall not be under any obligation to insure any of the Charged Property (or any other property) or any deeds or documents of title or other evidence relating to that property and shall not be responsible for any loss, expense or liability which may be suffered as a result of the lack of or inadequacy of any insurance.

          (s)  The Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collection Account, from time to time however caused (including any bank, broker, depository,
               warehouseman or other intermediary or any clearing system or its operator acting in accordance with or contrary to the terms of any of the Transaction Documents or otherwise), unless that loss is occasioned by the fraud, negligence, default or wilful default of the Note Trustee.

          (t)  The Note Trustee has no responsibility whatsoever to the Issuer or any Class A Noteholder as regards any deficiency or additional payment, as the case may be, which might arise because the Note
               Trustee or the Issuer is subject to any Tax in respect of that payment, the Charged Property, the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 43

                                        Note Trust Deed - SMHL Global Fund No. 7

               Security Trust Deed, this deed, or any other security or any income or any proceeds from them.

          (u)  No provision of this deed requires the Note Trustee to do anything which may be illegal or contrary to applicable law or regulation or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, if it has grounds to believe that repayment of those funds or adequate indemnity against that risk or liability is not assured to it. Without limitation nothing contained in this deed imposes any obligation on the Note Trustee to make any further advance to an obligor or to borrow any moneys under a Transaction Document.

          (v)  The Note Trustee is not responsible (except as to itself) for the genuineness, validity, effectiveness or suitability of any of the
               Transaction Documents or any of the Mortgages, Security Interests
               or other documents entered into in connection with them or any
               Mortgage Insurance Policy or any other document or any obligation or rights created or purported to be created by them or under them or any Security Interest or the priority constituted by or purported to be constituted by or pursuant to that Security
               Interest, nor shall it (except as to itself) be responsible or liable to any person because of any invalidity of any provision of those documents or the unenforceability of those documents, whether arising from statute, law or decision of any court and
               (without limitation) the Note Trustee shall not be responsible for or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

               (1)  the nature, status, creditworthiness or solvency of any
                    Mortgagor or any other person or entity who has at any time provided any security or support whether by way of
                    guarantee, Security Interest or otherwise in respect of any advance made to any Mortgagor;

               (2)  the execution, legality, validity, adequacy, admissibility in evidence or enforceability of any Mortgage or Loan or any other document entered into in connection with them;

               (3)  the title, ownership, value, sufficiency or existence of any
                    Land, mortgaged property or any Mortgage Insurance Policy;

               (4)  the registration, filing, protection or perfection of any
                    Mortgage or the priority of the security created under a
                    Mortgage whether in respect of any initial advance or any
                    subsequent advance or any other sums or liabilities;

               (5)  the scope or accuracy of any representations, warranties or statements made by or on behalf of any Mortgagor in any
                    application for any advance or in any Mortgage or Loan or in any document entered into in connection with them;

               (6)  the performance or observance by any Mortgagor or any other person of any provisions of any Mortgage or Loan or in any document entered into in connection with them or the
                    fulfilment or satisfaction of any conditions contained in
                    them or relating to them or as to the existence or
                    occurrence at any time of any default, event of default or similar event contained in them or any waiver or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 44

                                        Note Trust Deed - SMHL Global Fund No. 7

                    consent which has at any time been granted in relation to
                    any of the above;

               (7)  the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or
                    investigations delivered or obtained or required to be
                    delivered or obtained at any time in connection with any
                    Mortgage or Loan;

               (8)  the title of the Issuer to any Mortgage, Loan or other
                    Charged Property;

               (9)  the suitability, adequacy or sufficiency of any guidelines under which Loans are entered into or compliance with those guidelines or compliance with any applicable criteria for
                    any further advances or the legality or ability or
                    enforceability of the advances or the priority of the
                    Mortgages in relation to the advances;

               (10) the compliance of the provisions and contents of and the manner and formalities applicable to the execution of the
                    Mortgages and Loans and any documents connected with them or the making of any advance intended to be secured by them or with any applicable laws or regulations (including consumer credit legislation);

               (11) the failure by the Issuer, any Mortgage Manager or the
                    Manager to obtain or comply with any Authorisation in
                    connection with the origination, sale, purchase or
                    administration of any of the Mortgages or Loans or the
                    making of any advances in connection with them or the
                    failure to effect or procure registration of or to give
                    notice to any person in relation to or otherwise protect the security created or purported to be created by or pursuant to any of the Mortgages or Loans or other documents entered into in connection with them;

               (12) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other
                    further assurances in relation to any of the assets the
                    subject matter of any of the Transaction Documents or any
                    other document;

               (13) any accounts, books, records or files maintained by any
                    Mortgage Manager, the Issuer, the Manager or any other
                    person in respect of any of the Mortgages or Loans; or

               (14) any other matter or thing relating to or in any way
                    connected with any Mortgage or Loans or any document entered into in connection with them whether or not similar to the above.

          (w)  The Note Trustee is not liable or responsible for any loss, cost, damages, expenses, liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this deed, any other Transaction Document or any other document or as a consequence of or in connection with it being held or treated as, or being deemed to be, a creditor, for the purposes of the consumer credit legislation, in respect of any of the Mortgages.

          (x)  The Note Trustee shall be entitled to call for and rely on a certificate or any letter of confirmation or explanation
               reasonably believed by it to be genuine, of the Issuer, the
               Manager, any Paying Agent, the Calculation

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 45

                                        Note Trust Deed - SMHL Global Fund No. 7

               Agent, any Designated Rating Agency or any other credit rating agency in respect of every manner and circumstance for which a certificate is expressly provided for under this deed or in respect of the rating of the Class A Notes or the Conditions and the Note Trustee is not bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its failing so to do.

          (y)  In connection with the exercise by it of any trusts, powers, authorities and discretions under this deed or any other
               Transaction Documents (including, without limitation, any
               modification, waiver, authorisation or determination), the Note
               Trustee must where it is required to have regard to the interests of the Class A Noteholders, have regard to the general interests of the Class A Noteholders as a class. The Note Trustee will not incur any liability to any Class A Noteholder as a result of the
               Note Trustee giving effect to this clause 13.5(y).

          (z)  Except as otherwise provided in this deed or any other
               Transaction Document, the Note Trustee shall have no
               responsibility for the maintenance of any rating of the Class A
               Notes by a Designated Rating Agency or any other credit-rating agency or any other person.

          (aa) The Note Trustee shall be under no obligation to monitor or supervise the functions of the Mortgage Manager from time to time under the terms of any Mortgage Origination and Management
               Agreement or any other person under any other Transaction
               Document, and is entitled, in the absence of actual knowledge of a breach of duty or obligation, to assume that the Mortgage
               Manager is properly performing its obligations in accordance with the provisions of the Mortgage Origination and Management
               Agreement or that any other person is properly performing its obligations in accordance with each other Transaction Document, as the case may be.

          (bb) The Note Trustee acknowledges that the Manager is responsible, under the Supplementary Bond Terms Notice, for calculating all amounts referred to in clause 6 of the Supplementary Bond Terms
               Notice and the Note Trustee has no liability in respect of these calculations.

          (cc) The Note Trustee shall not be liable to the Issuer or any
               Noteholder by reason of having accepted as valid or not having rejected any Definitive Note purporting to be such and
               subsequently found to be forged or not authentic and the Note
               Trustee may call for and shall be at liberty to accept and place full reliance on, as sufficient evidence of the facts stated
               therein, a certificate or letter of confirmation certified as true and accurate and signed on behalf of the Clearing Agency or any Common Depository for it or any person as the Note Trustee reasonably considers appropriate, or any form of record made by any of them to the effect that at any particular time or through any particular period any particular person is, was or will be shown in its records as entitled to a particular number of Class
               A Notes.

          (dd) The Note Trustee is under no obligation to account to any person for any moneys received pursuant to this deed or any other
               Transaction Document other than those received by the Note
               Trustee from the Issuer or received or recovered by the Note
               Trustee under this deed or any other Transaction

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 46

                                        Note Trust Deed - SMHL Global Fund No. 7

               Document, subject always to such deductions and withholdings by the Note Trustee as are authorised by this deed. Obligations of the Note Trustee to any person under or in connection with this deed can only be enforced against the Note Trustee to the extent to which they can be satisfied out of such moneys in accordance with this deed.

          (ee) The Note Trustee will not be responsible for having acted in good faith upon a direction purporting to have been given by the holders of at least 75% of the aggregate Invested Amount of the
               Class A Notes calculated and expressed in the A$ Equivalent even though it may subsequently be found that for any reason such direction was not valid or binding upon the Note Trustee, other than as a result of fraud, negligence or wilful default.

          (ff) The Note Trustee is, for any purpose and at any time, entitled to rely on, act upon, accept and regard as conclusive and sufficient
               (without being in any way bound to call for further evidence or information or being responsible for any loss that may be
               occasioned by such reliance, acceptance or regard) any of the following:

               (1)  any information, report, balance sheet, profit and loss account, certificate or statement suppled by the Issuer, the
                    Security Trustee or the Manager or by any officer, auditor or solicitor of the Issuer, the Security Trustee or the
                    Manager;

               (2)  any information or statement provided to it in relation to the Class A Notes, the Class A Noteholders or the Class A
                    Noteowners by the Clearing Agency or its nominee;

               (3)  all statements (including statements made or given to the best of the maker's knowledge and belief or similarly
                    qualified) contained in any information, report, balance
                    sheet, profit and loss account, certificate or statement
                    given pursuant to or in relation to this deed, the Security
                    Trust Deed, the Master Trust Deed or the Supplementary Bond
                    Terms Notice;

               (4)  all accounts supplied to the Note Trustee pursuant to this deed and all reports of the Auditor supplied to the Note
                    Trustee pursuant to this deed; and

               (5)  notices and other information supplied to the Note Trustee under this deed;

               save, in each case, when it is actually aware that the
               information supplied pursuant to clauses 13.5(ff)(1) to (5) is actually incorrect or incomplete.

          (gg) The Note Trustee may, whenever it thinks it expedient in the interests of the Class A Noteholders, apply to any court for directions in relation to any question of law or fact arising either before or after an Event of Default and assent to or approve any applications of any Class A Noteholder, the Issuer or the Manager.

          (hh) Subject to this deed, any applicable laws and any duty of confidentiality owed to any other person, the Note Trustee may, for the purpose of meeting its obligations under this Deed, disclose to any Class A Noteholder any confidential, financial or other information made available to the Note Trustee by any person in connection with this deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 47

                                        Note Trust Deed - SMHL Global Fund No. 7

          (ii) The Note Trustee, as between itself and the Class A Noteholders, has full power to determine (acting reasonably and in good faith)
               all questions and doubts arising in relation to any of the provisions of this deed and every such determination, whether made upon such a question actually raised or implied in the acts or proceedings of the Note Trustee, will be conclusive and will bind the Note Trustee and the Class A Noteholders.

          (jj) The Note Trustee is entitled to assume for the purposes of exercising any power, trust, authority, duty or discretion under or in relation to the Class A Notes, this deed or any other
               Transaction Document, that such exercise will not be materially prejudicial to the interests of the Class A Noteholders if each of the Designated Rating Agencies has confirmed in writing that such exercise will not result in the reduction, qualification or withdrawal of the credit rating then assigned by it to the Class
               A Notes (but nothing in this clause 13.5(jj) is to be construed as requiring the Note Trustee to obtain such confirmation).

          (kk) Each Class A Noteholder is solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and, nature of the Issuer and the Securitisation Fund and the Note
               Trustee does not at any time have any responsibility for the same and no Class A Noteholder may rely on the Note Trustee in respect of such appraisal and investigation.

          (ll) In the event of any dispute or ambiguity as to the construction or enforceability of this deed or any other Transaction Document, or the Note Trustee's powers or obligations under or in
               connection with this deed or the determination or calculation of any amount or thing for the purpose of this deed or the
               construction or validity of any direction from Class A
               Noteholders, provided the Note Trustee is using reasonable endeavours to resolve such ambiguity or dispute, the Note
               Trustee, in its absolute discretion, may (but will have no obligation to) refuse to act or refrain from acting in relation to matters affected by such dispute or ambiguity.

     13.6 LIMITATION ON NOTE TRUSTEE'S' LIABILITY

          (a)  Notwithstanding any other provision of this deed, the Note
               Trustee will have no liability under or in connection with this deed or any other Secured Document other than to the extent to which the liability is able to be satisfied out of the property from which the Note Trustee is actually indemnified for the liability. This limitation will not apply to a liability of the
               Note Trustee to the extent that it is not satisfied because, under this deed or by operation of law, there is a reduction in the extent of the Note Trustee's indemnification as a result of the Note Trustee's fraud, negligence or wilful default.

          (b)  The Note Trustee is not to be under any liability whatsoever for a failure to take any action in respect of any breach by the
               Issuer of its duties as trustee of the Securitisation Fund of which the Note Trustee is not aware or in respect of any Event of
               Default of which the Note Trustee is not aware.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 48

                                        Note Trust Deed - SMHL Global Fund No. 7

     13.7 WILFUL DEFAULT OF THE NOTE TRUSTEE

          For the purposes of this deed the expression "wilful default":

          (a)  in relation to the Note Trustee, means a wilful default of this deed by the Note Trustee;

               (1)  other than a default which:

                    (A)  arises out of a breach of a Transaction Document by a person other than the Note Trustee or any person
                         referred to in clause 13.7(b) in relation to the Note
                         Trustee;

                    (B)  arises because some other act or omission is a
                         precondition to the relevant act or omission of the
                         Note Trustee, and that other act or omission does not
                         occur;

                    (C)  is in accordance with a lawful court order or direction or is required by law; or

                    (D)  is in accordance with an instruction or direction given to it by any person in circumstances where that person
                         is authorised to do so by any Transaction Document; and

               (2)  in circumstances where had it not committed that default it would have been entitled to recoupment, reimbursement or a right of indemnity for its costs and expenses (if any) in
                    complying with this deed from the Note Trust.

          (b)  A reference to the "fraud", "negligence" or "wilful default" of the Note Trustee means the fraud, negligence or wilful default of the Note Trustee and of its officers or employees, but not of its agents or delegates, unless the Note Trustee is liable for the acts or omissions of such other person under the terms of this deed.

--------------------------------------------------------------------------------
14   NOTE TRUSTEE'S LIABILITY

          Nothing in this deed shall exempt the Note Trustee from or indemnify it against any liability in any case in which the Note Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this deed or any liability in respect of any fraud, negligence or wilful default of which it may be guilty in relation to its duties under this deed.

--------------------------------------------------------------------------------
15   DELEGATION BY NOTE TRUSTEE

          (a)  The Note Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons for any period
               (whether exceeding one year or not) or indefinitely all or any of the duties, discretions, trusts, powers and authorities vested in the Note Trustee by this deed and that delegation may be made upon any terms and subject to any conditions (including power to sub-delegate) and subject to any regulations as the Note Trustee may in the interests of the Class A Noteholders think fit.

          (b)  If the Note Trustee exercises reasonable care in the selection of a delegate under paragraph (a), providing the Note Trustee and the delegate are not

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 49

                                        Note Trust Deed - SMHL Global Fund No. 7

               related bodies corporate or affiliates, the Note Trustee shall not be under any obligation to supervise the proceedings or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or
               sub-delegate. The Note Trustee must within a reasonable time prior to any delegation or any renewal, extension or termination of any delegation give notice of it to the Issuer and the
               Designated Rating Agencies.

          (c)  Notwithstanding any other provision in this clause 15, where the
               Note Trustee delegates any power to a related body corporate or affiliate, the Note Trustee shall be liable for all acts or omissions of the delegate done or omitted whilst acting in its capacity as such.

          (d)  For the purpose of this clause 15 the following expressions have the following meaning:

               "related body corporate" has the meaning ascribed thereto in the
               Corporations Act of Australia;

               "affiliate" means with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition,
               "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling"
               and "controlled" have meanings correlative to the foregoing.

--------------------------------------------------------------------------------
16   EMPLOYMENT OF AGENT BY NOTE TRUSTEE

          (a)  The Note Trustee may in the conduct of the Note Trust instead of acting personally employ and pay an agent, whether being a lawyer or other professional person, to transact or conduct or concur in transacting or conducting any business and to do or concur in doing all acts required to be done in connection with the Note
               Trust.

          (b)  If the Note Trustee exercises reasonable care in the selection of an agent under clause 16(a) and providing the Note Trustee and the agent are not related bodies corporate (as defined in the
               Corporations Act) or affiliates as defined in clause 15(d), the
               Note Trustee shall not in any way be responsible for any loss incurred by reason of any misconduct or default on the part of that agent or be bound to supervise the proceedings or acts of such person. The Note Trustee must within a reasonable time prior to the employment of any agent give notice of such employment to the Issuer and the Designated Rating Agencies.

          (c)  Notwithstanding any other provision in this clause 16, where the
               Note Trustee employs, under this clause 16, a related body corporate (as defined in the Corporations Act) or an affiliate as defined in clause 15(d), as agent, the Note Trustee shall be liable for all acts or omissions of the agent done or omitted whilst acting in its capacity as such.

          (d)  Any such agent which is a lawyer, accountant, broker or other person engaged in any profession or business is entitled to charge and be paid all usual professional and other charges for business transacted and acts done

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 50

                                        Note Trust Deed - SMHL Global Fund No. 7

               by him or his firm in connection with this deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this deed.
               Those charges will be for the account of the Note Trustee unless agreed otherwise, who shall be reimbursed by the Issuer under clause 12.

--------------------------------------------------------------------------------
17   NOTE TRUSTEE CONTRACTING WITH ISSUER

          Neither the Note Trustee in its personal or any other capacity, its directors or officers or any related body corporate or affiliate (as defined in clause 15(d)) or shareholder of the Note Trustee nor any director or officer of a corporation acting as a trustee under this deed is by reason of its or their fiduciary position only in any way precluded from:

          (a)  entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or any other party to any of the Transaction Documents or any person or body corporate associated with the Issuer including any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring holding or dealing with the Class A Notes or any of them, or any other bonds, stocks, shares, debenture stock, debentures, notes or other securities of the Issuer or any other party to any of the
               Transaction Documents or any related person or body corporate; or

          (b)  accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or any other party to any of the
               Transaction Documents or any related person or body corporate or any other office of profit under the Issuer or any other party to any of the Transaction Documents or any related person or body corporate and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received by them or in connection with any of those arrangements.

          Where any holding company, subsidiary or associated company of the
          Issuer or any director or officer of the Issuer acting other than in his capacity as such a director or officer has any information, the
          Issuer shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by
          Noteholders resulting from the Issuer's failing to take such information into account in acting or refraining from acting under or in relation to this deed.

--------------------------------------------------------------------------------
18   APPOINTMENT OF PAYING AGENTS

          (a)  Subject to the terms of this deed, the Issuer (acting on the direction of the Manager) appoints the Principal Paying Agent as its principal paying agent, the Irish Paying Agent as its Irish paying agent, and each other

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 51

                                        Note Trust Deed - SMHL Global Fund No. 7

               Paying Agent as its paying agent, for making payments in respect of the Class A Notes in accordance with this deed and the
               Conditions at their respective Paying Offices. The Principal
               Paying Agent, the Irish Paying Agent and each other Paying Agent appointed under this deed accepts that appointment.

          (b)  Except in clause 33 and as the context otherwise requires, references to the Principal Paying Agent are to it acting solely through its Paying Office.

          (c)  If at any time there is more than one Paying Agent, the obligations of the Paying Agents under this deed shall be several and not joint.

          (d)  It is acknowledged and agreed that:

               (1)  each of the Principal Paying Agent and the other Paying
                    Agents is the agent of the Issuer in its capacity as trustee of the Securitisation Fund only; and

               (2)  despite anything else in this deed, any other Transaction
                    Document or at law, the Issuer in its personal capacity is not responsible for any act or omission of the Principal
                    Paying Agent or any other Paying Agent.

--------------------------------------------------------------------------------
19   PAYMENT

     19.1 PAYMENT BY ISSUER

          The Issuer shall, with the assistance of and, at the direction of the
          Manager, not later than 10.00am (New York time) in the case of the
          Class A1 Notes or 10.00am (London time) in the case of the Class A2
          Notes on each Payment Date, pay to or to the order of, or procure the transfer to a non interest bearing trust account or accounts in the name of the Issuer as notified by the Principal Paying Agent to the
          Issuer and the Note Trustee in same day funds the amount in the
          Relevant Class A Currency as may be required (after taking account of any cash then held by the Principal Paying Agent and available for the purpose) to be made on each Class of Class A Notes on that Payment
          Date under the Supplementary Bond Terms Notice and the Conditions.

     19.2 CONFIRMATION

          Not later than 4.00 pm (Sydney time) on each Determination Date, the
          Manager shall notify, or procure notification to, the Principal Paying
          Agent and the Note Trustee of the amount of interest or principal payable in respect of each Class of Class A Notes on the Payment Date following that Determination Date.

     19.3 PAYMENTS BY PAYING AGENTS

          Subject to payment being duly made as provided in clause 19.1 (or to the Principal Paying Agent otherwise being satisfied that the payment will be duly made on the due date), and subject to clause 23, the
          Paying Agents shall pay or cause to be paid on behalf of the Issuer on each Payment Date the relevant amounts of principal and interest due in respect of each Class of the Class A Notes in accordance with the
          Supplementary Bond Terms Notice and the Conditions.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 52

                                        Note Trust Deed - SMHL Global Fund No. 7

     19.4 METHOD OF PAYMENT - BOOK-ENTRY NOTES

          The Principal Paying Agent shall cause all payments of principal or interest (as the case may be) due in respect of each Class of Class A
          Notes represented by a Book-Entry Note to be made to the Common
          Depository.

     19.5 METHOD OF PAYMENT - DEFINITIVE NOTES

          Payments of principal and interest on the Definitive Notes, if any, shall be made in accordance with the Conditions and the Supplementary
          Bond Terms Notice.

     19.6 LATE PAYMENT

          (a)  If any payment under clause 19.1 is made late but otherwise in accordance with the provisions of this deed, each Paying Agent shall make payments required to be made by it in respect of the
               Class A Notes as provided in this clause 19. However, unless and until the full amount of any payment in respect of the Class A
               Notes required to be made under the Transaction Documents has been made under clause 19.1 in accordance with this deed, no
               Paying Agent shall be bound to make a payment under this clause
               19 (but may, in its discretion, make such payment) except to the extent that non-payment is caused by fraud, wilful default or negligence on the part of that Paying Agent or of any of its directors, officers, employees or servants.

          (b)  If the Principal Paying Agent has not received on a Payment Date the full amount of principal and interest then payable on any
               Class A Note in accordance with the Supplementary Bond Terms
               Notice and the Conditions, but receives the full amount later, it shall:

               (1)  forthwith upon full receipt notify the other Paying Agents
                    (if any), the Note Registrar, the Calculation Agent, the
                    Issuer, the Note Trustee, the Security Trustee and the
                    Manager; and

               (2)  as soon as practicable after such full receipt give due notice, in accordance with Condition 12 (unless the Note
                    Trustee agrees otherwise), to the Common Depository that it has received the full amount.

     19.7 NOTICE OF NON-RECEIPT

          The Principal Paying Agent shall as soon as practicable notify by facsimile the other Paying Agents (if any), the Note Registrar, the
          Calculation Agent, the Note Trustee, the Issuer, the Security Trustee
          and the Manager if the full amount of any payment of principal or interest required to be made by the Supplementary Bond Terms Notice and Conditions in respect of the Class A Notes is not unconditionally received by it or to its order in accordance with this deed.

     19.8 REIMBURSEMENT

          The Principal Paying Agent shall (provided that it has been placed in funds by the Issuer) on demand promptly reimburse the other Paying
          Agents (if any) for payments of principal and interest properly made by that Paying Agent in accordance with the Supplementary Bond Terms
          Notice, the Conditions and this deed. The Issuer shall not be concerned with the apportionment of any moneys

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 53

                                        Note Trust Deed - SMHL Global Fund No. 7

          between the Principal Paying Agent, the other Paying Agents (if any)
          and payment to the Principal Paying Agent of any moneys due to the
          Paying Agents shall operate as a good discharge to the Issuer in respect of such moneys.

     19.9 METHOD OF PAYMENT

          (a)  All sums payable by the Issuer to the Principal Paying Agent under this deed shall be paid by the relevant Currency Swap
               Provider on behalf of the Issuer in the Relevant Class A Currency to the account or accounts specified in clause 19.1. Those sums shall be held in the relevant account for payment to the Class A
               Noteholders and, failing that payment within the designated periods of prescription specified in Condition 6, or upon the bankruptcy, insolvency, winding up or liquidation of the
               Principal Paying Agent or default being made by the Principal
               Paying Agent in the payment of any amounts in respect of
               principal or interest in accordance with this deed, on account for repayment to the Issuer (subject to clause 20). On repayment in accordance with clause 20 to the Issuer all liabilities of the
               Principal Paying Agent with respect to those moneys shall cease.

          (b)  Subject to the terms of this deed, the Principal Paying Agent shall be entitled to deal with moneys paid to it under this deed in the same manner as other moneys paid to it as a banker by its customers. The Principal Paying Agent shall be entitled to retain for its own account any interest earned on the sums from time to time credited to the separate account referred to in clause
               19.9(b) and it need not segregate such sums from other amounts held by it.

          (c)  No Paying Agent may exercise any right of set-off or combination of accounts in respect of any money payable to or by it under the terms of this deed.

     19.10 NO FEE

          No Paying Agent will charge any commission or fee in relation to any payment under this deed.

     19.11 SECURITISATION FUND

          Subject to clause 19.9(a), the Principal Paying Agent shall hold on account for the Note Trustee and the Class A Noteholders all sums held by it for the payment of principal and interest with respect to the
          Notes until all relevant sums are paid to the Note Trustee or the
          Class A Noteholders or otherwise disposed of in accordance with this deed.

--------------------------------------------------------------------------------
20   REPAYMENT

          (a)  Immediately on any entitlement to receive principal or interest under any Class A Note becoming void under the Conditions, the
               Principal Paying Agent shall repay to the Issuer the amount which would have been due in respect of that principal or interest if it had been paid before the entitlement became void, together with any fees applicable to that payment or entitlement (pro rated as to the amount and time) to the extent already paid under clause 12.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 54

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  Despite clause 20(a), the Principal Paying Agent shall not be obliged to make any repayment to the Issuer so long as any amounts which should have been paid to or to the order of the
               Principal Paying Agent or, if applicable, the Note Trustee, by the Issuer remain unpaid.

--------------------------------------------------------------------------------
21   APPOINTMENT OF THE CALCULATION AGENT

          (a)  The Issuer (acting on the direction of the Manager) appoints the
               Calculation Agent as its reference agent in respect of the Class
               A Notes upon the terms and conditions set forth in this deed and the Calculation Agent accepts that appointment.

          (b)  It is acknowledged and agreed that:

               (1)  the Calculation Agent is the agent of the Issuer in its capacity as trustee of the Securitisation Fund only; and

               (2)  despite anything else in this deed, any other Transaction
                    Document or at law, the Issuer in its personal capacity is not responsible for any act or omission of the Calculation
                    Agent.

--------------------------------------------------------------------------------
22   DUTIES OF THE CALCULATION AGENT

          (a)  The Calculation Agent shall in relation to each Class of Class A
               Notes until the Final Maturity Date or such earlier date on which the Class A Notes are due and payable in full and in either case until the Issuer has paid all amounts in relation to the Class A
               Notes to the Principal Paying Agent or, if applicable, the Note
               Trustee:

               (1)  perform such duties at its Specified Office as are set forth in this deed and in the Conditions and any other duties
                    which are reasonably incidental at the request of the
                    Issuer, the Manager, the Note Trustee or the Principal
                    Paying Agent;

               (2)  determine LIBOR and EURIBOR for each Interest Period, and calculate the relevant Interest and Interest Rate on the
                    Class A Notes, in the manner set out in Condition 4; and

               (3)  notify the Issuer, the Manager, the Note Trustee and the
                    Paying Agents in writing on or as soon as possible after the first day of that Interest Period, of the Interest Rate and the Interest so determined by it in relation to that
                    Interest Period, specifying to the Issuer and the Manager
                    the rates upon which they are based and (where relevant) the names of the banks quoting those rates.

          (b)  The Interest, Interest Rate and relevant Payment Date made available under Condition 4(d) may subsequently be amended (or appropriate alternative arrangements made by way of adjustment)
               without notice to Class A Noteholders in the event of a
               shortening of the Interest Period.

          (c)  If the Calculation Agent at any time for any reason does not determine the Interest Rate or calculate the Interest for a Class
               A Note, the Manager shall do so and each such determination or calculation shall be deemed to have been made by the Calculation
               Agent. In doing so, the Manager shall apply

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 55

                                        Note Trust Deed - SMHL Global Fund No. 7

               the provisions of this clause 22, with any necessary
               consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall deem fair and reasonable in all the
               circumstances.

          (d)  If the Manager does not at any time for any reason determine a
               Principal Payment, the Outstanding Principal Balance or the
               Invested Amount applicable to Class A Notes in accordance with the Transaction Documents, the Principal Payment, the Outstanding
               Principal Balance and the Invested Amount may be determined by the Calculation Agent in accordance with the Transaction
               Documents (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Manager. The Calculation Agent may appoint any person as its agent for the purpose of making any such
               calculation or determination.

--------------------------------------------------------------------------------
23   NOTICE OF ANY WITHHOLDING OR DEDUCTION

          If the Issuer or any Paying Agent is, in respect of any payment in respect of the Class A Notes compelled to withhold or deduct any amount for or on account of any taxes, duties or charges as contemplated by Condition 7, the Issuer must give notice to the
          Principal Paying Agent, the Note Trustee and the Class A Noteholders
          in accordance with Condition 12 immediately after becoming aware of the requirement to make the withholding or deduction and must give to the Principal Paying Agent and the Note Trustee such information as they reasonably require to enable each of them to comply with the requirement.

--------------------------------------------------------------------------------
24   EARLY REDEMPTION OF NOTES

          (a)  If the Issuer intends to redeem all (but not some only) of a
               Class of Class A Notes prior to its Final Maturity Date pursuant to Condition 5(i) or (j) (which it may only do at the direction of the Manager), the Manager shall give not less than 5 days'
               prior notice to the Principal Paying Agent and the Note Trustee before giving the requisite period of notice to the relevant
               Class A Noteholders in accordance with Condition 5(i) or (j) and stating the date on which such Class A Notes are to be redeemed.

          (b)  The Principal Paying Agent shall, on receipt of a notice under paragraph (a):

               (1)  notify the Clearing Agency of the proposed redemption, specifying:

                     (A)  the aggregate Outstanding Principal Balance and
                          Invested Amount (as the case may be) of each Class of
                          Class A Notes to be redeemed;

                     (B)  the amount of principal to be repaid in relation to
                          each Class of Class A Notes; and

                     (C)  the date on which each Class of Class A Notes are to
                          be redeemed; and

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 56

                                        Note Trust Deed - SMHL Global Fund No. 7

                    (2)  promptly and in accordance with the relevant Conditions on behalf of and at the expense of the Issuer publish
                         the notices required in connection with that
                         redemption.

--------------------------------------------------------------------------------
25   PRO RATA REDEMPTION, PURCHASES AND CANCELLATION OF NOTES

               (a)  If the Issuer is required to redeem some (but not all) of a
                    Class of Class A Notes prior to its Final Maturity Date
                    pursuant to Condition 5(a) the Manager shall on each
                    Determination Date give prior notice to the Calculation
                    Agent, the Principal Paying Agent and the Note Trustee, as
                    provided in Condition 5.

               (b)  On receipt of a notice under paragraph (a), the Principal
                    Paying Agent shall notify the Common Depository of the
                    proposed redemption, specifying in each case the aggregate principal amount of the Class A Notes to be redeemed, the
                    Class of Class A Notes to be redeemed and the date on which such Class A Notes are to be redeemed.

               (c)  The Manager shall, on each Determination Date in respect of each Class of the Class A Notes calculate:

                    (1)  the amount of principal to be repaid in respect of each
                         Class of Class A Notes due on the next Payment Date
                         following that Determination Date; and

                    (2)  the Outstanding Principal Balance and Invested Amount
                         of each Class A Note on the first day of the next
                         following Interest Period (after deducting any
                         principal due to be made on the next Payment Date),

                    and shall forthwith on that Determination Date notify or
                    cause to be notified to the Issuer, the Calculation Agent
                    the Note Trustee, the Principal Paying Agent of each of
                    those determinations in accordance with the Supplementary
                    Bond Terms Notice and Conditions. On receipt of that notice, the Principal Paying Agent shall give a copy of that notice to the Clearing Agency or any Common Depository for them
                    and, in the case of the Class A1 Notes only, in accordance with the requirements of the Note Depository Agreement.

               (d)  The Manager will immediately cause details of each
                    determination under clause 25(c) to be made available in
                    accordance with Condition 12 by one Banking Day before the relevant Payment Date.

               (e)  If no principal is due to be repaid on the Class A Notes on any Payment Date, the Manager shall give notice or shall
                    cause a notice to this effect to be given to the Class A
                    Noteholders in accordance with Condition 12.

               (f)  If any Class of Class A Notes is redeemed in whole or in part in accordance with the Conditions and the Transaction
                    Documents, the Principal Paying Agent will, if any
                    Book-Entry Notes are still outstanding in relation to that
                    Class, cause the Note Registrar to record all relevant
                    details in the Note Register. The Principal Paying Agent
                    shall as soon as possible, and in any event within three
                    months after the date of any redemption or purchase, furnish to each of the Issuer and the Note Trustee a certificate
                    setting out the aggregate Invested Amount or Outstanding

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 57

                                        Note Trust Deed - SMHL Global Fund No. 7

                    Principal Balance of Class A Notes which have been redeemed or the aggregate Invested Amount or Outstanding Principal
                    Balance of Class A Notes which have been purchased. If the
                    Invested Amount of a Book-Entry Note is reduced to nil, the
                    Principal Paying Agent shall destroy the relevant Book-Entry
                    Note and issue a destruction certificate forthwith to the
                    Note Trustee and shall send a copy of that certificate to
                    the Issuer, the Manager and the Note Trustee.

--------------------------------------------------------------------------------
26   NOTICES TO NOTEHOLDERS

               (a)  At the expense of the Issuer, the Principal Paying Agent shall make available at its offices in New York City on a
                    Banking Day, all notices to Class A Noteholders.

               (b)  The Principal Paying Agent shall promptly send to each of the Note Trustee and the Issuer one copy of the form of
                    every notice given to Class A Noteholders in accordance with the Conditions.

--------------------------------------------------------------------------------
27   DOCUMENTS AND FORMS

               (a)  The Manager shall provide to the Principal Paying Agent for distribution to each Paying Agent (including the Irish
                    Paying Agent) sufficient copies of all documents required by the Conditions or the Note Trust Deed or, with respect to
                    the Class A2 Notes, the Irish Stock Exchange (for so long as the Class A2 Notes are listed on the Irish Stock Exchange
                    and the rules of the Irish Stock Exchange so require) to be available to the Class A Noteholders for issue or inspection
                    (including the Note Trust Deed, the Master Trust Deed and
                    the Supplementary Bond Terms Notice).

               (b)  The Manager shall provide to the Calculation Agent such documents as the Calculation Agent may reasonably require
                    from the Manager or the Issuer (and in the case of the
                    Issuer only those documents that are in the Issuer's
                    possession or power) in order for the Calculation Agent
                    properly to fulfil its duties in respect of the Class A
                    Notes.

--------------------------------------------------------------------------------
28   AUTHENTICATION

               The Principal Paying Agent shall authenticate or cause to be authenticated the Book-Entry Notes and (if required) the
               Definitive Notes (whether on initial issue or on replacement).
               The Principal Paying Agent shall not be required to authenticate or cause to authenticate any Book-Entry Note or Definitive Note unless it is directed to do so in writing by the Issuer acting on the instruction of the Manager.

--------------------------------------------------------------------------------
29   INDEMNITY

               (a)  Subject to clause 29(b) and clause 45, the Issuer shall indemnify each Paying Agent, the Note Registrar and the
                    Calculation Agent and their respective directors, officers and employees against any loss, damages,

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 58

                                        Note Trust Deed - SMHL Global Fund No. 7

                    proceeding, liability, cost, claim, action, demand or
                    expense (in this clause 29, each, an Expense) which the
                    Paying Agent, the Note Registrar or the Calculation Agent
                    and their respective directors, officers and employees, as the case may be, may incur or which may be made against the
                    Paying Agent, the Note Registrar's or the Calculation Agents
                    (as the case may be), as a result of or in connection with the Paying Agent's, the Note Registrar's or the Calculation
                    Agent's, as the case may be, appointment or the proper
                    exercise and/or enforcement of the Paying Agent's or the
                    Note Registrar's or the Calculation Agent's, as the case may be, duties under this deed, notwithstanding the resignation or removal of that Paying Agent, Note Registrar or the
                    Calculation Agent in accordance with clause 33 (including
                    any liability in respect of payment of a cheque drawn by
                    that Paying Agent where the cheque is collected or sued upon or an attempt at collection is made after the amount in
                    respect of which it is paid has been returned to the Issuer under clause 20).

               (b)  The indemnity in paragraph (a) applies to any Expense of a
                    Paying Agent, the Note Registrar or the Calculation Agent
                    (as the case may be) only to the extent the Expense does not result from the breach by the Paying Agent, the Note
                    Registrar or the Calculation Agent (as the case may be) of the terms of this deed or from the Paying Agent's, the Note
                    Registrar's or the Calculation Agent's (as the case may be)
                    own fraud, wilful default or negligence or that of its
                    directors, officers or employees or servants.

               (c)  Each of the Calculation Agent, the Paying Agents and the
                    Note Registrar severally indemnifies the Issuer and the
                    Manager and its respective directors, officers and employees against any Expense which the Issuer or the Manager or their respective directors, officers or employees (as the case may
                    be) may incur or which may be made against it (but in no
                    event punitive, indirect or special damages or loss of
                    profits) as a result of a breach by the Calculation Agent, the Paying Agent or the Note Registrar (as the case may be)
                    of the terms of this deed or its own fraud, wilful default or negligence or that of its directors, officers or
                    employees or servants, including any failure to obtain and maintain in existence any Authorisation required by it for the assumption, exercise and performance of its powers and duties under this deed. This clause 29 will survive the
                    retirement or removal of the Paying Agent, Note Registrar or
                    Calculation Agent (as the case may be) and the termination of this deed.

--------------------------------------------------------------------------------
30   THE NOTE REGISTER

     30.1 APPOINTMENT OF NOTE REGISTRAR

          The Issuer, at the direction of the Manager, appoints the Note
          Registrar to be the initial Note Registrar upon the terms and conditions of this deed. The Note Registrar accepts that appointment.

     30.2 DETAILS TO BE KEPT ON THE NOTE REGISTER

          The Note Registrar shall keep the Note Register with respect to the
          Class A Notes in accordance with this deed, on which shall be entered the following information relating to the Securitisation Fund:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 59

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  (NAME) the name of the Securitisation Fund;

          (b)  (CREATION) the date of the creation of the Securitisation Fund;

          (c)  (BOND ISSUE DATES) the Bond Issue Dates for Class A Notes issued in relation to the Securitisation Fund;

          (d)  (ORIGINAL PRINCIPAL BALANCE) the total Original Principal Balance of Class A Notes issued on each such Issue Date;

          (e)  (OUTSTANDING PRINCIPAL BALANCE) the Outstanding Principal Balance
               of each Class A Note or Class of Class A Notes from time to time;

          (f)  (INVESTED AMOUNT) the Invested Amount of each Class A Note or
               Class of Class A Notes from time to time;

          (g)  (SERIES) details of relevant Classes of Class A Notes;

          (h)  (DETAILS OF NOTEHOLDERS) the name and address of each Class A
               Noteholder;

          (i)  (NUMBER OF NOTES) the number of Class A Notes held by each Class
               A Noteholder;

          (j)  (DATE OF ENTRY) the date on which a person was entered as the holder of Class A Notes;

          (k)  (DATE OF CESSATION) the date on which a person ceased to be a
               Class A Noteholder;

          (l)  (ACCOUNT) the account to which any payments due to a Class A
               Noteholder are to be made (if applicable);

          (m)  (PAYMENTS) a record of each payment in respect of the Class A
               Notes; and

          (n)  (ADDITIONAL INFORMATION) such other information as:

               (1)  is required by the Supplementary Bond Terms Notice;

               (2)  the Note Registrar considers necessary or desirable; or

               (3)  the Manager or the Issuer reasonably requires.

     30.3 PAYMENTS OF PRINCIPAL AND INTEREST

          (a)  Any payment of principal or interest on any Class A Note shall be endorsed by the Note Registrar on the Note Register. In the case of payments of principal, the Outstanding Principal Balance and
               Invested Amount of the Class A Notes shall be reduced for all purposes by the amount so paid and endorsed on the Note Register.
               Any such record shall be prima facie evidence that the payment in question has been made.

          (b)  If the amount of principal or interest (as the case may be) due for payment on any Class A Note is not paid in full (including
               Carry Over Class A Charge Offs and by reason of a deduction or withholding) the Note Registrar shall endorse a record of that shortfall on the Note Register.

     30.4 PLACE OF KEEPING REGISTER, COPIES AND ACCESS

          The Note Register shall be:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 60

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  (PLACE KEPT) kept at the principal office of the Note Registrar or at such place as the Issuer, the Manager and the Note
               Registrar may agree;

          (b)  (ACCESS TO ISSUER AND MANAGER) open to the Issuer and the Manager to inspect at the Note Registrar's Specified Office during normal business hours;

          (c)  (INSPECTION BY CLASS A NOTEHOLDERS) open for inspection by a
               Class A Noteholder during normal business hours but only in respect of information relating to that Class A Noteholder; and

          (d)  (NOT FOR COPYING) not available to be copied by any person (other than the Issuer or the Manager or the Note Trustee or Paying
               Agent) except in compliance with such terms and conditions (if any) as the Manager, the Issuer and the Note Registrar or the
               Note Trustee or Paying Agent in their absolute discretion
               nominate from time to time.

     30.5 DETAILS ON NOTE REGISTER CONCLUSIVE

          (a)  (RELIANCE ON REGISTER) The Issuer, the Note Trustee and the
               Paying Agents shall be entitled to rely on the Note Register as being a correct, complete and conclusive record of the matters set out in it at any time and whether or not the information shown in the Note Register is inconsistent with any other
               document, matter or thing. The Issuer, the Note Trustee, and the
               Paying Agents and the Note Registrar are not liable to any person in any circumstances whatsoever for any inaccuracy in, or
               omission from, the Note Register.

          (b)  (NO TRUSTS) The Note Registrar shall not be obliged to enter on the Note Register notice of any trust, Security Interest or other interest whatsoever in respect of any Class A Notes and the
               Issuer, the Note Trustee, and the Paying Agents and the Note
               Registrar shall be entitled to recognise a Class A Noteholder as the absolute owner of Class A Notes and the Issuer, the Note
               Trustee, and the Paying Agents and the Note Registrar shall not be bound or affected by any trust affecting the ownership of any
               Class A Notes unless ordered by a court or required by statute.

     30.6 ALTERATION OF DETAILS ON NOTE REGISTER

          On the Note Registrar being notified of any change of name or address or payment or other details of a Class A Noteholder by the Class A
          Noteholder, the Note Registrar shall alter the Note Register accordingly.

     30.7 RECTIFICATION OF NOTE REGISTER

          If:

          (a)  an entry is omitted from the Note Register;

          (b)  an entry is made in the Note Register otherwise than in accordance with this deed;

          (c)  an entry wrongly exists in the Note Register;

          (d)  there is an error or defect in any entry in the Note Register; or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 61

                                        Note Trust Deed - SMHL Global Fund No. 7

          (e)  default is made or unnecessary delay takes place in entering in the Note Register that any person has ceased to be the holder of
               Class A Notes.

          the Note Registrar shall rectify the same.

     30.8 CORRECTNESS OF NOTE REGISTER

          The Note Registrar shall not be liable for any mistake on the Note
          Register or in any purported copy except to the extent that the mistake is attributable to its fraud, negligence or wilful default.

--------------------------------------------------------------------------------
31   CHANGES OF NOTE REGISTRAR

     31.1 REMOVAL

          The Issuer (on the direction of the Manager) may terminate the appointment of the Note Registrar with the prior written approval of the Note Trustee (which approval must not be unreasonably withheld or delayed), with effect not less than 60 days from that notice.

     31.2 RESIGNATION

          Subject to this clause 31, the Note Registrar may resign its appointment at any time by giving to the Issuer, the Manager and the
          Note Trustee not less than 60 days written notice to that effect.

     31.3 LIMITATION

          Despite clauses 31.1 and 31.2:

          (a)  no resignation by or termination of the appointment of the Note
               Registrar shall take effect until a new Note Registrar approved in writing by the Note Trustee has been appointed on terms previously approved in writing by the Note Trustee (in each case, that approval not to be unreasonably withheld or delayed); and

          (b)  the appointment of a new Note Registrar shall be on terms and subject to the conditions of this deed and the outgoing Note
               Registrar shall co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the new Note
               Registrar.

     31.4 APPOINTMENT OF NEW NOTE REGISTRAR

          The Issuer shall forthwith appoint, as soon as reasonably practical, a replacement Note Registrar in the event of the resignation or removal of the Note Registrar under this clause 31. The retirement or resignation of the Note Registrar shall not become effective until the successor Note Registrar is appointed. The Manager must assist the
          Issuer to appoint a new Note Registrar on this date or if the Issuer fails to appoint a new Note Registrar by the date which is one month prior to the Note Registrar's retirement or removal, the Note
          Registrar may petition any court of competent jurisdiction at the expense of the Issuer (which expense is an Expense for the purposes of the Master Trust Deed) for the appointment of a new Note Registrar acceptable to the Issuer.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 62

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
32   GENERAL

     32.1 COMMUNICATIONS TO CLASS A NOTEHOLDERS

          The Principal Paying Agent shall, upon receipt from the Issuer,
          Manager, Security Trustee, the Calculation Agent, the Note Registrar
          or Note Trustee of any communication to be delivered to Class A
          Noteholders, including any communications pursuant to this deed or any other solicitation of notice from or consent of the Class A
          Noteholders pursuant to or relating to this deed, forward such communications to the Class A Noteholders, along with instructions that the responses relating to such communications be returned to the
          Principal Paying Agent. Such communication shall include the date upon which the response to such solicitation shall be delivered (the
          RESPONSE DATE). The Principal Paying Agent shall treat any Class A
          Noteholder who has not delivered its response as of the Response Date as having withheld its consent to the proposed action. The Principal
          Paying Agent shall notify the Issuer, Manager and Note Trustee of the results of any such solicitations of consent.

          The Principal Paying Agent will not be responsible for, or liable to any person in respect of the contents of any communications delivered to or from the Class A Noteholders.

     32.2 INTENTIONALLY DELETED

     32.3 IDENTITY

          Each Paying Agent shall (except as ordered by a court of competent jurisdiction or as required by law) be entitled to treat the person:

          (a)  who is, while a Book-Entry Note remains outstanding, the registered owner of that Book-Entry Note as the person entitled to receive payments of principal or interest (as applicable) and each person shown in the records of the Common Depository as the holder of any Class A Note represented by a Book-Entry Note shall be entitled to receive from the registered owner of that
               Book-Entry Note any payment so made in accordance with the respective rules and procedures of the Common Depository and on the terms and subject to the conditions of that Book-Entry Note;

          (b)  who is the registered owner of any relevant Definitive Note, as the absolute owner or owners of that Definitive Note, (whether or not that Definitive Note, is overdue and despite any notice of ownership or writing on it or any notice of previous loss or theft or of any trust or other interest in it); or

          (c)  who, when a Book-Entry Note in respect of any Class of Notes is no longer outstanding but Definitive Notes in respect of that
               Class of Notes have not been issued, is for the time being the
               Note Trustee, as the person entrusted with the receipt of
               principal or interest, as applicable, on behalf of the relevant
               Noteholders,

          and in all cases and for all purposes despite any notice to the contrary and shall not be liable for so doing.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 63

                                        Note Trust Deed - SMHL Global Fund No. 7

     32.4 NO SET-OFF

          No Paying Agent shall exercise any right of set-off, withholding, counterclaim or lien against, or make any deduction in any payment to, any person entitled to receive amounts of principal or interest on the
          Class A Notes in respect of moneys payable by it under this deed.

     32.5 RELIANCE

          Each of the Note Trustee, Calculation Agent, the Note Registrar and
          the Paying Agent(s) shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any instruction, request or order from the Issuer or the
          Manager or in reliance upon any Class A Note or upon any notice, resolution, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been delivered, signed or sent by the proper party or parties.

     32.6 ENTITLED TO DEAL

          The Note Trustee, the Calculation Agent, the Note Registrar and the
          Paying Agent(s) shall not be precluded from acquiring, holding or dealing in any Class A Notes or from engaging or being interested in any contract or other financial or other transaction with the Issuer, the Manager or the Mortgage Manager and in no event whatsoever (other than fraud, negligence or wilful default) shall any Note Trustee,
          Calculation Agent, Note Registrar or Paying Agent be liable to account to the Issuer or any person entitled to receive amounts of principal or interest on the Class A Notes for any profit made or fees or commissions received in connection with this deed or any Class A
          Notes.

     32.7 CONSULTATION

          Each of the Note Trustee, the Calculation Agent, the Note Registrar
          and the Paying Agent(s) may consult as to legal matters with lawyers selected by it, who may be employees of or lawyers to any party to this deed.

     32.8 DUTIES

          The Note Trustee, the Calculation Agent, the Note Registrar and the
          Paying Agents shall perform the duties, and only the duties, contained in or reasonably incidental to this deed and the Conditions and in the
          Class A Notes, and no implied duties or obligations (other than general laws as to agency) shall be read into this deed or the Class A
          Notes against the Note Trustee, the Calculation Agent, the Note
          Registrar or the Paying Agents. None of the Note Trustee, the
          Calculation Agent, the Note Registrar or the Paying Agents shall be required to take any action under this deed which would require it to incur any expense or liability, for which (in its reasonable opinion)
          either it would not be reimbursed within a reasonable time or in respect of which it has not been indemnified to its satisfaction.

     32.9 INCOME TAX RETURNS

          The Principal Paying Agent shall deliver to each Class A Noteholder such information as may be reasonably required to enable such Class A
          Noteholder to prepare its income tax returns.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 64

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
33   CHANGES IN PAYING AGENTS AND CALCULATION AGENT

     33.1 REMOVAL

          The Issuer (on the direction of the Manager) may at any time:

          (a)  with the prior written approval of the Note Trustee appoint:

               (1)  additional or alternative Paying Agents; or

               (2)  an alternative Calculation Agent;

          (b)  subject to this clause 33, terminate the appointment of any
               Paying Agent or the Calculation Agent by giving written notice to that effect to each Designated Rating Agency, the Calculation
               Agent (if its appointment is to be terminated), the Principal
               Paying Agent and the Note Trustee and (if different) the Paying
               Agent whose appointment is to be terminated:

               (1)  with effect immediately on that notice, if any of the following occurs in relation to the Paying Agent or
                    Calculation Agent (as the case may be):

                    (A)  an Insolvency Event has occurred in relation to the
                         Paying Agent or Calculation Agent;

                    (B)  the Paying Agent or Calculation Agent has ceased its
                         business;

                    (C)  the Paying Agent or Calculation Agent fails to comply with any of its obligations under this deed and, if
                         capable of remedy, such failure is not remedied within
                         five Banking Days after the earlier of the Paying Agent
                         or the Calculation Agent, as the case may be, having
                         become aware of that failure and the receipt by the
                         Paying Agent or the Calculation Agent, as the case may
                         be, of written notice with respect thereto from the
                         Issuer or Manager; or

               (2)  otherwise, with the prior written approval of the Note
                    Trustee (which approval must not be unreasonably withheld or delayed) with effect from the next succeeding Payment Date, if such date falls more than 30 days after the notice, or
                    otherwise from the following Payment Date.

     33.2 RESIGNATION

          Subject to this clause 33, a Paying Agent or the Calculation Agent may resign its appointment under this deed at any time by giving to the
          Issuer, the Manager, each Designated Rating Agency and (where a Paying
          Agent is resigning and the Paying Agent is not the Principal Paying
          Agent) the Principal Paying Agent not less than 60 days' written notice to that effect, which notice shall expire not less than 30 days before any due date for payment of any Class A Notes.

     33.3 LIMITATION

          Despite clauses 33.1 and 33.2:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 65

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  no resignation by or termination of the appointment of the
               Principal Paying Agent shall take effect until a new Principal
               Paying Agent approved in writing by the Note Trustee has been appointed on terms previously approved in writing by the Note
               Trustee (in each case, that approval not to be unreasonably withheld or delayed);

          (b)  subject to clause 33.3(a), if the Principal Paying Agent or the
               Calculation Agent gives a notice of resignation in accordance with clause 33.2 and if by the date which is one (1) month prior to the date of the Principal Paying Agent's or the Calculation
               Agent's (as the case may be) proposed retirement or removal, the
               Issuer or the Manager has not appointed a new Principal Paying
               Agent or Calculation Agent, then the Principal Paying Agent or
               Calculation Agent (as the case may be) may petition any court of competent jurisdiction at the expense of the Issuer (which expense is an Expense for the purposes of the Master Trust Deed)
               for the appointment of a new Principal Paying Agent or
               Calculation Agent (as the case may be) acceptable to the Issuer and the Note Trustee;

          (c)  no resignation by or termination of the appointment of any Paying
               Agent shall take effect if as a result of that resignation or termination there would cease to be a Paying Agent which has a
               Paying Office in the City of New York (in the case of the Class
               A1 Notes) or the United Kingdom (in the case of the Class A2
               Notes) and the Republic of Ireland (for so long as the Class A2
               Notes are listed on the Irish Stock Exchange);

          (d)  no appointment or termination of the appointment of any Paying
               Agent or the Calculation Agent (as the case may be) shall take effect unless and until notice has been given to the Class A
               Noteholders in accordance with the Conditions; and

          (e)  no resignation by or termination of the appointment of the
               Calculation Agent shall take effect until a new Calculation Agent has been appointed; and

          (f)  the appointment of any additional Paying Agent shall be on the terms and subject to the conditions of this deed and each of the parties to this deed shall co-operate fully to do all further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of the
               Paying Agent (which shall be, in the case of an appointment under clause 33.1(a) or a termination under clause 33.1(b)(2), at the cost of the relevant Paying Agent).

          In addition, the Issuer shall forthwith appoint a Paying Agent in New
          York City, the United Kingdom and the Republic of Ireland (for so long as the Class A2 Notes are listed on the Irish Stock Exchange) (as applicable) (if there is no such Paying Agent at the time) and while such circumstances subsist maintain such a Paying Agent. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 12.

     33.4 DELIVERY OF AMOUNTS

          If the appointment of the Principal Paying Agent terminates, the
          Principal Paying Agent shall, on the date on which that termination takes effect, pay to the successor Principal Paying Agent any amount held by it for payment of principal

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 66

                                        Note Trust Deed - SMHL Global Fund No. 7

          or interest in respect of any Class A Note and shall deliver to the successor Principal Paying Agent all records maintained by it pursuant to this deed and all documents (including any Definitive Notes) held by it.

     33.5 SUCCESSOR TO PRINCIPAL PAYING AGENT

          (a)  On the execution by the Issuer, the Manager and any successor
               Principal Paying Agent of an instrument effecting the appointment of that successor Principal Paying Agent and a deed whereby the successor agrees to be bound by the terms of this deed, that successor Principal Paying Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its
               predecessor with effect as if originally named as Principal
               Paying Agent in this deed and that predecessor, on payment to it of the pro rata proportion of its administration fee and
               disbursements then unpaid (if any), shall have no further
               liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Principal Paying Agent is appointed.

          (b)  Any corporation:

               (1)  into which the Principal Paying Agent is merged;

               (2)  with which the Principal Paying Agent is consolidated;

               (3)  resulting from any merger or consolidation to which the
                    Principal Paying Agent is a party;

               (4)  to which the Principal Paying Agent sells or otherwise transfers all or substantially all the assets of its
                    corporate trust business,

               shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective (and upon execution by the
               Issuer, the Manager and any such merged or consolidated entity of a deed whereby that entity agrees to be bound by the terms of this deed) and to the extent permitted by applicable law, become the successor Principal Paying Agent under this deed without the execution or filing of any agreement or document or any further act on the part of the parties to this deed, unless otherwise required by the Issuer or the Manager, and after that effective date all references in this deed to the Principal Paying Agent shall be references to that corporation.

          (c)  The Manager undertakes to use its best endeavours to procure execution by the relevant parties of the deeds referred to in clauses 33.5(a) and 33.5(b)

     33.6 SUCCESSOR TO CALCULATION AGENT

          (a)  On the execution by the Issuer, the Manager and any successor
               Calculation Agent of an instrument effecting the appointment of that successor Calculation Agent and a deed whereby the successor agrees to be bound by the terms of this deed, that successor
               Calculation Agent shall, without any further act, deed or
               conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with effect as if originally named as Calculation Agent in this deed and that predecessor, on payment to it of the pro rata proportion of its

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 67

                                        Note Trust Deed - SMHL Global Fund No. 7

               administration fee and disbursements then unpaid (if any), shall have no further liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor
               Calculation Agent is appointed.

          (b)  Any corporation:

               (1)  into which the Calculation Agent is merged;

               (2)  with which the Calculation Agent is consolidated;

               (3)  resulting from any merger or consolidation to which the
                    Calculation Agent is a party;

               (4)  to which the Calculation Agent sells or otherwise transfers all or substantially all the assets of its corporate trust business,

               shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective (and upon execution by the
               Issuer, the Manager and any such merged or consolidated entity of a deed whereby that entity agrees to be bound by the terms of this deed) and to the extent permitted by applicable law, become the successor Calculation Agent under this deed without the execution or filing of any agreement or document or any further act on the part of the parties to this deed, unless otherwise required by the Issuer or the Manager, and after that effective date all references in this deed to the Calculation Agent shall be references to that corporation.

          (c)  The Manager undertakes to use its best endeavours to procure execution by the relevant parties of the deeds referred to in clauses 33.6(a) and 33.6(b).

     33.7 NOTICE TO NOTEHOLDERS

          The Manager on behalf of the Issuer shall, within 14 days of:

          (a)  the termination of the appointment of any Paying Agent or the
               Calculation Agent;

          (b)  the appointment of a new Paying Agent or Calculation Agent; or

          (c)  the resignation of any Paying Agent or Calculation Agent,

          give to the Class A Noteholders notice of the termination, appointment or resignation in accordance with Condition 12 (in the case of a termination under clause 33.1(b) or 33.2 at the cost of the outgoing
          Paying Agent or the Calculation Agent, as the case may be).

     33.8 CHANGE IN PAYING OFFICE OR SPECIFIED OFFICE

          (a)  If any Paying Agent proposes to change its Paying Office or to nominate a further Paying Office (which must be within the same city as its previous Paying Office), it must give to the Issuer, the Manager, the Note Trustee and, in the case of a change in the
               Paying Office of a Paying Agent other than the Principal Paying
               Agent, the Principal Paying Agent, not less than 30 days' prior written notice of that change, giving the address of the new
               Paying Office and stating the date on which the change is to take effect. No change of Paying Office may occur within the period of
               30 days before any due date for payment of any Notes.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 68

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  If the Calculation Agent proposes to change its Specified Office
               (which must be in New York), or to nominate a further Specified
               Office, it must give to the Issuer, the Manager and the Note
               Trustee, not less than 30 days' prior written notice of that change, giving the address of the new Specified Office and stating the date on which the change is to take effect. No change of specified office may occur within the period of 30 days before any due date for payment of any Class A Notes.

          (c)  The Manager on behalf of the Issuer must, within 14 days of receipt of a notice under paragraph (a) or (b) (unless the appointment is to terminate pursuant to clause 33.1 or 33.2 on or prior to the date of that change) give to the Class A Noteholders notice in accordance with the Conditions of that change and of the address of the new Paying Office or Specified Office (as the case may be) but the costs of giving that notice shall be borne by the Paying Agent or the Calculation Agent (as the case may be)
               which is changing its Paying Office or Specified Office and not by the Issuer or the Manager.

          (d)  Despite any other provision of this deed, no Paying Office may be located in Australia.

--------------------------------------------------------------------------------
34   WAIVER

          (a)  The Note Trustee may, without the consent of any of the Class A
               Noteholders, and if directed to do so by the holders of at least
               75% of the aggregate Invested Amount of the Class A Notes
               calculated and expressed in the A$ Equivalent must, and without prejudice to its rights in respect of any subsequent breach, condition, event or act from time to time and at any time (but only if, and in so far as, in its opinion the interests of any of the Class A Noteholders are not materially prejudiced unless the
               Note Trustee is acting at the direction of the holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent), waive or
               authorise on any terms and subject to any conditions as it sees fit and proper:

               (1)  any breach or proposed breach by the Issuer of any of the covenants or provisions contained in this deed or in the
                    Class A Notes (including the Conditions) or any other
                    Transaction Document (as to which evidence of a breach of
                    one Class A Note shall be deemed evidence of a breach of all
                    Class A Notes); or

               (2)  determine that any condition, event or act which
                    constitutes, or which with the giving of notice, the lapse of time or the issue of a certificate would constitute, but for that determination, an Event of Default shall not, or
                    shall not subject to specified conditions, be so treated for the purposes of this deed,

               but the Note Trustee shall not exercise any powers conferred on it by this clause 34 in contravention of any express direction given in writing by holders of Class A Notes representing at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent or the affected class of Class A Notes as applicable. No

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 69

                                        Note Trust Deed - SMHL Global Fund No. 7

               direction or request shall affect any waiver, authorisation or determination previously given or made.

          (b)  Any waiver, authorisation or determination under this clause 34 is binding on the Class A Noteholders and if, but only if, the
               Note Trustee so requires, shall be notified by the Issuer to the
               Class A Noteholders in accordance with Condition 12 as soon as practicable.

--------------------------------------------------------------------------------
35   AMENDMENT

     35.1 APPROVAL

          The Manager and the Issuer may, following the giving of not less than ten Banking Days' prior notice to each Designated Rating Agency:

          (a)  by way of supplemental deed entered into with the parties to this deed alter, add to or modify this deed (including this clause
               35), the Conditions and this clause 35 or any other Transaction
               Document to which the Note Trustee is a party; or

          (b)  subject to (a), with the consent of the Note Trustee, alter, add to or modify any Transaction Document (in so far as any such amendment affects or relates to the Securitisation Fund),

          so long as that alteration, addition or modification is:

          (c)  to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

          (d)  in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the requirements of any Government Agency;

          (e)  in the opinion of the Note Trustee appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any Government Agency (including, without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any law or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any governmental
               announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Securitisation Fund); or

          (f)  in the reasonable opinion of the Note Trustee neither prejudicial nor likely to be prejudicial to the interests of the Class A
               Noteholders as a whole, and in the manner, and to the extent, permitted by the Transaction Documents.

     35.2 RESOLUTION OF CLASS A NOTEHOLDERS

          Where in the opinion of the Note Trustee a proposed alteration, addition or modification to this deed, other than an alteration, addition or modification referred to in clause 35.1, is prejudicial or likely to be prejudicial to the interest of Class A Noteholders as a whole or any class of Class A Noteholders, the Note Trustee, the
          Manager and the Issuer may make that alteration, addition or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 70

                                        Note Trust Deed - SMHL Global Fund No. 7

          modification only if sanctioned in writing by holders of at least 75%
          of the aggregate Invested Amount of each such Class of Class A Notes calculated and expressed in the A$ Equivalent, as applicable, and in any case, with respect to the Class A1 notes, in compliance with the
          TIA.

     35.3 DISTRIBUTION OF AMENDMENTS

          The Manager shall distribute to all Class A Noteholders and each
          Designated Rating Agency a copy of any amendments made under clause
          35.1 or 35.2 in accordance with Condition 12 as soon as reasonably practicable after the amendment has been made.

     35.4 AMENDMENTS BINDING

          Any amendment under this clause 35 is binding on the Noteholders.

     35.5 NO RATING AGENCY DOWNGRADE

          The Note Trustee will be entitled to assume that any proposed alteration, addition or revocation will not be prejudicial or likely to be prejudicial to the interests of Class A Noteholders or a sub-class thereof if each of the Designated Rating Agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Class A Notes. or the relevant sub-class of the Class A Notes by the Designated Rating Agency.

     35.6 CONFORMITY WITH TIA

          Every amendment of this deed executed pursuant to this clause 35 shall conform to the requirements of the TIA, in respect of the Class A1
          Notes, as then in effect so long as this deed shall then be qualified under the TIA.

--------------------------------------------------------------------------------
36   CLASS A NOTEHOLDERS

     36.1 ABSOLUTE OWNER

          (a)  The Issuer, the Manager, the Security Trustee, the Note Trustee
               and any Paying Agent may treat the registered holders of any
               Definitive Note as the absolute owner of that Definitive Note
               (whether or not that Definitive Note is overdue and despite any notation or notice of ownership or writing on it or any notice of previous loss or theft of it or trust or other interest in it)
               for the purpose of making payment and for all purposes and none of the Issuer, the Manager, the Security Trustee, the Note
               Trustee or the Paying Agent is affected by any notice to the contrary.

          (b)  So long as the Class A Notes, or any of them, are represented by a Book-Entry Note, the Issuer, the Manager, the Note Trustee and
               any Paying Agent may treat the person for the time being shown in the records of the Clearing Agency as the holder of any Class A
               Note as the absolute owner of that Class A Note and the Issuer, the Manager, the Note Trustee and the Paying Agent are not
               affected by any notice to the contrary, but without prejudice to the entitlement of the registered holder of the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 71

                                        Note Trust Deed - SMHL Global Fund No. 7

               Book-Entry Note to be paid principal and interest on the
               Book-Entry Note in accordance with its terms. Such person shall have no claim directly against the Issuer in respect of payment due on the Class A Notes for so long as the Class A Notes are represented by a Book-Entry Note and the relevant obligations of the Issuer will be discharged by payment to the registered holder of the Book-Entry Note in respect of each amount so paid.

          (c)  All payments made to the owner of a Class A Note under this clause 36 (or, in the case of a Book-Entry Note, to or to the order of the registered holder of that Book-Entry Note) shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon those Class A Notes.

          (d)  Any instalment of interest or principal, payable on any Class A
               Note which is punctually paid or duly provided for by the Issuer to the Paying Agent on the applicable Payment Date or Maturity
               Date shall be paid to the person in whose name such Class A Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the
               Note Register on such Record Date, except that, unless Definitive
               Notes have been issued pursuant to clause 3.3 or clause 3.4, with respect to Class A Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be the Common Depository), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A Note on a Payment
               Date or Maturity Date (and except for the redemption of any Class
               A Note called for redemption pursuant to Condition 5 which shall be payable as provided below).

          (e)  The principal of each Class A Note shall be payable on each
               Payment Date and the Maturity Date as set forth in the
               Conditions. The Principal Paying Agent shall notify the person in whose name a Class A Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final instalment of principal and interest on such Class A Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Maturity Date and shall specify that such final instalment will be payable only upon presentation and surrender of such Class A Note and shall specify the place where such Class A Note may be presented and surrendered for payment of such instalment. Notices in connection with redemptions of Class A Notes shall be mailed to Class A
               Noteholders as provided in Condition 12.

     36.2 CLEARING AGENCY CERTIFICATE

          The Issuer, the Manager, the Security Trustee and the Note Trustee may
          call for and shall be at liberty to accept and place full reliance on as sufficient evidence a certificate or letter or confirmation signed on behalf of any Clearing Agency or any form of record made by either of them to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in its records as entitled to a particular interest in a Book-Entry Note.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 72

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
37   CURRENCY INDEMNITY

          Subject to this deed including, without limitation, clause 45, the
          Issuer indemnifies the Note Trustee and the Class A Noteholders and keeps them indemnified against:

          (a)  any loss or damage incurred by any of them arising from the non-payment by the Issuer of the Relevant Class A Currency due to
               the Note Trustee or the relevant Class A Noteholders under this deed or the relevant Class A Notes by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect of that payment, which amount is expressed in a currency other than the Relevant Class A Currency, and under which the Note
               Trustee and the Class A Noteholders do not have an option to have that judgment or order expressed in the Relevant Class A
               Currency, and those prevailing at the date of actual payment by the Issuer; and

          (b)  any deficiency arising or resulting from any variation in rates of exchange between:

               (1)  the date (if any) as of which the non-Relevant Class A
                    Currency equivalent of the Relevant Class A Currency amounts due or contingently due under this deed (other than this
                    clause 37) or in respect of the relevant Class A Notes is
                    calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer; and

               (2)  the final date for ascertaining the amount of claims in that bankruptcy, insolvency or liquidation provided that in that bankruptcy, insolvency or liquidation claims are required to be made in a currency other than the Relevant Class A
                    Currency.

               The amount of that deficiency shall not be reduced by any
               variation in rates of exchange occurring between that final date and the date of any distribution of assets in connection with that bankruptcy, insolvency or liquidation.

          (c)  If any payment is made by the Issuer under this deed or the Class
               A Notes or if the Note Trustee or any Class Noteholder receives or recovers any money under or pursuant to this deed or the Class
               A Notes in a currency (RECEIPT CURRENCY) other than the currency in which the money was payable pursuant to the terms of this deed or the Class A Notes (AGREED CURRENCY), the Issuer must, as a separate and additional liability, pay to the recipient such additional amount so that after conversion from the Receipt
               Currency into the Agreed Currency of such money so paid, received or recovered and after the payment of all commission and expenses in relation to such conversion the recipient will receive net in its hands an amount in the Agreed Currency equal to the amount of the money payable under this deed or the Class A Notes in the
               Agreed Currency.

          (d)  Any payment purportedly pursuant to the terms of this deed or a
               Class A Note in a currency other than the currency in which it is required to be paid will not discharge or satisfy the relevant obligation of the payer to make the payment except to the extent that, and insofar as, the currency in

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 73

                                        Note Trust Deed - SMHL Global Fund No. 7

               which the payment is required to be made is acquired by sale of the currency in which the payment was actually made.

          (e)  The indemnities in this clause 37 are obligations of the Issuer separate and independent from its obligations under the other provisions of this deed and Class A Notes and apply irrespective of any time or indulgence granted by the Note Trustee or the
               Class A Noteholders from time to time and shall continue in full force and effect despite the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer for a liquidated sum or sums in respect of amounts due under this deed (other than this clause 37) or the Class A Notes. Any deficiency will constitute a loss suffered by the Class A
               Noteholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator.

--------------------------------------------------------------------------------
38   NEW NOTE TRUSTEES

     38.1 APPOINTMENT BY ISSUER

          The Issuer may, at the direction of the Manager, at any time appoint a new note trustee of this deed who has previously been approved in writing by holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent. One or more persons may hold office as note trustee or note trustees of this deed but that note trustee or note trustees must be or include a
          Trust Corporation. Whenever there are more than two note trustees of this deed the majority of those note trustees are competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Note Trustee by this deed if a Trust
          Corporation is included in that majority.

     38.2 APPOINTMENT BY NOTE TRUSTEE

          (a)  The Note Trustee may, on not less than 14 days prior written notice to the Issuer and Manager, appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate note trustee or as a co-note trustee jointly with the Note Trustee:

               (1)  if the Note Trustee considers that appointment to be in the interests of the Class A Noteholders;

               (2)  for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

               (3)  for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this deed
                    against the Issuer.

          (b)  Subject to the provisions of this deed, a person appointed under paragraph (a) has all trusts, powers, authorities and discretions
               (not exceeding those conferred on the Note Trustee by this deed)
               and all duties and obligations conferred or imposed by the instrument of appointment. All rights, powers, duties and
               obligations conferred or imposed upon the Note Trustee shall be conferred or imposed upon and exercised or performed by the Note
               Trustee and such separate note trustee or co-trustee jointly (it being

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 74

                                        Note Trust Deed - SMHL Global Fund No. 7

               understood that such separate trustee or co-trustee is not authorised to act separately without the Note Trustee joining in such act), except to the extent that under any law of any
               jurisdiction in which any particular act or acts are to be performed the Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Note Trustee.

          (c)  The Note Trustee may remove any person appointed under this clause 38. The reasonable remuneration of any person appointed under this clause 38 together with any costs, charges and
               expenses properly incurred by it in performing its function as note trustee or co-note trustee will be costs, charges and expenses incurred by the Note Trustee under this deed.

     38.3 NOTICE

          (a)  The Issuer shall notify the Principal Paying Agent and the Class
               A Noteholders of any appointment of a new note trustee or any retirement or removal of an existing note trustee of this deed as soon as practicable after becoming aware of that appointment, retirement or removal in accordance with Condition 12.

          (b)  The Note Trustee shall notify each Designated Rating Agency of any appointment of a new note trustee or its retirement or removal as soon as practicable.

--------------------------------------------------------------------------------
39   NOTE TRUSTEE'S RETIREMENT AND REMOVAL

     39.1 REMOVAL BY ISSUER

          The Issuer (or the Manager after informing the Issuer of its intention to do so) may at any time terminate the appointment of the Note
          Trustee by giving written notice to that effect to each Designated
          Rating Agency and the Note Trustee with effect immediately on that notice, subject to clause 39.4, if any of the following occurs in relation to the Note Trustee:

          (a)  an Insolvency Event has occurred in relation to the Note Trustee in its personal capacity or in respect of its personal assets
               (and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee);

          (b)  the Note Trustee has ceased its business;

          (c)  the Note Trustee fails to comply with any of its obligations under any Transaction Document and such failure has had or, if continued, will have, a Material Adverse Effect (as determined by the Issuer), and, if capable of remedy, the Note Trustee does not remedy that failure within 14 days after the earlier of:

               (1)  the Note Trustee becoming aware of that failure; and

               (2)  receipt by the Note Trustee of a written notice with respect thereto from either the Issuer or the Manager; or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 75

                                        Note Trust Deed - SMHL Global Fund No. 7

               (d)  the Note Trustee fails to satisfy any obligation imposed on it under the TIA with respect to the Securitisation Fund or this deed or comply with clause 39.9.

     39.2 REMOVAL BY CLASS A NOTEHOLDERS

          The Class A Noteholders may resolve by written consent of the holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent to require the Issuer to terminate the appointment of the Note Trustee or Note Trustees for the time being of this deed.

     39.3 RESIGNATION

          Subject to this clause 39, the Note Trustee may resign its appointment under this deed at any time by giving to the Issuer, the Manager, the
          Security Trustee and each Designated Rating Agency not less than 3 months' written notice to that effect which notice shall expire not less than 30 days (or such lesser time as the Manager, the Issuer and the Note Trustee may agree) before any due date for payment of the
          Class A Notes.

     39.4 RATING AGENCIES APPROVAL

          Any resignation or removal of the Note Trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by that successor note trustee and confirmation by the
          Moody's Investor Service Inc (such confirmation not to be unreasonably withheld or delayed) that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the Class A Notes. The Manager is responsible for obtaining such confirmation from Moody's Investor Service Inc.

     39.5 TRUST CORPORATION

          The Issuer undertakes that if the Note Trustee which is a Trust
          Corporation retires or is removed it will use its best endeavours to appoint a new note trustee of this deed which is a Trust Corporation as soon as reasonably practicable. The retirement or removal of any
          Note Trustee shall not become effective until a successor Note Trustee which is a Trust Corporation is appointed, save as hereinafter provided. The Manager must assist the Issuer to appoint a new note trustee of this deed. If the Issuer fails to appoint a new Note
          Trustee by the date which is one (1) month prior to the date of the
          Note Trustee's proposed retirement or removal, the Note Trustee shall be entitled to appoint a new Note Trustee which is a Trust Corporation and such appointment shall be deemed to have been made under clause
          38.2 of this deed. If no other person can be found to act as the Note
          Trustee, the Noteholders may appoint a Note Trustee from among the holders of the Class A Notes.

     39.6 SUCCESSOR TO NOTE TRUSTEE

          (a)  On the execution by the Issuer, the Manager and any successor
               Note Trustee of an instrument effecting the appointment of that successor Note Trustee and a deed whereby the successor agrees to be bound by this deed, that successor Note Trustee shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts,

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 76

                                        Note Trust Deed - SMHL Global Fund No. 7

               immunities, duties and obligations of the predecessor Note
               Trustee with effect as if originally named as Note Trustee in this deed and the Transaction Documents and that predecessor Note
               Trustee, on payment to it of the pro rata proportion of its fee and disbursements then unpaid (if any), shall have no further liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Note Trustee is appointed.

          (b)  Any corporation:

               (1)  into which the Note Trustee is merged;

               (2)  with which the Note Trustee is consolidated;

               (3)  resulting from any merger or consolidation to which the Note
                    Trustee is a party;

               (4)  to which the Note Trustee sells or otherwise transfers all or substantially all the assets of its corporate trust
                    business,

               shall, on the date when that merger, conversion, consolidation, sale or transfer becomes effective (and upon execution by the
               Issuer, the Manager and any such merged or consolidated entity of a deed whereby that entity agrees to be bound by the terms of this deed) and to the extent permitted by applicable law, become the successor Note Trustee under this deed without the execution or filing of any agreement or document or any further act on the part of the parties to this deed, unless otherwise required by the Issuer or the Manager, and after that effective date all references in this deed to the Note Trustee shall be references to that corporation.

          (c)  The Manager undertakes to use its best endeavours to procure execution by the relevant parties of the deeds referred to in clauses 39.6(a)and 39.6(b).

     39.7 NOTICE

          (a)  The Issuer shall notify the Principal Paying Agent and the Class
               A Noteholders of any appointment of a new note trustee or any retirement or removal of the existing note trustee of this deed as soon as practicable after becoming aware of that appointment, retirement or removal in accordance with Condition 12.

          (b)  The Note Trustee shall notify each Designated Rating Agency of its retirement as soon as practical.

     39.8 RETENTION OF LIEN

          (a)  Nothing in this clause 39 shall release the Note Trustee from any liability incurred by it prior to its retirement.

          (b)  The outgoing Note Trustee will remain entitled to the benefit of the indemnities granted by this deed to the outgoing Note Trustee in respect of any liability, cost or other obligation incurred by it while acting as Note Trustee, as if it were still the Note
               Trustee under this deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 77

                                        Note Trust Deed - SMHL Global Fund No. 7

     39.9 ELIGIBILITY; DISQUALIFICATION

          (a)  The Note Trustee shall at all times satisfy the requirements of
               Section 310(a) of the TIA.

          (b)  The Note Trustee shall have a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of condition.

          (c)  The Note Trustee shall comply with Section 310(b) of the TIA, provided that any indenture or indentures under which other securities of the Trustee are outstanding shall be excluded from the operation of Section 310(b)(1) of the TIA for the purposes of paragraph (b) if the requirements for such exclusion set out in
               Section 310(b)(1) of the TIA are met.

          (d)  Neither the Manager, the Issuer nor any of their related entities may be appointed as Note Trustee.

--------------------------------------------------------------------------------
40   NOTE TRUSTEE'S POWERS ADDITIONAL

          The powers conferred upon the Note Trustee by this deed shall be in addition to any powers which may from time to time be vested in the
          Note Trustee by the general law or as a holder of any of the Class A
          Notes.

--------------------------------------------------------------------------------
41   SEVERABILITY OF PROVISIONS

          Any provision of this deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

--------------------------------------------------------------------------------
42   NOTICES

     42.1 GENERAL

          All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this deed:

          (a)  must be in writing;

          (b)  must be signed by an Authorised Signatory of the sender; and

          (c)  will be taken to be duly given or made:

               (1)  (in the case of delivery in person or by post) when
                    delivered, received or left at the address of the person
                    shown in clause 42.2 or to any other address of which the
                    sender may have been notified by the recipient; and

               (2)  (in the case of facsimile transmission) on receipt of a transmission report confirming successful transmission to
                    the number shown in clause 42.2 or any other number notified by the recipient to the sender in accordance with this
                    clause 42;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 78

                                        Note Trust Deed - SMHL Global Fund No. 7

                    but if delivery or receipt is on a day on which business is not generally carried on in the place to which the
                    communication is sent or is later than 5.00 pm (local time), it will be taken to have been duly given or made at the
                    commencement of business on the next day on which business is generally carried on in that place. Any party may by
                    notice to each party change its address and facsimile under this clause 42.1.

     42.2 DETAILS

          The address and facsimile of each person to whom notices may be sent at the date of this deed are as follows:

          THE ISSUER

                    Perpetual Trustees Australia Limited
                    Level 7
                    9 Castlereagh Street
                    Sydney  New South Wales  2000
                    Australia

                    Fax:        +612 9221 7870

                    Attention:  Head of Securitisation/Manager, Securitisation

          THE MANAGER

                   ME Portfolio Management Limited
                   Level 23
                   360 Collins Street
                   Melbourne  Victoria  3000
                   Australia

                   Fax:         +613 9605 6200

                   Attention:   Manager - Capital Markets

          THE NOTE TRUSTEE

                   The Bank of New York
                   101 Barclay Street
                   Floor 21 West
                   New York  New York  10286
                   United States of America

                   Fax:         +1 212 815 5915

                   Attention:   Global Structured Finance

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 79

                                        Note Trust Deed - SMHL Global Fund No. 7

          THE CALCULATION AGENT

                   The Bank of New York
                   101 Barclay Street
                   Floor 21 West
                   New York  New York  10286
                   United States of America

                   Fax:         +1 212 815 5915

                   Attention:   Global Structured Finance

          THE SECURITY TRUSTEE

                   Perpetual Trustee Company Limited
                   Level 7
                   9 Castlereagh Street
                   Sydney  New South Wales  2000
                   Australia

                   Fax:         +612 9221 7870

                   Attention:   Head of Securitisation/Manager - Securitisation

          THE NOTE REGISTRAR

                   The Bank of New York
                   101 Barclay Street
                   Floor 21 West
                   New York  New York  10286
                   United States of America

                   Fax:         +1 212 815 5915

                   Attention:   Global Structured Finance

          THE PRINCIPAL PAYING AGENT

                   The Bank of New York
                   101 Barclay Street
                   Floor 21 West
                   New York  New York  10286
                   United States of America

                   Fax:         +1 212 815 5915

                   Attention:   Global Structured Finance

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 80

                                        Note Trust Deed - SMHL Global Fund No. 7

          THE IRISH PAYING AGENT

                   AIB/BNY Fund Management (Ireland) Limited
                   Guild House
                   Guild Street
                   Dublin 1
                   Republic of Ireland

                   Fax:         +353 1 829 0833

                   Attention:   Chief Operating Officer

     42.3 COMMUNICATION THROUGH PRINCIPAL PAYING AGENT

          All communications relating to this agreement between the Issuer and the Manager and the Calculation Agent and any of the Paying Agents or
          between the Paying Agents themselves shall save as otherwise provided in this agreement, be made through the Principal Paying Agent.

--------------------------------------------------------------------------------
43   GOVERNING LAW AND JURISDICTION

     43.1 GOVERNING LAW

          (a)  Subject to clause 43.1(b), this deed and the Note Trust are governed by the law of New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

          (b)  The administration of the Note Trust created under this deed, including the exercise of the Note Trustee's powers under clause
               13 of this deed, is governed by the law of New York. In the event of any inconsistency between the operation of the law of New
               South Wales, Australia and the law of New York in respect of the application of those powers, the law of New York will prevail to the extent of the inconsistency.

     43.2 JURISDICTION

          Each of the parties hereto irrevocably agrees for the benefit of each other and the Noteholders that the courts of New South Wales,
          Australia are to have jurisdiction to settle any disputes which may arise out of or in connection with this deed and that accordingly any notices, demands, suit, action or proceedings arising out of or in connection with this deed (together referred to as "PROCEEDINGS") may be brought in the courts of New South Wales, Australia. Each of the parties hereto irrevocably and unconditionally waives and agrees not to raise any objection which it may have now or subsequently to the laying of the venue of any Proceedings in the courts of New South
          Wales, Australia and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agrees that a judgment in any Proceedings brought in the courts of New
          South Wales, Australia shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction. Nothing in this
          Clause shall limit any right to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 81

                                        Note Trust Deed - SMHL Global Fund No. 7

     43.3 AGENT

          The Issuer irrevocably and unconditionally appoints CT Corporation
          System, 111 Eighth Avenue, 13th floor, New York, New York, 10011 and in the event of its ceasing so to act will appoint such other person as the Note Trustee may approve and as the Issuer may nominate in writing to the Note Trustee for the purpose to accept service of process on its behalf in respect of any Proceedings. The Issuer:

          (a)  agrees to procure that, so long as any of the Notes remains outstanding, there shall be in force an appointment of such a person approved by the Note Trustee with an office with authority to accept service as aforesaid;

          (b)  agrees that failure by any such person to give notice of such service of process to the Issuer shall not impair the validity of such service or of any judgment based thereon;

          (c)  consents to the service of process in respect of any Proceedings by airmailing of copies, postage prepaid, to the Issuer in accordance with Clause 26; and

          (d)  agrees that nothing in this deed shall affect the right to serve process in any other manner permitted by law.

--------------------------------------------------------------------------------
44   COUNTERPARTS

          This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

--------------------------------------------------------------------------------
45   LIMITED RECOURSE

     45.1 GENERAL

          Clause 26 of the Master Trust Deed applies to the obligations and liabilities of the Issuer and the Manager under this deed.

     45.2 LIABILITY OF ISSUER LIMITED TO ITS RIGHT TO INDEMNITY

          (a)  The Issuer enters into this deed only in its capacity as trustee of the Securitisation Fund and in no other capacity (except where the Transaction Documents provide otherwise). Subject to clause
               45.2(c) below, a liability arising under or in connection with this deed or the Securitisation Fund is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets and property of the Securitisation
               Fund which are available to satisfy the right of the Issuer to be exonerated or indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of this deed and extends to all liabilities and obligations of the
               Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed or the Securitisation Fund.

          (b)  Subject to 45.2(c) below, no person (including any Relevant
               Party) may take action against the Issuer in any capacity other than as trustee of the Securitisation Fund or seek the
               appointment of a receiver (except under the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 82

                                        Note Trust Deed - SMHL Global Fund No. 7

               Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation,
               administration or arrangements of or affecting the Issuer except in relation to the Assets of the Securitisation Fund.

          (c)  The provisions of this clause 45.2 shall not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by
               operation of law there is a reduction in the extent of the
               Issuer's indemnification or exoneration out of the Assets of the
               Securitisation Fund as a result of the Issuer's fraud, negligence or wilful default and will not apply to any obligation or
               liability of the Issuer to pay amounts from its personal funds pursuant to clause 12.1.

          (d)  It is acknowledged that the Relevant Parties are responsible under this deed or the other Transaction Documents for performing a variety of obligations relating to the Securitisation Fund. No act or omission of the Issuer (including any related failure to satisfy its obligations under this deed) will be considered fraud, negligence or wilful default of the Issuer for the purpose of clause 45.2(c) above to the extent to which the act or
               omission was caused or contributed to by any failure by any
               Relevant Party or any person who has been delegated or appointed by the Issuer in accordance with the Transaction Documents to fulfil its obligations relating to the Securitisation Fund or by any other act or omission of a Relevant Party or any such person.

          (e)  No attorney, agent, delegate, receiver or receiver and manager appointed in accordance with this deed or any other Transaction
               Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of clause 45.2(c)
               above.

          (f)  In this clause 45.2, Relevant Parties means any party to a
               Transaction Document other than the Issuer.

          (g)  The Issuer is not obliged to do or refrain from doing anything under this deed (including incurring liability) unless the
               Issuer's liability is limited in the same manner as set out in paragraphs (a) to (c) of this clause 45.2.

     45.3 UNRESTRICTED REMEDIES

          Nothing in clause 45.2 limits any party in:

          (a)  obtaining an injunction or other order to restrain any breach of this deed by any party;

          (b)  obtaining declaratory relief;

          (c)  relation to its rights under the Security Trust Deed; or

          (d)  taking any legal action against the Issuer in its personal capacity under clause 45.2(c)

     45.4 RESTRICTED REMEDIES

          Except as provided in clauses 45.2(c) and 45.3, none of the Note
          Trustee, each Paying Agent or the Calculation Agent shall, in respect of this Deed:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 83

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  (JUDGMENT) obtain a judgment for the payment of money or damages by the Issuer;

          (b)  (STATUTORY DEMAND) issue any demand under s459E(1) of the
               Corporations Act (or any analogous provision under any other law)
               against the Issuer;

          (c)  (WINDING UP) apply for the winding up or dissolution of the
               Issuer;

          (d)  (EXECUTION) levy or enforce any distress or other execution to, on or against any assets of the Issuer;

          (e)  (COURT APPOINTED RECEIVER) apply for the appointment by a court of a receiver to any of the assets of the Issuer;

          (f)  (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against the Issuer; or

          (g)  (ADMINISTRATOR) appoint, or agree to the appointment, of any administrator to the Issuer,

          or take proceedings for any of the above and the Note Trustee, each
          Paying Agent and the Calculation Agent waives their rights to make those applications and take those proceedings.

          A reference to the Issuer in this clause 45.4 is to the Issuer in its personal capacity and not as trustee of the Securitisation Fund

     45.5 WILFUL DEFAULT OF THE ISSUER

          For the purposes of this deed the expression "wilful default":

          (a)  in relation to the Issuer, means a wilful default of this deed by the Issuer:

               (1)  other than a default which:

                    (A)  arises out of a breach of a Transaction Document by a person other than the Issuer or any person referred to
                         in clause 45.5(b) in relation to the Issuer;

                    (B)  arises because some other act or omission is a
                         precondition to the relevant act or omission of the
                         Issuer and that other act or omission does not occur;

                    (C)  is in accordance with a lawful court order or direction or is required by law; or

                    (D)  is in accordance with an instruction or direction given to it by any person in circumstances where that person
                         is authorised to do so by any Transaction Document; and

               (2)  in circumstances where had it not committed that default it would have been entitled to recoupment, reimbursement or a right of indemnity for its costs and expenses (if any) in
                    complying with this deed from the Securitisation Fund;

          (b)  a reference to the "fraud", "negligence" or "wilful default" of the Issuer means the fraud, negligence or wilful default of the
               Issuer and of its officers or employees, but not of its agents or delegates, unless the Issuer is liable for the acts or omissions of such other person under the terms of this deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 84

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
46   SUCCESSOR TRUSTEE

          The Note Trustee, each Paying Agent and the Calculation Agent shall do all things reasonably necessary to enable any successor Issuer appointed under clause 18 of the Master Trust Deed to become the
          Issuer under this deed.

--------------------------------------------------------------------------------
47   REIMBURSEMENT FOR THE COST OF INDEPENDENT ADVICE

          Where the Note Trustee is required to express an opinion or make a determination or calculation under this deed or the other Transaction
          Documents, the Note Trustee may appoint or engage such independent advisers as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any reasonable costs and expenses payable to those advisers will be reimbursed to the Note Trustee by the Issuer or if another person is expressly stated in the relevant provision in a
          Transaction Document, that person.

--------------------------------------------------------------------------------
48   NO LIABILITY

          Without limitation the Note Trustee shall not be liable (subject to the mandatory requirements of the TIA) for:

          (a)  any decline in the value or loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged
               Property or any other property charged to the Security Trustee by any other person in respect of or relating to the obligations of any person in respect of the Issuer or the Secured Moneys (as defined in the Security Trust Deed) or relating in any way to the
               Charged Property;

          (b)  any decline or loss directly or indirectly arising from the Note
               Trustee acting or failing to act as a consequence of an opinion reached by it or failing to act as a consequence of it not being indemnified for any action it might otherwise have taken as contemplated by clause 6.3; and

          (c)  any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, the Charged
               Property or any deeds or documents of title thereto being
               uninsured or inadequately insured or being held by or to the order of the Mortgage Manager or any of its affiliates or by clearing organisations or their operator or by any person on behalf of the Security Trustee or the Note Trustee,

          except for the fraud, negligence or wilful default of the Note
          Trustee.

--------------------------------------------------------------------------------
49   PROSPECTUS

          The Note Trustee has no responsibility for any statement or information in or omission from any prospectus, advertisement, circular or other document issued by or on behalf of the Issuer or
          Manager, including in connection with the issue of Class A Notes.
          Neither the Issuer nor the Manager may publish or permit to be published any such document in connection with the offer of Class A
          Notes or an

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 85

                                        Note Trust Deed - SMHL Global Fund No. 7

          invitation for subscriptions for Class A Notes containing any statement which makes reference to the Note Trustee without the prior written consent of the Note Trustee, which consent must not be unreasonably withheld. In considering whether to give its consent, the
          Note Trustee is not required to take into account the interests of the
          Noteholders.

--------------------------------------------------------------------------------
50   NOTE TRUSTEE'S LIMITED LIABILITY

     50.1 RELIANCE ON CERTIFICATE

          The Note Trustee shall not incur any liability as a result of relying upon the authority, validity, due authorisation of, or the accuracy of any information contained in any notice, resolution, direction, consent, certificate, receipt, affidavit, statement, valuation report or other document or communication (including any of the above submitted or provided by the Manager, by the Issuer or by a Class A
          Noteholder) if the Note Trustee is entitled, under clause 50.2 to assume such authenticity, validity, due authorisation or accuracy.

          In preparing any notice, certificate, advice or proposal the Note
          Trustee shall be entitled to assume, unless it is actually aware to the contrary, that each person under any Authorised Investment,
          Enhancement, Mortgage, other Transaction Document or any other deed, agreement or arrangement incidental to any of the above or to the
          Securitisation Fund, will perform their obligations under those documents in full by the due date and otherwise in accordance with their terms.

     50.2 NOTE TRUSTEE'S RELIANCE ON MANAGER, SECURITY TRUSTEE, ISSUER OR
          MORTGAGE MANAGER

          (a)  (Authorised Signatories are sufficient evidence) Whenever any certificate, notice, proposal, direction, instruction, document or other communication is to be given to the Note Trustee, the
               Note Trustee may assume:

               (1)  the authenticity and validity of any signature in any such document and that such document has been duly authorised;
                    and

               (2)  the accuracy of any information contained in any such documents,

               in either case unless the officers of the Note Trustee
               responsible for the administration of the Note Trust are actually aware to the contrary.

          (b)  (Note Trustee not liable for loss) The Note Trustee shall not be responsible for any loss arising from any forgery or lack of authenticity or any act, neglect, mistake or discrepancy of the
               Manager, the Security Trustee, Issuer or the Mortgage Manager or
               any officer, employee, agent or delegate of the Manager, the
               Security Trustee, the Issuer or the Mortgage Manager in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, if the officers of the Note Trustee responsible for the administration of the Note Trust are not actually aware of such forgery, lack of authenticity or validity, act, neglect, mistake or discrepancy.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 86

                                        Note Trust Deed - SMHL Global Fund No. 7

     50.3 COMPLIANCE WITH LAWS

          The Note Trustee shall not incur any liability to anyone in respect of any failure to perform or to do any act or thing which by reason of any provision of any applicable present or future law of any place or any applicable ordinance, rule, regulation or by law or of any applicable decree, order or judgment of any competent court or other tribunal, the Note Trustee shall be prohibited from doing or performing.

     50.4 RELIANCE ON EXPERTS

          The Note Trustee may rely on and act on the opinion or statement or certificate or advice of or information obtained from the Security
          Trustee, the Mortgage Manager, the Issuer, barristers or solicitors
          (whether instructed by the Note Trustee or not), bankers, accountants, brokers, valuers and other persons believed by it in good faith to be expert or properly informed in relation to the matters on which they are consulted and the Note Trustee shall not be liable for anything done or suffered by it in good faith in reliance on such opinion, statement, certificate, advice or information except to the extent of losses, costs, claims or damages caused by the Note Trustee's fraud, negligence or wilful default.

     50.5 OVERSIGHTS OF OTHERS

          Having regard to the limitations on the Note Trustee's duties, powers, authorities and discretions under this deed, the Note Trustee shall not be responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of any person or agent appointed by the Note Trustee or on whom the Note Trustee is entitled to rely under this deed (other than a related body corporate (as defined in section 9 of the Corporations
          Act)), attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the Note Trustee except to the extent of losses, costs, claims or damages caused by the Note
          Trustee's fraud, negligence or wilful default, provided that nothing in this deed or any other Transaction Document imposes any obligations on the Note Trustee to review or supervise the performance by any other party of its obligations.

     50.6 POWERS, AUTHORITIES AND DISCRETIONS

          Except as otherwise provided in this deed and in the absence of fraud, negligence or wilful default, the Note Trustee shall not be in any way responsible for any loss (whether consequential or otherwise), costs, damages or inconvenience that may result from the exercise or non-exercise of any powers, authorities and discretions vested in it.

     50.7 IMPOSSIBILITY OR IMPRACTICABILITY

          If for any other reason it becomes impossible or impracticable for it to carry out any or all of the provisions of this deed or any other
          Transaction Document, the Note Trustee shall not be under any liability and, except to the extent of its own fraud, negligence or wilful default, nor shall it incur any liability by reason of any error of law or any matter or thing done or suffered or omitted to be done in good faith by it or its officers, employees, agents or delegates.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 87

                                        Note Trust Deed - SMHL Global Fund No. 7

     50.8 LEGAL AND OTHER PROCEEDINGS

          (a)  (INDEMNITY FOR LEGAL COSTS) The Note Trustee or the Class A
               Noteholders acting under clause 6.5 (as the case may be) (each an
               Indemnified Party) shall be indemnified by the Issuer (subject to clause 45) for all legal costs and disbursements on a full indemnity basis and all other cost, disbursements, outgoings and expenses incurred by the Indemnified Party in connection with:

               (1)  the enforcement or contemplated enforcement of, or
                    preservation of rights under;

               (2)  without limiting the generality of clause 50.8(a)(1) above, the initiation, defence, carriage and settlement of any
                    action, suit, proceeding or dispute in respect of; and

               (3)  obtaining legal advice or opinions concerning or relating to the interpretation or construction of,

               this deed or any other Transaction Document or otherwise under or in respect of this deed provided that the enforcement,
               contemplated enforcement or preservation by the Note Trustee (as the case may be) of the rights referred to in clause 50.8(a)(1)
               or the court proceedings referred to in clause 50.8(a)(2)
               (including in each case the defence of any action, suit,
               proceeding or dispute brought against the Indemnified Party), and the basis of incurring any of those costs, disbursements,
               outgoings and expenses by the Indemnified Party:

               (4)  has been approved in advance by the written consent of the holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$
                    Equivalent; or

               (5)  the Indemnified Party reasonably considers the incurring of those costs, disbursements, outgoings and expenses to be
                    necessary.

          (b)  (DEFENCE OF PROCEEDINGS ALLEGING NEGLIGENCE) The Indemnified
               Party shall be entitled to claim in respect of the above
               indemnity from the Issuer for its expenses and liabilities incurred in defending any action, suit, proceeding or dispute in which fraud, negligence or wilful default is alleged or claimed against it, but on the same being proved, accepted or admitted by it, it shall immediately repay to the Issuer the amount
               previously paid by the Issuer to it in respect of that indemnity.

          (c)  (EXPENSES) Subject to clause 45, the Issuer will on demand reimburse the Note Trustee for and keep the Note Trustee
               indemnified against all expenses including legal costs and disbursements (on a full indemnity basis) reasonably incurred by the Note Trustee in connection with:

               (1)  the preparation and execution of this deed and any
                    subsequent consent, agreement, approval or waiver under this deed or amendment to this deed;

               (2)  the exercise, enforcement, preservation or attempted
                    exercise enforcement or preservation of any rights under
                    this deed including without limitation any expenses incurred in the evaluation of any matter of material concern to the
                    Note Trustee; and

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 88

                                        Note Trust Deed - SMHL Global Fund No. 7

               (3)  any enquiry by a Government Agency concerning the Issuer or the Assets of the Securitisation Fund or a transaction or
                    activity the subject of the Transaction Documents.

     50.9 NO LIABILITY EXCEPT FOR NEGLIGENCE ETC.

          Except to the extent caused by the fraud, negligence or wilful default on the Note Trustee's part or on the part of any of its officers or employees, or any agents or delegate, sub-agent, sub-delegate employed by the Note Trustee in accordance with this deed (and where this deed provides that the Note Trustee is liable for the acts or omissions of any such person) to carry out any transactions contemplated by this deed, the Note Trustee shall not be liable for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any Class A Noteholder or any other person or for any loss howsoever caused in respect of any of the Securitisation
          Fund or to any Class A Noteholder or other person. The Note Trustee is not obliged to take any action under this deed unless it is indemnified to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

     50.10 FURTHER LIMITATIONS ON NOTE TRUSTEE'S LIABILITY

          Subject to clause 50.2, the Note Trustee shall not be liable:

          (a)  for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion or for any other act or omission on its part under this deed, any other Transaction
               Document or any other document except where the exercise or non-exercise of any discretion, or any act or omission, by the
               Note Trustee, or any of its officers or employees, or any agent, delegate, sub-agent, sub-delegate employed by the Note Trustee in accordance with this deed (and where this deed provides that the
               Note Trustee is liable for the acts or omissions of any such person) to carry out any transactions contemplated by this deed, constitutes fraud, negligence or wilful default;

          (b)  for any losses, costs, damages or expenses caused by its acting
               (in circumstances where this deed requires it to act or
               contemplates that it may so act) on any instruction or direction given to it by:

               (1)  any Class A Noteholder under this deed, any other
                    Transaction Document or any other document;

               (2)  any person under an Enhancement or Mortgage,

               except to the extent that it is caused by the fraud, negligence or wilful default of the Note Trustee, or any of its officers or employees, or an agent or delegate employed by the Note Trustee in accordance with this deed to carry out any transactions contemplated by this deed;

          (c)  for any Manager's Default;

          (d)  without limiting the Note Trustee's obligations under the
               Transaction Documents, for any act, omission or default of any
               Mortgage Manager in relation to its servicing duties or its obligations under any Mortgage Origination and Management
               Agreement;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 89

                                        Note Trust Deed - SMHL Global Fund No. 7

          (e)  without limiting the Note Trustee's obligations under the
               Transaction Documents, for any act, omission or default of the
               Security Trustee in relation to its obligations under the
               Transaction Documents;

          (f)  without limiting the Note Trustee's obligations under the
               Transaction Documents, for any act, omission or default of a
               Paying Agent in relation to its obligations under the Transaction
               Documents;

          (g)  without limiting the Note Trustee's obligations under the
               Transaction Documents, for any act, omission or default of the
               Calculation Agent in relation to its obligations under the
               Transaction Documents;

          (h)  for the failure of a person to carry out an agreement with the
               Note Trustee in connection with the Securitisation Fund; or

          (i)  for any losses, costs, liabilities or expenses caused by the Note
               Trustee's failure (except where it has an express obligation to do so) to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Manager, the Issuer or Security Trustee,

          except, in the case of paragraphs (c) to (i) (inclusive), to the extent that it is caused by the fraud, negligence or wilful default of the Note Trustee.

          Nothing in this clause 50.10 alone (but without limiting the operation of any other clause of this deed) shall imply a duty on the Note
          Trustee to supervise the Manager or the Security Trustee in the performance of the Manager's or the Security Trustee's functions and duties, and the exercise by the Manager or the Security Trustee of its discretions.

     50.11 CONFLICTS

          (a)  (NOT LIABLE TO ACCOUNT) the Note Trustee shall not be in any way liable to account to any Class A Noteholder or any other person for any profits or benefits (including any profit, bank charges, commission, exchange, brokerage and fees) made or derived under or in connection with any transaction or contract specified in paragraph (b) below.

          (b)  (FIDUCIARY RELATIONSHIP) the Note Trustee shall not by reason of any fiduciary relationship be in any way precluded from making any contracts or entering into any transactions with any such person in the ordinary course of its business or from undertaking any banking, financial, development, agency or other services including any contract or transaction in relation to the placing of or dealing with any investment and the acceptance of any office or profit or any contract of loan or deposits or other contract or transaction which any person or company not being a party to this deed could or might have lawfully entered into if not a party to this deed. The Note Trustee shall not be
               accountable to any Class A Noteholder or any other person for any profits arising from any such contracts, transactions or offices.

     50.12 INFORMATION

          Except for notices and other documents and information (if any)
          expressed to be required to be furnished to any person by the Note
          Trustee under this deed or any other Transaction Document, the Note
          Trustee shall not have any duty or responsibility to provide any person (including any Class A Noteholder) with any

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 90

                                        Note Trust Deed - SMHL Global Fund No. 7

          credit or other information concerning the affairs, financial condition or business of the Securitisation Fund.

     50.13 INVESTIGATION BY NOTE TRUSTEE

          Each Noteholder acknowledges that the Note Trustee has no duty, and is under no obligation, to investigate whether a Manager's Default or
          Trustee's Default has occurred in relation to the Securitisation Fund other than where it has actual notice.

--------------------------------------------------------------------------------
51   NOTEHOLDERS' LISTS AND REPORTS, CONTINUING SECURITY, RELEASES AND WAIVERS

     51.1 PROVISION OF INFORMATION

          The Manager will cause to be furnished to the Note Trustee:

          (a)  every six months (with the first six month period commencing on the Closing Date) (each such date being a Notice Date), a list, in such form as the Note Trustee may reasonably require, of the names and addresses of the Class A Noteholders as of the Record
               Date immediately preceding that Notice Date; and

          (b)  at such other times as the Note Trustee may request in writing, within 30 days after receipt by the Manager with a copy provided to the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished,

          provided that so long as:

          (c)  the Note Trustee is the Note Registrar; or

          (d)  the Class A Notes are Book-Entry Notes,

          no such list shall be required to be furnished.

     51.2 PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS

          (a)  The Note Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Class A
               Noteholders contained in the most recent list (if any) furnished to the Note Trustee as provided in clause 51.1 and if it acts as
               Note Registrar, the names and addresses of Class A Noteholders received by the Note Trustee in its capacity as Note Registrar.
               The Note Trustee may destroy any list furnished to it as provided in such clause 51.1 upon receipt of a new list so furnished.

          (b)  Class A Noteholders may communicate pursuant to Section 312(b) of the TIA with other Class A Noteholders with respect to their rights under this deed or under the Class A Notes.

          (c)  The Issuer, Note Trustee and Note Registrar shall have the protection of Section 312(c) of the TIA.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 91

                                        Note Trust Deed - SMHL Global Fund No. 7

     51.3 REPORTS BY NOTE TRUSTEE

          If required by Section 313(a) of the TIA, within 60 days after each 30
          June, beginning with 30 June 2005, the Note Trustee shall mail to each
          Class A1 Noteholder, the Issuer and the Manager as required by Section
          313(c) of the TIA a brief report dated as of such date that complies with Section 313(a) of the TIA. The Note Trustee also shall comply with Section 313(b) of the TIA. A copy of each report at the time of its mailing to Class A1 Noteholders shall be filed by the Note Trustee with the Commission and each stock exchange, if any, on which the
          Class A1 Notes are listed. The Manager on behalf of the Issuer shall notify the Note Trustee if and when the Class A1 Notes are listed on any stock exchange.

     51.4 NOTICES TO CLASS A NOTEHOLDERS; WAIVER

          Where this deed provides for notice to Class A Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A
          Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A
          Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given. Where this deed provides for notice in any manner, such notice may be waived in writing by any person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

          In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A Noteholders when such notice is required to be given pursuant to any provision of this deed, then any manner of giving such notice as the Manager on behalf of the Issuer shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

     51.5 ISSUER'S LIABILITY NOT AFFECTED

          This deed and the liability of the Issuer under this deed will not be affected or discharged by any of the following:

          (a)  (INDULGENCE): the granting to the Issuer or to any other person of any time or other indulgence or consideration;

          (b)  (DELAY IN RECOVERY): subject to Condition 8 of the Conditions, the Note Trustee failing or neglecting to recover any amounts owing in respect of the Class A Notes;

          (c)  (LACHES): any other laches, acquiescence, delay, act, omission or mistake on the part of the Note Trustee or any other person; or

          (d)  (RELEASE): the release, discharge, abandonment or transfer whether wholly or partially and with or without consideration of any other security

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 92

                                        Note Trust Deed - SMHL Global Fund No. 7

               judgment or negotiable instrument held from time to time or recovered by the Note Trustee from or against the Issuer or any other person.

     51.6 REPORTS BY ISSUER

          The Issuer or the Manager on its behalf shall:

          (a)  file with the Note Trustee, within 15 days after the Issuer or the Manager is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer or the Manager may be required to file with the Commission pursuant to section 13 or
               15(d) of the Securities Exchange Act of 1934, as amended;

          (b)  file with the Note Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the
               Commission such additional information, documents and reports with respect to compliance by the Issuer or the Manager on its behalf with the conditions and covenants of this deed as may be required from time to time by such rules and regulations; and

          (c)  supply to the Note Trustee (and the Note Trustee shall transmit by mail to all Class A1 Noteholders described in Section 313(c)
               of the TIA) such summaries of any information, documents and reports required to be filed by the Issuer or the Manager on its behalf pursuant to clauses 51.6(a) and 51.6(b) as may be required by rules and regulations prescribed from time to time by the
               Commission.

--------------------------------------------------------------------------------
52   TRUST INDENTURE ACT - MISCELLANEOUS

     52.1 COMPLIANCE CERTIFICATES AND OPINIONS

          (a)  Upon any application or request by the Issuer or the Manager to the Note Trustee to take any action under any provision of this deed, the Issuer (or the Manager on its behalf) shall furnish to the Note Trustee:

               (1)  an Officer's Certificate stating that all conditions
                    precedent, if any, provided for in this deed relating to the proposed action have been complied with;

               (2)  an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been
                    complied with; and

               (3)  (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of Section 314(c)(3) of the TIA, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this deed, no additional certificate or
                    opinion need be furnished.

          (b)  Prior to the deposit of any property or securities with the
               Issuer that is to be made the basis for the release of any property or securities subject to the Security Interest created by the Security Trust Deed, the Issuer (or the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 93

                                        Note Trust Deed - SMHL Global Fund No. 7

               Manager on its behalf) shall, in addition to any obligation imposed in clause 52.1(a) or elsewhere in this deed, furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) of the property or securities to be so deposited.

          (c)  Whenever any property or securities are to be released from the
               Security Interest created by the Security Trust Deed, the Issuer
               (or the Manager on its behalf) shall also furnish to the Note
               Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or
               securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or this deed.

          (d)  Whenever the Issuer (or the Manager on its behalf) is required to furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause 52.1(b) and (c), the Issuer (or the Manager on its behalf) shall also furnish to the Note Trustee an
               Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities deposited or released from the Security Interest created by the Security Trust Deed since the commencement of the then current calendar year, as set forth in the certificate required by clause 52.1(c) and this clause 52.1(d), equals 10% or more of the Outstanding Principal Balance of the Notes calculated and expressed in the A$ Equivalent, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's
               Certificate is less than the A$ Equivalent of US$25,000 or less than one percent of the then Outstanding Principal Balance of the
               Notes calculated and expressed in the A$ Equivalent.
               Notwithstanding any other provision of this clause 52.1(d), the
               Issuer may:

               (1)  collect, liquidate, sell or otherwise dispose of receivables or other Assets of the Securitisation Fund as and to the
                    extent permitted or required by the Transaction Documents;
                    and

               (2)  make or permit to be made cash payments out of the
                    Collection Account or the US$ Account or the Euro Account as
                    and to the extent permitted or required by the Transaction
                    Documents.

          (e)  Every Officer's Certificate or opinion with respect to compliance with a condition or covenant provided for in this deed shall include:

               (1)  a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (2)  a brief statement as to the nature and scope of the
                    examination or investigation upon which the statements or
                    opinions contained in such certificate or opinion are based;

               (3)  a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 94

                                        Note Trust Deed - SMHL Global Fund No. 7

                    necessary to enable such signatory to express an informed
                    opinion as to whether or not such covenant or condition has been complied with; and

               (4)  a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

     52.2 UNDERTAKING FOR COSTS

          (a)  Subject to clause 52.2(b), all parties to this deed agree, and each Class A Noteholder by such Class A Noteholder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this deed, or in any suit against the Note
               Trustee for any action taken, suffered or omitted by it as the
               Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including
               reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

          (b)  The provisions of this clause 52.2 shall not apply to:

               (1)  any suit instituted by the Note Trustee;

               (2)  any suit instituted by any Class A Noteholder, or group of
                    Class A Noteholders in each case holding in the aggregate
                    more than 10% of the aggregate Invested Amount of the Class
                    A Notes calculated and expressed in the A$ Equivalent; or

               (3)  any suit instituted by any Class A Noteholder for the enforcement of the payment of principal or interest on any
                    Class A Note on or after the respective due dates expressed in such Class A Note and in this deed (or, in the case of
                    final redemption of a Class A Note, on or after the Final
                    Maturity Date).

     52.3 EXCLUSIONS OF SECTION 316

          (a)  Section 316(a)(1) of the TIA is expressly excluded by this deed.

          (b)  For the purposes of Section 316(a)(2) of the TIA in determining whether any Class A Noteholders have concurred in any relevant direction or consent, Class A Notes owned by the Issuer or by any
               Associate of the Issuer, shall be disregarded, except that for the purposes of determining whether the Note Trustee shall be protected in relying on any such direction or consent, only Class
               A Notes which the Note Trustee knows are so owned shall be so disregarded.

     52.4 UNCONDITIONAL RIGHTS OF CLASS A NOTEHOLDERS TO RECEIVE PRINCIPAL AND
          INTEREST

          Notwithstanding any other provisions in this deed but subject to clause 45, any Class A Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Class A Note on or after the respective due dates thereof expressed in such Class A Note or in this deed (or, in the case of final redemption of a Note, on or after the Final Maturity
          Date) and to institute suit for the enforcement of any such payment, and such right

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 95

                                        Note Trust Deed - SMHL Global Fund No. 7

          shall not be impaired without the consent of such Class A Noteholder, except to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Security Interest created by the Security Trust Deed upon any property subject to such
          Security Interest.

     52.5 CONTINUING OBLIGATION

          This deed shall be a continuing obligation notwithstanding any settlement of account intervening payment express or implied revocation or any other matter or thing whatsoever until a final discharge thereof has been given to the Issuer.

     52.6 NO MERGER

          Neither this deed nor any of the Note Trustee's powers shall merge or prejudicially affect or be merged in or prejudicially affected by and the Issuer's obligations hereunder shall not in any way be abrogated or released by any other security, any judgment or order, any contract, any cause of action or remedy or any other matter or thing now or hereafter existing in respect of the Secured Moneys.

     52.7 WAIVER

          A failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, remedy, power or privilege hereunder by a party shall not in any way preclude or operate as a waiver of any further exercise or enforcement thereof or the exercise or enforcement of any other right remedy power or privilege hereunder or provided by law.

     52.8 CONSENTS AND APPROVALS

          Where any act, matter or thing hereunder depends on the consent or approval of the Note Trustee then unless expressly provided otherwise herein such consent or approval may be given or withheld in the absolute and unfettered discretion of the Note Trustee and may be given subject to such conditions as the Note Trustee thinks fit in its absolute and unfettered discretion and notwithstanding anything to the contrary in this deed, may be given retrospectively.

     52.9 WRITTEN WAIVER, CONSENT AND APPROVAL

          Any waiver, consent or approval given by a party under this deed shall only be effective and shall only bind that party if it is given in writing or given verbally and subsequently confirmed in writing and executed by that party or on its behalf by an officer for the time being of that party.

     52.10 TIME OF ESSENCE

          Time is of the essence in respect of the Issuer's obligations hereunder.

     52.11 MORATORIUM LEGISLATION

          To the fullest extent permitted by law, the provisions of all Statutes operating directly or indirectly:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 96

                                        Note Trust Deed - SMHL Global Fund No. 7

          (a)  to lessen or otherwise to vary or affect in favour of the Issuer any obligation under this deed; or

          (b)  to delay or otherwise prevent or prejudicially affect the exercise of any powers conferred on the Note Trustee, the
               Principal Paying Agent, the Calculation Agent or the Note
               Registrar under this deed;

          are hereby expressly waived, negatived and excluded.

     52.12 BINDING ON EACH SIGNATORY

           This deed shall bind each of the signatories hereto notwithstanding that any one or more of the named parties hereto does not execute this deed, that there is any invalidity forgery or irregularity touching any execution hereof or that this deed is or becomes unenforceable, void or voidable against any such named party.

     52.13 COUNTERPARTS

           This deed may be executed in a number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument.

     52.14 ASSIGNMENT

           No party may assign or transfer any of its rights or obligations under this deed without the prior written consent of the other parties and in accordance with the provisions of this deed with respect to retirement of each of such parties from their respective roles under this deed.

     52.15 POWER OF ATTORNEY

           Each attorney executing this deed states that he has no notice of any alteration to, or revocation or suspension of, his power of attorney.

     52.16 CERTIFICATE OF NOTE TRUSTEE

           A certificate in writing signed by a Responsible Officer of the Note
           Trustee certifying any act, matter or thing relating to this deed is conclusive and binding on the Issuer in the absence of manifest error on the face of the certificate.

     52.17 REMEDIES CUMULATIVE

           The rights and remedies conferred by this deed upon the Note Trustee are cumulative and in addition to all other rights or remedies available to the Note Trustee by Statute or by general law.

     52.18 INTEREST ON JUDGMENT

           If a liability under this deed (other than a liability for negligence, fraud or wilful default of the Issuer under the
           Transaction Documents) becomes merged in a judgment or order then the
           Issuer as an independent obligation will pay interest to the Note
           Trustee on the amount of that liability at a rate being the higher of the rate payable pursuant to the judgment or order and the highest rate payable on the Class A Notes from the date it becomes payable until it is paid.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 97

                                        Note Trust Deed - SMHL Global Fund No. 7

     52.19 CONFLICT WITH TRUST INDENTURE ACT

           If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such required provision shall prevail.

           The provisions of Sections 310 to 317 (inclusive) of the TIA that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this deed) are a part of and govern this deed, whether or not contained herein.

--------------------------------------------------------------------------------
53   CONSENT OF CLASS A NOTEHOLDERS

     53.1 GENERAL

          Except as expressly provided elsewhere in this deed or in clause 53.2 below, any action that may be taken by the Class A Noteholders under this deed may be taken by registered holders of not less than a majority of the aggregate Invested Amount of Class A Notes calculated and expressed in the A$ Equivalent.

     53.2 SPECIAL WRITTEN APPROVALS

          (a)  The following matters are only capable of being effected by the approval in writing of holders of at least 75% of the aggregate
               Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent, namely:

               (1)  modification of the date fixed for final maturity of the
                    Class A Notes;

               (2)  reduction or cancellation of the principal payable on the
                    Class A Notes or any alteration of the date or priority of redemption of the Class A Notes;

               (3)  alteration of the amount of interest payable on any class of the Class A Notes or modification of the method of
                    calculating the amount of interest payable on the Class A
                    Notes or modification of the date of payment of or interest payable on the Class A Notes;

               (4)  alteration of the currency in which payments under the Class
                    A Notes are to be made;

               (5)  altering the required percentage of aggregate Invested
                    Amount of the Class A Notes required to consent or take any action;

               (6)  alteration of this sub-paragraph.

          (b)  The Class A Noteholders shall in addition to the powers given under this deed have the following powers if approval is given by holders of at least 75% of the aggregate Invested Amount of the
               Class A Notes calculated and expressed in the A$ Equivalent as appropriate,

               (1)  power to sanction any compromise or arrangement proposed to be made between the Issuer and the Class A Noteholders;

               (2)  power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Class A
                    Noteholders against the Issuer or against any of its
                    property or against any other

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 98

                                        Note Trust Deed - SMHL Global Fund No. 7

                    person whether such rights shall arise under these presents, any of the Notes or otherwise;

               (3)  power to assent to any modification of the provisions contained in this deed, the Class A Notes (including the
                    Conditions) or the provisions of any of the Transaction
                    Documents which shall be proposed by the Issuer or the Note
                    Trustee;

               (4)  power to give any authority or sanction which under the provisions of this deed or the Class A Notes (including the
                    Conditions) is required to be given in writing by holders of at least 75% of the aggregate Invested Amount of the Class A
                    Notes calculated and expressed in the A$ Equivalent;

               (5)  power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being under this deed;

               (6)  power to discharge or exonerate the Note Trustee from all liability in respect of any act or omission for which the
                    Note Trustee may have become responsible under this deed or under the Class A Notes;

               (7)  power to authorise the Note Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to the approval in writing by holders of at least 75% of the aggregate Invested
                    Amount of the Class A Notes calculated and expressed in the
                    A$ Equivalent;

               (8)  override any waiver by the Note Trustee of a breach of any provisions of Transaction Documents or an Event of Default under the Security Trust Deed;

               (9)  power to sanction any scheme or proposal for the exchange or sale of the Class A Notes, as the case may be, or for the
                    conversion of the Class A Notes, or for the cancellation of the Class A Notes, in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or of any other company
                    formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debenture stock and/or other
                    obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

     53.3 REQUIREMENT FOR WRITING

          Except as expressly provided elsewhere in this deed, all notices and consents from Class A Noteholders shall be delivered in writing. Any solicitation of such notices or consent shall be in writing and be delivered by the Issuer, Manager or Note Trustee, as applicable, seeking such notice or consent from the Class A Noteholders to the
          Principal Paying Agent, who shall deliver the foregoing to the appropriate Class A Noteholders. With respect to any solicitation of approval of Class A Noteholders, the Record Date for determining Class
          A Noteholders with respect to such solicitation shall be the date upon which the Principal Paying Agent distributes such notices or solicitation to the Class A Noteholders.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)        PAGE 99

                                        Note Trust Deed - SMHL Global Fund No. 7

     53.4 MEETINGS OF CLASS A NOTEHOLDERS

          Meetings of Class A Noteholders may be convened in the manner set out in the Meeting Procedures set out in Schedule 3 in any circumstance where a matter arises for determination by the Class A Noteholders pursuant to this deed.

          Notwithstanding any of the foregoing, the Class A1 Noteholders and the
          Class A2 Noteholders may take action as a Class on any matters that relate solely to their relevant Class of Class A Notes, provided that:

          (a)  the Class A1 Noteholders may not do anything which would materially affect the rights and interests of the Class A2
               Noteholders absent the consent of the Class A2 Noteholders; and

          (b)  the Class A2 Noteholders may not do anything which would materially affect the rights and interests of the Class A1
               Noteholders absent the consent of the Class A1 Noteholders and may not do anything which would affect the compliance of this deed with the TIA.

     53.5 ENTIRE AGREEMENT

          This deed together with such of the Transaction Documents to which each of the parties hereto is a party, constitutes the entire agreement between the parties to it as to the subject matter with which it deals.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 100

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------

EXECUTED AS A DEED:

Each attorney executing this deed states that he or she has no notice of, alteration to, or revocation or suspension of, his or her power of attorney.

ISSUER

SIGNED SEALED AND DELIVERED
for PERPETUAL TRUSTEES AUSTRALIA LIMITED
by its attorney in the presence of:

------------------------------------        ------------------------------------
Witness                                     Attorney

------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

MANAGER

SIGNED SEALED AND DELIVERED
for ME PORTFOLIO MANAGEMENT LIMITED
by its attorney in the presence of:

------------------------------------        ------------------------------------
Witness                                     Attorney

------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

NOTE TRUSTEE / PRINCIPAL PAYING AGENT / CALCULATION AGENT / NOTE REGISTRAR

EXECUTED for
THE BANK OF NEW YORK
by its Authorised Signatory in the
presence of:

------------------------------------        ------------------------------------
Witness                                     Authorised Signatory

------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 101

                                        Note Trust Deed - SMHL Global Fund No. 7

SECURITY TRUSTEE

SIGNED SEALED AND DELIVERED
for PERPETUAL TRUSTEE COMPANY LIMITED
by its attorney in the presence of:

------------------------------------        ------------------------------------
Witness                                     Attorney

------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

IRISH PAYING AGENT

SIGNED SEALED AND DELIVERED for
AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED
by its attorney in the presence of:

------------------------------------        ------------------------------------
Witness                                     Attorney

------------------------------------        ------------------------------------
Name (please print)                         Name (please print)

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 102

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
SCHEDULE 1 - FORM OF BOOK-ENTRY NOTE

PART A - FORM OF CLASS A1 BOOK-ENTRY NOTE

REGISTERED                        CUSIP No......................................

                                  ISIN No.......................................

                                  Common Code...................................

Unless this Note is presented by an authorised representative of The Depository
Trust Company, a New York corporation (DTC), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

           (a limited liability company incorporated under the law of

                           New South Wales, Australia)

                        in its capacity as trustee of the

                             SMHL Global Fund No. 7

                            CLASS A1 BOOK-ENTRY NOTE

                                  representing

                                US$[750,000,000]

               Class A1 Mortgage Backed Floating Rate Notes Due on

                           the Payment Date falling in

This Note is a Class A1 Book-Entry Note in respect of a duly authorised issue of
Notes of Perpetual Trustees Australia Limited in its capacity as trustee of the
SMHL Global Fund No. 7 (the "SECURITISATION FUND") (the "ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate principal amount of

                             ** [US$750,000,000] **

and (a) constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 4
July as amended and restated from time to time 1994 between the Issuer as trustee, and ME Portfolio Management Limited (the "MANAGER"), by a Supplementary
Bond Terms Notice (the "SUPPLEMENTARY BOND TERMS NOTICE") dated [INSERT DATE]
2004 executed by the Issuer, the Security Trustee (as defined herein), The Bank of New York (the note trustee for the time being

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 103

                                        Note Trust Deed - SMHL Global Fund No. 7

referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A Notes (the "CLASS A NOTEHOLDERS") and the Manager, and by the
Conditions; (b) issued subject to a Note Trust Deed dated [INSERT date] 2004
(the "NOTE TRUST DEED") between (among others) the Issuer, the Manager and the
Note Trustee; and (c) secured by a Security Trust Deed (the "SECURITY TRUST
DEED") dated [INSERT DATE] 2004 between the Issuer, the Manager, the Note
Trustee, AIB/BNY Fund Management (Ireland) Limited (the "IRISH PAYING AGENT")
and Perpetual Trustee Company Limited (ABN 42 000 001 007) (the "SECURITY
TRUSTEE", which expression shall include its successor for the time being as security trustee under the Security Trust Deed). References to the Conditions
(or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A1 Notes set out in Part A of Schedule 4 to the Note Trust Deed but
with the deletion of those provisions which are applicable only to Class A1
Notes in definitive form. Terms and expressions defined in the Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

If the Issuer is obliged to issue Class A1 Definitive Notes under Clause 3.3 of the Note Trust Deed this Class A1 Book-Entry Note will be exchangeable in whole at the offices of the Note Registrar at 101 Barclay Street, Floor 21 West, New
York, New York 10286, United States of America (or such other place outside
Australia and any of its respective territories and possessions and other areas subject to jurisdictions as the Note Trustee may agree) during normal business hours for Class A1 Definitive Notes and the Issuer shall execute and procure that the Principal Paying Agent authenticates and delivers in full exchange for this Class A1 Book-Entry Note, Class A1 Definitive Notes in aggregate principal amount equal to the Amount of all Class A1 Notes represented by this Class A1
Book-Entry Note. The Issuer is not obliged to issue Class A1 Definitive Notes until 30 days after the occurrence of an event set out in clause 3.3 of the Note
Trust Deed.

The Issuer, in its capacity as trustee of the Securitisation Fund, subject to this Class A1 Book-Entry Note and subject to and in accordance with the
Conditions and the Note Trust Deed promises to pay to Cede & Co., or registered assigns of this Class A1 Book-Entry Note the principal sum of US$[] or such lesser amount as may from time to time be represented by this Class A1
Book-Entry Note (or such part of that amount as may become repayable under the
Conditions, the Supplementary Bond Terms Notice and the Note Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the Supplementary Bond Terms Notice and the Note Trust Deed
and to pay interest in arrears on each Payment Date (as defined in Condition 4)
on the Invested Amount (as defined in Condition 5(a)) of this Class A1
Book-Entry Note at rates determined in accordance with Condition 4 and all subject to and in accordance with the certification requirements described in this Class A1 Book-Entry Note, the Conditions, the Supplementary Bond Terms
Notice and the Note Trust Deed, which shall be binding on the registered holder of this Class A1 Book-Entry Note (as if references in the Conditions to the
Notes and the Noteholders were references to this Class A1 Book-Entry Note and the registered holder of this Class A1 Book-Entry Note respectively and as if the same had been set out in this Class A1 Book-Entry Note in full with all necessary changes, except as otherwise provided in this Class A1 Book-Entry
Note).

Payments of interest on this Class A1 Book-Entry Note due and payable on each
Payment Date, together with the instalment of principal, if any, shall be payable to the nominee of the Clearing Agency (initially, such nominee to be
Cede & Co.). No payment of interest or principal may be made by the Issuer or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia. Each of the persons appearing from time to time in the records of DTC, as the holder of a beneficial interest in a Class A1 Note will be entitled to receive any payment so made in respect of that Class A1 Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the
Issuer in respect of payments due on the Class A1 Notes which must be made

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 104

                                        Note Trust Deed - SMHL Global Fund No. 7

by the holder of this Class A1 Book-Entry Note, for so long as this Class A1
Book-Entry Note is outstanding.

On any payment of principal and/or interest on the Class A1 Notes as set out above details of that payment shall be endorsed by the Note Registrar in the
Note Register and, in the case of payments of principal, the Outstanding
Principal Balance and Invested Amount of the Class A1 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

If the Issuer is obliged to issue Class A1 Definitive Notes under Clause 3.3 of the Note Trust Deed, the Class A1 Book-Entry Notes will be surrendered to the
Issuer by a Clearing Agency and a Clearing Agency will deliver the relevant registration instructions to the Issuer. Class A1 Definitive Notes shall be executed by the Issuer and authenticated by the Principal Paying Agent and delivered as per the instructions of the Clearing Agency.

The Class A1 Definitive Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 or integral multiples thereof (in respect of each Class A1 Note). If the Issuer fails to meet its obligations to issue Class A1 Definitive Notes (in respect of any Class A1
Note), this shall be without prejudice to the Issuer's obligations with respect to the Class A1 Notes under the Note Trust Deed, the Master Trust Deed, the
Supplementary Bond Terms Notice and this Class A1 Book-Entry Note.

On an exchange of this Class A1 Book-Entry Note, this Class A1 Book-Entry Note shall be surrendered to the Principal Paying Agent.

This Class A1 Book-Entry Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an
Authorised Signatory of the Principal Paying Agent (as defined in the
Supplementary Bond Terms Notice).

This Class A1 Book-Entry Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of this Class A1 Book-Entry
Note.

This Class A1 Book-Entry Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

IN WITNESS the Issuer has caused this Class A1 Book-Entry Note to be signed
[manually/in facsimile] by a person duly authorised on its behalf

PERPETUAL TRUSTEES AUSTRALIA LIMITED in its capacity as trustee of the SMHL
Global Fund No. 7

By:
   --------------------------------------
   Authorised Signatory

Date:
     ------------------------------------

IMPORTANT NOTICE:

--------------------------------------------------------------------------------

(a)  The Class A1 Notes do not represent deposits or other liabilities of
     Perpetual Trustees Australia Limited, ABN 86 000 431 827, or associates of
     Perpetual Trustees Australia Limited.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 105

                                        Note Trust Deed - SMHL Global Fund No. 7

(b)  The holding of Class A1 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)  None of Perpetual Trustees Australia Limited, any associate of Perpetual
     Trustees Australia Limited, the Security Trustee, the Note Trustee, the
     Note Registrar, the Calculation Agent or the Paying Agents in any way
     stands behind the capital value and/or performance of the Class A1 Notes or the assets of the Securitisation Fund except in the case of Perpetual
     Trustees Australia Limited only to the limited extent provided in the
     Transaction Documents for the Securitisation Fund.

(d)  None of Perpetual Trustees Australia Limited, the Manager, the Security
     Trustee, the Note Trustee, the Note Registrar, the Calculation Agent, the
     Paying Agents, the Euro Currency Swap Provider or the US Currency Swap
     Provider (as defined in the Supplementary Bond Terms Notice) guarantees the payment of interest or the repayment of principal due on the Class A1
     Notes.

(e)  None of the obligations of the Issuer or the Manager are guaranteed in any way by any associate either of them.

(f)  Without limiting the Conditions, the Issuer's liability to make payments in respect of the Class A1 Notes is limited to its right of indemnity from the assets of the Securitisation Fund from time to time available to make such payments under the Master Trust Deed and Supplementary Bond Terms Notice.
     All claims against the Issuer in relation to the Class A1 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Securitisation Fund out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or wilful default (as defined in the
     Master Trust Deed) on the part of the Issuer.

(g)  The Noteholder is required to accept any distribution of moneys under the
     Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

                          CERTIFICATE OF AUTHENTICATION

This Class A1 Book-Entry Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK
as Principal Paying Agent
by:

--------------------------------

Assignment

--------------------------------------------------------------------------------

Social Security or taxpayer I.D. or other identifying number of assignee

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
                         (name and address of assignee)

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 106

                                        Note Trust Deed - SMHL Global Fund No. 7

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
      -----------------------------            ---------------------------------
                                               Signature
                                               Guaranteed:
Dated:
      -----------------------------            ---------------------------------
                                               Signatures must be guaranteed by
                                               an "eligible guarantor
                                               institution" meeting the
                                               requirements of the Note
                                               Registrar, which requirements
                                               include membership or
                                               participation in STAMP or such
                                               other "signature guarantee
                                               program" as may be determined by
                                               the Note Registrar in addition
                                               to, or in substitution for,
                                               STAMP, all in accordance with the
                                               Securities Exchange Act of 1934,
                                               as amended.
                                               ---------------------------------

*    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 107

                                        Note Trust Deed - SMHL Global Fund No. 7

PART B - FORM OF TEMPORARY CLASS A2 GLOBAL NOTE

THIS TEMPORARY CLASS A2 GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER
OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING
DATE AND THE COMMENCEMENT OF THE OFFERING OF THE CLASS A2 NOTES MAY NOT BE
OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR
FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE
SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF
ANY STATE OF THE UNITED STATES.

THIS TEMPORARY CLASS A2 GLOBAL NOTE IS A GLOBAL BOND FOR THE PURPOSES OF SECTION
128F(10) OF THE INCOME TAX ASSESSMENT ACT 1936 OF THE COMMONWEALTH OF AUSTRALIA.

REGISTERED                           ISIN No....................................

                                     Common Code................................

Unless this Temporary Class A2 Global Note is presented by an authorised representative of Euroclear Bank S.A./N.V. as operator of Euroclear
("EUROCLEAR") or of Clearstream Banking, Societe Anonyme ("CLEARSTREAM,
LUXEMBOURG"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Temporary Class A2 Global Note issued is registered in the name of The Bank of New York Depositary (Nominees) Limited (and any payment is made to The Bank of New York Depositary (Nominees) Limited), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL inasmuch as the registered owner hereof, being The Bank of New York
Depositary (Nominees) Limited, has an interest herein.

THE PRINCIPAL OF THIS TEMPORARY CLASS A2 GLOBAL NOTE IS PAYABLE IN INSTALMENTS
AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS
TEMPORARY CLASS A2 GLOBAL NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON
THE FACE HEREOF.

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

           (a limited liability company incorporated under the law of

                           New South Wales, Australia)

                        in its capacity as trustee of the

                             SMHL Global Fund No. 7

                         TEMPORARY CLASS A2 GLOBAL NOTE

                                  representing

                               (euro)[500,000,000]

               Class A2 Mortgage Backed Floating Rate Notes Due on

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 108

                                        Note Trust Deed - SMHL Global Fund No. 7

                           the Payment Date falling in

This Note is a Temporary Class A2 Global Note in respect of a duly authorised issue of Notes of Perpetual Trustees Australia Limited in its capacity as trustee of the SMHL Global Fund No. 7 (the "SECURITISATION FUND") (the
"ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate principal amount of

                            ** (euro)[500,000,000] **

and (a) constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 4
July 1994 between the Issuer as trustee, and ME Portfolio Management Limited
(the "MANAGER") as amended and restated from time to time, by a Supplementary
Bond Terms Notice (the "SUPPLEMENTARY BOND TERMS NOTICE") dated [INSERT DATE]
2004 executed by the Issuer, the Security Trustee (as defined herein), The Bank of New York (the note trustee for the time being referred to as the "NOTE
TRUSTEE") as trustee for the holders for the time being of the Class A Notes
(the "CLASS A NOTEHOLDERS") and the Manager, and by the Conditions; (b) issued subject to a Note Trust Deed dated [INSERT date] 2004 (the "NOTE TRUST DEED")
between (among others) the Issuer, the Manager, AIB/BNY Fund Management
(Ireland) Limited (the "IRISH PAYING AGENT") and the Note Trustee; and (c)
secured by a Security Trust Deed (the "SECURITY TRUST DEED") dated [INSERT DATE]
2004 between the Issuer, the Manager, the Note Trustee and Perpetual Trustee
Company Limited (ABN 42 000 001 007) (the "SECURITY TRUSTEE", which expression shall include its successor for the time being as security trustee under the
Security Trust Deed). References to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A2 Notes set out in Part B of Schedule 4 to the Note Trust Deed but with the deletion of those provisions which are applicable only to Class A2 Notes in definitive form.
Terms and expressions defined in the Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

If the Issuer is obliged to issue Class A2 Definitive Notes under Clause 3.4 of the Note Trust Deed this Temporary Class A2 Global Note will be exchangeable in whole at the offices of the Note Registrar at 48th Floor, 1 Canada Square,
London, E14 5AL, United Kingdom (or such other place outside the United States of America and Commonwealth of Australia and any of their respective territories and possessions and other areas subject to jurisdictions as the Note Trustee may agree) during normal business hours for Class A2 Definitive Notes and the Issuer shall execute and procure that the Principal Paying Agent authenticates and delivers in full exchange for this Temporary Class A2 Global Note, Class A2
Definitive Notes in aggregate principal amount equal to the Amount of all Class
A2 Notes represented by this Temporary Class A2 Global Note. The Issuer is not obliged to issue Class A2 Definitive Notes until the later of:

(a)  the expiry of 40 days after the later of the first Bond Issue Date and the date on which the relevant Class A2 Notes are first offered to persons other than distributors in reliance on Regulation S of the Securities Act
     (provided certification of non-US beneficial ownership by the relevant
     Noteholder is received by Euroclear or Clearstream, Luxembourg); and

(b)  30 days after it becomes aware of the occurrence of the relevant event or request in Clause 3.4(b) of the Note Trust Deed.

If the Issuer fails to meet its obligations to issue Class A2 Definitive Notes, this shall be without prejudice to the Issuer's obligations with respect to the
Class A2 Notes under the Note Trust Deed, the Master Trust Deed, the
Supplementary Bond Terms Notice and this Temporary Class A2 Global Note.

The Issuer, in its capacity as trustee of the Securitisation Fund, subject to this Temporary Class A2 Global Note and subject to and in accordance with the
Conditions and the Note Trust Deed promises to pay to the registered holder of this Class A2 Global Note, or registered assigns of

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 107

                                        Note Trust Deed - SMHL Global Fund No. 7

this Temporary Class A2 Global Note the principal sum of (euro)[  ] or such lesser amount as may from time to time be represented by this Temporary Class A2
Global Note (or such part of that amount as may become repayable under the
Conditions, the Supplementary Bond Terms Notice and the Note Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the Supplementary Bond Terms Notice and the Note Trust Deed
and to pay interest in arrears on each Payment Date (as defined in Condition 4)
on the Invested Amount (as defined in Condition 5(a)) of this Temporary Class A2
Global Note at rates determined in accordance with Condition 4 and all subject to and in accordance with the certification requirements described in this
Temporary Class A2 Global Note, the Conditions, the Supplementary Bond Terms
Notice and the Note Trust Deed, which shall be binding on the registered holder of this Temporary Class A2 Global Note (as if references in the Conditions to the Notes and the Noteholders were references to this Temporary Class A2 Global
Note and the registered holder of this Temporary Class A2 Global Note respectively and as if the same had been set out in this Temporary Class A2
Global Note in full with all necessary changes, except as otherwise provided in this Temporary Class A2 Global Note).

Payments of interest on this Temporary Class A2 Global Note due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable to the nominee of the Clearing Agency (initially, such nominee to be the
Common Depository in respect of the Class A2 Notes). No payment of interest or principal may be made by the Issuer or any Paying Agent in the United States of
America or the Commonwealth of Australia or their possessions or into a bank account or to an address in the United States of America or the Commonwealth of
Australia. Each of the persons appearing from time to time in the records of
Euroclear or Clearstream, Luxembourg, as the holder of a beneficial interest in a Class A2 Note will be entitled to receive any payment so made in respect of that Class A2 Note in accordance with the respective rules and procedures of
Euroclear and Clearstream, Luxembourg. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A2 Notes which must be made by the holder of this Temporary Class A2 Global Note, for so long as this Temporary Class A2 Global Note is outstanding.

Payments of interest on any portion of this Temporary Class A2 Global Note with respect to any beneficial interest(s) in this Temporary Class A2 Global Note and due to be made prior to the date or dates on which pertinent beneficial interests in this Temporary Class A2 Global Note (or any portion of it) are exchanged for a Permanent Class A2 Global Note (as provided below), which date or dates shall be no earlier than the Exchange Date (as defined below), may, at the direction of the registered holder of this Temporary Class A2 Global Note, be made on each due date for that payment to Euroclear and/or Clearstream,
Luxembourg for credit to the accounts of the persons appearing in the records of
Euroclear and/or Clearstream, Luxembourg as having Class A2 Notes credited to them PROVIDED THAT any such payment shall only be made in respect of those Class
A2 Notes in relation to which there has been presented to The Bank of New York in its capacity as Principal Paying Agent in respect of the Class A2 Notes (the
"PRINCIPAL PAYING AGENT") at its office at 48th Floor, 1 Canada Square, London,
E14 5AL, United Kingdom (or such other place outside the United States of
America and the Commonwealth of Australia, and any of their respective territories and possessions and other areas subject to jurisdictions as the Note
Trustee may agree), a certificate in the form set out in Exhibit A from
Euroclear and/or Clearstream, Luxembourg, as the case may be, to the effect that it has received from or in respect of those persons a certificate or certificates in the form of Exhibit B. Otherwise, no interest will be paid on any of this Temporary Class A2 Global Note until this Temporary Class A2 Global
Note (or portion of it) is exchanged for a Permanent Class A2 Global Note, at which time the certificates in the forms set out in Exhibit A and Exhibit B, respectively, shall be presented as set out above.

On any payment of principal and/or interest on the Class A2 Notes as set out above details of

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 110

                                        Note Trust Deed - SMHL Global Fund No. 7

that payment shall be endorsed by the Note Registrar in the Note Register and, in the case of payments of principal, the Outstanding Principal Balance and
Invested Amount of the Class A2 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

On or after the date (the "EXCHANGE DATE") which is 40 days after the later of the Bond Issue Date for the Class A2 Notes and the date the relevant Class A2
Notes were first offered to persons other than distributors in reliance on
Regulation S of the Securities Act, this Temporary Class A2 Global Note may be exchanged in whole or in part for a Permanent Class A2 Global Note in the form of part C of schedule 1 to the Note Trust Deed upon presentation of this
Temporary Class A2 Global Note to the Note Registrar at its offices at 48th
Floor, 1 Canada Square, London, E14 5AL, United Kingdom (or such other place outside the United States of America or Commonwealth of Australia, and any of
their territories and possessions and other areas subject to their jurisdictions as the Note Trustee may agree) during normal business hours. The Permanent Class
A2 Global Note shall be so delivered in exchange for only that portion of this
Temporary Class A2 Global Note in respect of which there is presented to the
Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate, in the form set out in Exhibit A, to the effect that it has received from or in respect of a person or persons entitled to a Class A2 Note or Class A2 Notes to which this Temporary Class A2 Global Note relates comprising or comprised in that portion (as shown by its records) a certificate or certificates from that person or those persons in or substantially in the form of Exhibit B. On an exchange of part only of this Temporary Class A2 Global Note for the Permanent
Class A2 Global Note, details of that exchange shall be entered by recording that exchange, following which the Outstanding Principal Balance and Invested
Amount of the Class A2 Notes to which this Temporary Class A2 Global Note relates shall be reduced for all purposes by the amount so exchanged and the
Note Register shall be endorsed accordingly by the Note Registrar following which the Outstanding Principal Balance of the Permanent Class A2 Global Note
shall be increased by that amount. On an exchange of the whole of this Temporary
Class A2 Global Note, this Temporary Class A2 Global Note shall be surrendered to the Principal Paying Agent. If, following the issue of a Permanent Class A2
Global Note in exchange for this Temporary Class A2 Global Note, further Class
A2 Notes are to be exchanged under this paragraph, that exchange may be effected, without the issue of a new Permanent Class A2 Global Note, by the
Principal Paying Agent endorsing the Note Registrar to reflect an increase in the aggregate Invested Amount of that Permanent Class A2 Global Note by an amount equal to the aggregate Invested Amount of the Permanent Class A2 Global
Note which would otherwise have been issued on that exchange.

Any certificate referred to in this Temporary Class A2 Global Note which is delivered by Euroclear or Clearstream, Luxembourg may be relied upon by the
Issuer, the Note Trustee, the Manager and the Principal Paying Agent as
conclusive evidence that the corresponding certification or certifications have been delivered to Euroclear or Clearstream, Luxembourg, as the case may be, as contemplated by the terms of this Temporary Class A2 Global Note.

On an exchange of this Temporary Class A2 Global Note, this Temporary Class A2
Global Note shall be surrendered to the Principal Paying Agent.

This Temporary Class A2 Global Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Signatory of the Principal Paying Agent (as defined in the
Supplementary Bond Terms Notice).

This Temporary Class A2 Global Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of this Temporary Class A2
Global Note.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 111

                                        Note Trust Deed - SMHL Global Fund No. 7

This Temporary Class A2 Global Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

IN WITNESS the Issuer has caused this Temporary Class A2 Global Note to be signed [manually/in facsimile] by a person duly authorised on its behalf

PERPETUAL TRUSTEES AUSTRALIA LIMITED in its capacity as trustee of the SMHL
Global Fund No. 7

By:
   --------------------------------------
   Authorised Signatory

Date:
     ------------------------------------

IMPORTANT NOTICE:

--------------------------------------------------------------------------------

(a)  The Class A2 Notes do not represent deposits or other liabilities of
     Perpetual Trustees Australia Limited, ABN 86 000 431 827, or associates of
     Perpetual Trustees Australia Limited.

(b)  The holding of Class A2 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)  None of Perpetual Trustees Australia Limited, any associate of Perpetual
     Trustees Australia Limited, the Security Trustee, the Note Trustee, the
     Note Registrar, the Calculation Agent or the Paying Agents in any way
     stands behind the capital value and/or performance of the Class A2 Notes or the assets of the Securitisation Fund except in the case of Perpetual
     Trustees Australia Limited only to the limited extent provided in the
     Transaction Documents for the Securitisation Fund.

(d)  None of Perpetual Trustees Australia Limited, the Manager, the Security
     Trustee, the Note Trustee, the Note Registrar, the Calculation Agent, the
     Paying Agents, the Euro Currency Swap Provider or, the US Currency Swap
     Provider (as defined in the Supplementary Bond Terms Notice) guarantees the payment of interest or the repayment of principal due on the Class A2
     Notes.

(e)  None of the obligations of the Issuer or the Manager are guaranteed in any way by any associate either of them.

(f)  Without limiting the Conditions, the Issuer's liability to make payments in respect of the Class A2 Notes is limited to its right of indemnity from the assets of the Securitisation Fund from time to time available to make such payments under the Master Trust Deed and Supplementary Bond Terms Notice.
     All claims against the Issuer in relation to the Class A2 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Securitisation Fund out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or wilful default (as defined in the
     Master Trust Deed) on the part of the Issuer.

(g)  The Noteholder is required to accept any distribution of moneys under the
     Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

                          CERTIFICATE OF AUTHENTICATION

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 112

                                        Note Trust Deed - SMHL Global Fund No. 7

This Temporary Class A2 Global Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK
as Principal Paying Agent
by:

--------------------------------

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 113

                                        Note Trust Deed - SMHL Global Fund No. 7

                 EXHIBIT A TO THE TEMPORARY CLASS A2 GLOBAL NOTE

                         CERTIFICATE OF CLEARING SYSTEM

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

                 (a limited liability company incorporated under
                     the law of New South Wales, Australia)

            in its capacity as trustee of the SMHL Global Fund No. 7

                               (euro)[500,000,000]

               Class A2 Mortgage Backed Floating Rate Notes Due on

                           the Payment Date falling in

If the Class A2 Notes are of the category contemplated in Section 230.903(c)(3)
of Regulation S under the Securities Act 1933, as amended then this is to certify that we have received in writing, by tested telex or by electronic transmission, from Member Organisations appearing in our records as persons being entitled to a portion of the Invested Amount set forth below, our "Member
Organisations" certifications with respect to such portion, substantially to the effect set forth in the Note Trust Deed.

We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in those proceedings.

Dated:       [*]

Yours faithfully

EUROCLEAR BANK S.A./N.V., as

Operator of the Euroclear System

                                       or

CLEARSTREAM BANKING, SOCIETE ANONYME

By:
   ----------------------------------

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 114

                    Note Trust Deed - SMHL Global Fund No. 7

                 EXHIBIT B TO THE TEMPORARY CLASS A2 GLOBAL NOTE

     CERTIFICATE INCORPORATED BY REFERENCE TO CERTIFICATE OF CLEARING SYSTEM

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

                 (a limited liability company incorporated under
                     the law of New South Wales, Australia)

            in its capacity as trustee of the SMHL Global Fund No. 7

                               (euro)[500,000,000]

               Class A2 Mortgage Backed Floating Rate Notes Due on

                           the Payment Date falling in

If the Notes are of the Category contemplated in Section 230.903(c)(3) of
Regulation S under the Securities Act of 1933, as amended (the "SECURITIES ACT")
then this is to certify that except as set forth below, (i) in the case of debt securities, the Class A2 Notes are beneficially owned by (a) non-U.S. person(s)
or (b) U.S. person(s) who purchased the Class A2 Notes in transactions which did not require registration under the Securities Act; or (ii) in the case of equity securities, the Class A2 Notes are owned by (a) non-U.S. person(s) (and such person(s) are not acquiring the Class A2 Notes for the account or benefit of
U.S. person(s)) or (b) U.S. person(s) who purchased the Class A2 Notes in a transaction which did not require registration under the Securities Act. If this certification is being delivered in connection with the exercise of warrants under Section 230.902(m) of Regulation S under the Securities Act, then this is further to certify that, except as set forth below, the Class A2 Notes are being exercised by and on behalf of non-U.S. person(s). As used in this paragraph the term "U.S. PERSON" has the meaning given to it by Regulation S under the
Securities Act.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto
Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the
Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Class A2 Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to (euro) of such interest in the above Class A2 Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of Class A2 Definitive Notes (or, if relevant, exercise of any rights of collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and if applicable, certain securities laws of the United States. In connection therewith if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in those proceedings.

Date:               [*] *

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 115

                                        Note Trust Deed - SMHL Global Fund No. 7

Name of Person Making Certification

by:
   ---------------------------------

As, or as agent for, the beneficial owner(s) of the Class A2 Notes to which the certificate relates.

*    To be dated not earlier than 15 days prior to the Exchange Date.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 116

                                        Note Trust Deed - SMHL Global Fund No. 7

PART C - FORM OF PERMANENT CLASS A2 GLOBAL NOTE

THIS PERMANENT CLASS A2 GLOBAL NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED
UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES
ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER
OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING
DATE AND THE COMMENCEMENT OF THE OFFERING OF THE CLASS A2 NOTES MAY NOT BE
OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR
FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE
SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION
REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF
ANY STATE OF THE UNITED STATES.

THIS PERMANENT CLASS A2 GLOBAL NOTE IS A GLOBAL BOND FOR THE PURPOSES OF SECTION
128F(10) OF THE INCOME TAX ASSESSMENT ACT 1936 OF THE COMMONWEALTH OF AUSTRALIA.

REGISTERED                               ISIN No................................

                                         Common Code............................

Unless this Permanent Class A2 Global Note is presented by an authorised representative of Euroclear Bank S.A./N.V. as operator of Euroclear
("EUROCLEAR") or of Clearstream Banking, Societe Anonyme ("CLEARSTREAM,
LUXEMBOURG"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Permanent Class A2 Global Note issued is registered in the name of The Bank of New York Depositary (Nominees) Limited or the Common
Depository for Euroclear or Clearstream, Luxembourg or in such other name as is requested by an authorised representative of Euroclear or Clearstream,
Luxembourg (and any payment is made to Euroclear or Clearstream, Luxembourg, The
Bank of New York Depositary (Nominees) Limited or that Common Depository or to such other entity as is requested by an authorised representative of Euroclear or Clearstream, Luxembourg), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE
OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, being The Bank of New York Depositary (Nominees) Limited, has an
interest herein.

THE PRINCIPAL OF THIS PERMANENT CLASS A2 GLOBAL NOTE IS PAYABLE IN INSTALMENTS
AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS
PERMANENT CLASS A2 GLOBAL NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON
THE FACE HEREOF.

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

           (a limited liability company incorporated under the law of

                           New South Wales, Australia)

                        in its capacity as trustee of the

                             SMHL Global Fund No. 7

                         PERMANENT CLASS A2 GLOBAL NOTE

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 117

                    Note Trust Deed - SMHL Global Fund No. 7

                                  representing

                               (euro)[500,000,000]

               Class A2 Mortgage Backed Floating Rate Notes Due on

                           the Payment Date falling in

This Permanent Class A2 Global Note is a Permanent Class A2 Global Note in
respect of a duly authorised issue of Notes of Perpetual Trustees Australia
Limited in its capacity as trustee of the SMHL Global Fund No. 7 (the
"SECURITISATION FUND") (the "ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate principal amount of

                            ** (euro)[500,000,000] **

and (a) constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 4
July 1994 between the Issuer as trustee, and ME Portfolio Management Limited
(the "MANAGER") as amended and restated from time to time, by a Supplementary
Bond Terms Notice (the "SUPPLEMENTARY BOND TERMS NOTICE") dated [INSERT DATE]
2004 executed by the Issuer, the Security Trustee (as defined herein), The Bank of New York (the note trustee for the time being referred to as the "NOTE
TRUSTEE") as trustee for the holders for the time being of the Class A Notes
(the "CLASS A NOTEHOLDERS") and the Manager, and by the Conditions; (b) issued subject to a Note Trust Deed dated [INSERT date] 2004 (the "NOTE TRUST DEED")
between (among others) the Issuer, the Manager, AIB/BNY Fund Management
(Ireland) Limited (the "IRISH PAYING AGENT") and the Note Trustee; and (c)
secured by a Security Trust Deed (the "SECURITY TRUST DEED") dated [INSERT DATE]
2004 between the Issuer, the Manager, the Note Trustee and Perpetual Trustee
Company Limited (ABN 42 000 001 007) (the "SECURITY TRUSTEE", which expression shall include its successor for the time being as security trustee under the
Security Trust Deed). References to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A2 Notes set out in Part B of Schedule 4 to the Note Trust Deed but with the deletion of those provisions which are applicable only to Class A2 Notes in definitive form.
Terms and expressions defined in the Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

The Class A2 Notes represented by this Permanent Class A2 Global Note were originally represented by a Temporary Class A2 Global Note. Unless that
Temporary Class A2 Global Note was exchanged in whole on this issue of this
Permanent Class A2 Global Note, the Temporary Class A2 Global Note may be
further exchanged on the terms and conditions set out in that Temporary Class A2
Global Note, for this Permanent Class A2 Global Note. If that exchange occurs following the date of issue of this Permanent Class A2 Global Note, the Note
Registrar shall endorse the Note Register to reflect the increase in the aggregate Invested Amount of this Permanent Class A2 Global Note due to that exchange following which the Invested Amount of this Permanent Class A2 Global
Note shall be increased for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

If the Issuer is obliged to issue Class A2 Definitive Notes under Clause 3.4 of the Note Trust Deed this Permanent Class A2 Global Note will be exchangeable in whole at the offices of the Note Registrar at 48th Floor, 1 Canada Square,
London, E14 5AL, United Kingdom (or such other place outside the United States of America and Commonwealth of Australia and any of their respective territories and possessions and other areas subject to jurisdictions as the Note Trustee may agree) during normal business hours for Class A2 Definitive Notes and the Issuer shall execute and procure that the Principal Paying Agent authenticates and delivers in full exchange for this Permanent Class A2 Global Note, Class A2
Definitive Notes in aggregate principal amount equal to the Amount of all Class
A2 Notes represented by this Permanent Class

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 118

                                        Note Trust Deed - SMHL Global Fund No. 7

A2 Global Note. The Issuer is not obliged to issue Class A2 Definitive Notes until 30 days after it becomes aware of the occurrence of the relevant event or request in clause 3.4(b) provided certification of non-US beneficial ownership by the relevant Noteholder is received by Euroclear or Clearstream, Luxembourg).

If the Issuer fails to meet its obligations to issue Class A2 Definitive Notes, this shall be without prejudice to the Issuer's obligations with respect to the
Class A2 Notes under the Note Trust Deed, the Master Trust Deed, the
Supplementary Bond Terms Notice and this Permanent Class A2 Global Note.

The Issuer, in its capacity as trustee of the Securitisation Fund, subject to this Permanent Class A2 Global Note and subject to and in accordance with the
Conditions and the Note Trust Deed promises to pay to the registered holder of this Permanent Class A2 Global Note, or registered assigns of this Permanent
Class A2 Global Note the principal sum of (euro)[] or such lesser amount as may from time to time be represented by this Permanent Class A2 Global Note (or such part of that amount as may become repayable under the Conditions, the
Supplementary Bond Terms Notice and the Note Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the
Conditions, the Supplementary Bond Terms Notice and the Note Trust Deed and to
pay interest in arrears on each Payment Date (as defined in Condition 4) on the
Invested Amount (as defined in Condition 5(a)) of this Permanent Class A2 Global
Note at rates determined in accordance with Condition 4 and all subject to and in accordance with the certification requirements described in this Permanent
Class A2 Global Note, the Conditions, the Supplementary Bond Terms Notice and
the Note Trust Deed, which shall be binding on the registered holder of this
Permanent Class A2 Global Note (as if references in the Conditions to the Notes and the Noteholders were references to this Permanent Class A2 Global Note and the registered holder of this Permanent Class A2 Global Note respectively and as if the same had been set out in this Permanent Class A2 Global Note in full with all necessary changes, except as otherwise provided in this Permanent Class A2
Global Note).

Payments of interest on this Class A2 Note due and payable on each Payment Date, together with the instalment of principal, if any, shall be payable to the nominee of the Clearing Agency (initially, such nominee to be the Common
Depository in respect of the Class A2 Notes). No payment of interest or principal may be made by the Issuer or any Paying Agent in the Commonwealth of
Australia or their possessions or into a bank account or to an address in the
Commonwealth of Australia. Each of the persons appearing from time to time in the records of Euroclear or Clearstream, Luxembourg, as the holder of a beneficial interest in a Class A2 Note will be entitled to receive any payment so made in respect of that Class A2 Note in accordance with the respective rules and procedures of Euroclear and Clearstream, Luxembourg. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A2
Notes which must be made by the holder of this Permanent Class A2 Global Note, for so long as this Permanent Class A2 Global Note is outstanding.

On any payment of principal and/or interest on the Class A2 Notes as set out above details of that payment shall be endorsed by the Note Registrar in the
Note Register and, in the case of payments of principal, the Outstanding
Principal Balance and Invested Amount of the Class A2 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

Any certificate referred to in this Permanent Class A2 Global Note which is delivered by Euroclear or Clearstream, Luxembourg may be relied upon by the
Issuer, the Note Trustee, the Manager and the Principal Paying Agent as
conclusive evidence that the corresponding certification or certifications have been delivered to Euroclear or Clearstream, Luxembourg, as the case may be, as contemplated by the terms of this Permanent Class A2 Global Note.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 119

                                        Note Trust Deed - SMHL Global Fund No. 7

On an exchange of this Permanent Class A2 Global Note, this Permanent Class A2
Global Note shall be surrendered to the Principal Paying Agent.

This Permanent Class A2 Global Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Signatory of the Principal Paying Agent (as defined in the
Supplementary Bond Terms Notice).

This Permanent Class A2 Global Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of this Permanent Class A2
Global Note.

This Permanent Class A2 Global Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

IN WITNESS the Issuer has caused this Permanent Class A2 Global Note to be signed [manually/in facsimile] by a person duly authorised on its behalf

PERPETUAL TRUSTEES AUSTRALIA LIMITED in its capacity as trustee of the SMHL
Global Fund No. 7

By:
   --------------------------------------
   Authorised Signatory

Date:
     ------------------------------------

IMPORTANT NOTICE:

--------------------------------------------------------------------------------

(a)  The Class A2 Notes do not represent deposits or other liabilities of
     Perpetual Trustees Australia Limited, ABN 86 000 431 827, or associates of
     Perpetual Trustees Australia Limited.

(b)  The holding of Class A2 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)  None of Perpetual Trustees Australia Limited, any associate of Perpetual
     Trustees Australia Limited, the Security Trustee, the Note Trustee, the
     Note Registrar, the Calculation Agent or the Paying Agents in any way
     stands behind the capital value and/or performance of the Class A2 Notes or the assets of the Securitisation Fund except in the case of Perpetual
     Trustees Australia Limited only to the limited extent provided in the
     Transaction Documents for the Securitisation Fund.

(d)  None of Perpetual Trustees Australia Limited, the Manager, the Security
     Trustee, the Note Trustee, the Note Registrar, the Calculation Agent, the
     Paying Agents, the Euro Currency Swap Provider or, the US Currency Swap
     Provider (as defined in the Supplementary Bond Terms Notice) guarantees the payment of interest or the repayment of principal due on the Class A2
     Notes.

(e)  None of the obligations of the Issuer or the Manager are guaranteed in any way by any associate either of them.

(f)  Without limiting the Conditions, the Issuer's liability to make payments in respect of the Class A2 Notes is limited to its right of indemnity from the assets of the Securitisation Fund from time to time available to make such payments under the Master Trust Deed and Supplementary Bond Terms Notice.
     All claims against the Issuer in relation to the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 120

                                        Note Trust Deed - SMHL Global Fund No. 7

     Class A2 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Securitisation Fund out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or wilful default (as defined in the Master Trust Deed) on the part of the Issuer.

(g)  The Noteholder is required to accept any distribution of moneys under the
     Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

                          CERTIFICATE OF AUTHENTICATION

This Permanent Class A2 Global Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK
as Principal Paying Agent
by:

--------------------------------

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 121

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------

SCHEDULE 2 - NOTEHOLDER REPORTS
INFORMATION TO BE CONTAINED IN NOTEHOLDER'S REPORT

o    the Outstanding Principal Balance of each class of notes, including the
     Class B notes;

o    the Invested Amount of each class of notes, including the Class B notes;

o    the interest payments and principal distributions on each class of notes;

o    the Collections;

o    the Interest Collections;

o    the Principal Collections;

o    the aggregate of all redraws and top-ups made during the relevant
     Calculation Period;

o    the amount of funds withdrawn from the cash collateral account, if any, for the relevant Calculation Period;

o    the balance of the cash collateral account after giving effect to all deposits and withdrawals from that account on the next Payment Date;

o    the aggregate amount of Realised Losses realised during the relevant
     Calculation Period, if any;

o    the amount of Realised Losses, if any, during the relevant Calculation
     Period allocated to each class of notes and to any Redraw Funding Facility and to any Top-Up Funding Facility;

o    the bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on the next
     Payment Date, divided by the aggregate initial Invested Amount of that class of notes;

o    if required, the threshold rate as of that Payment Date;

o    the interest rates on the notes for the related Interest Period;

o    scheduled and unscheduled payments of principal on the housing loans;

o    aggregate Outstanding Principal Balance of the fixed rate housing loans and the aggregate Outstanding Principal Balance of the variable rate housing loans;

o    delinquency and loss statistics with respect to the housing loans;

o    LIBOR for the related Interest Period in respect of the Class A1 notes;

o    EURIBOR for the related Interest Period in respect of the Class A2 notes;

o    the Class A Carry Over Charge Offs;

o    the Class A Charge Offs;

o    the Class B Carry Over Charge Offs;

o    the Class B Charge Offs;

o    Redraw Charge Offs;

o    Carry Over Redraw Charge Offs;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 122

                                        Note Trust Deed - SMHL Global Fund No. 7

o    Top-up Charge Offs;

o    Carry Over Top-Up Charge Offs;

o    the Required Cash Collateral; and

o    the current cash collateral balance.

Unless and until definitive Class A1 Notes are issued, beneficial owners of the
Class A1 Notes will receive reports and other information provided for under the
Transaction Documents only if, when and to the extent provided by DTC and its participating organisation.

Unless and until definitive Class A2 Notes are issued, beneficial owners of the
Class A2 Notes will receive reports and other information provided for under the
Transaction Documents only if, when and to the extent provided by Euroclear or
Clearstream, Luxembourg and their participating organisations.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 123

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------

SCHEDULE 3 - MEETING PROCEDURES

     1.   CONVENING OF MEETINGS

     1.1  A meeting of Class A Noteholders must be convened by the Note
          Registrar if required to do so in writing:

          (a)  by the Issuer:

          (b)  by the Note Trustee; or

          (c)  by Class A Noteholders representing not less than 25% of the
               Class A Notes calculated and expressed in the A$ Equivalent.

     1.2  Each meeting of Class A Noteholders will be held at the time and place designated by the Note Registrar.

     2.   NOTICE OF MEETINGS

     2.1  The Note Registrar shall give notice of a proposed meeting of Class A
          Noteholders to each Class A Noteholder, the Issuer and the Note
          Trustee as follows:

          (a)  the notice must specify the date, time and place of the meeting and the nature of each specific resolution (if any) to be
               proposed at that meeting;

          (b)  the notice must be given 5 Banking Days in advance of the meeting
               (inclusive of the day on which the notice is given and of the day on which the meeting is held), unless the matter requires, in the opinion of the Note Trustee, urgent attention; and

          (c)  the notice may be given to each recipient in any manner provided in relation to that recipient under this deed.

     2.2  An accidental omission to give notice to, or the non-receipt of notice by, any person entitled to such notice, does not invalidate the proceedings at any meeting.

     3.   CHAIRMAN

          A representative of the Note Trustee, nominated in writing, is entitled to take the chair at every meeting of Class A Noteholders. If no such nomination is made or the person nominated is not present at the meeting within 15 minutes after the time appointed for the meeting to be held, the Class A Noteholders present may choose one of their number to be chairman.

     4.   QUORUM

          At any meeting of Class A Noteholders any 2 or more persons present in person, by telephone, by video conference or other means of simultaneous electronic communication, or by Representative, being
          Class A Noteholders who represent in excess of 50% of the aggregate
          Invested Amount of the Class A Notes calculated and expressed in the
          A$ Equivalent will form a quorum for the transaction of business and no business (other than the choosing of a chairman) may be transacted at any meeting unless the requisite quorum is present at the commencement of business.

     5.   ADJOURNMENT

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 124

                                        Note Trust Deed - SMHL Global Fund No. 7

     5.1  If within 15 minutes from the time appointed for any meeting of
          Noteholders a quorum is not present then:

          (a)  If convened on the requisition of Class A Noteholders, the meeting will be dissolved; and

          (b)  in any other case, the meeting will stand adjourned (unless the
               Note Trustee agrees that it be dissolved) for the period, not less than 7 days or more than 42 days determined by the chairman.

          In any adjourned meeting two or more Class A Noteholders present in person or by Representative representing in excess of 25% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent will form a quorum and will have the power to pass any resolution and to decide all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present.

     5.2  The chairman may with the consent of (and must if directed by) any meeting adjourn it from time to time and from place to place. No business may be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

     5.3  Notice of any meeting adjourned through want of a quorum must be given in accordance with clause 2.1 of the Meetings Procedures and must state the quorum required at that adjourned meeting. That notice need not contain any further information regarding the adjourned meeting.

     6.   VOTING PROCEDURE

     6.1  Every question submitted to a meeting will be decided in the first instance by a show of hands.

     6.2  Unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Note Trustee or by one or more Class A Noteholders or Representatives of Class A
          Noteholders whose aggregate Invested Amount calculated and expressed in the A$ Equivalent exceeds 5% of the full Invested Amount calculated and expressed in the A$ Equivalent, a declaration by the chairman that a resolution has been carried by a particular majority or lost or not carried by any particular majority is conclusive.

     6.3  If a poll is so demanded, it must be taken in such manner and (subject to clause 6.5) either at once or after such adjournment as the chairman directs and the result of such poll is taken to be the resolution of the meeting at which the poll was demanded. The demand for a poll will not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

     6.4  Any poll demanded at any meeting on the election of a chairman or on any question of adjournment will be taken at the meeting without adjournment.

     6.5

          (a)  On a show of hands every person present being a Class A
               Noteholder holding, or a Representative holding or representing, one or more Class A Notes has one vote except that the Note
               Trustee shall represent each Class A Noteholder who has directed the Note Trustee to vote on its behalf..

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 125

                                        Note Trust Deed - SMHL Global Fund No. 7

          (b)  On a poll every Class A Noteholder (or its Representative)
               present has one vote for each A$100 (but not part thereof) of the
               Outstanding Principal Balance of the Class A Notes held and registered in the Class A Noteholder's name calculated and expressed in the A$ Equivalent.

          (c)  Any person entitled to more than one vote need not:

               (1)  use all their votes; or

               (2)  cast all their votes in the same way.

     7.   RIGHT TO ATTEND AND SPEAK

          The Manager, the Issuer and the Note Trustee (through their respective representatives) and their respective financial and legal advisers is entitled to attend and speak at any meeting of the Class A
          Noteholders. No other person is entitled to attend or vote at any meeting of the Class A Noteholders or to join with others in requesting the convening of such a meeting unless they are a Class A
          Noteholder or a Representative of a Class A Noteholder.

     8.   APPOINTMENT OF PROXIES

     8.1  Each appointment of a proxy:

          (a)  must be in writing;

          (b)  if so required by the Issuer, must be accompanied by proof satisfactory to the Issuer of its due execution; and

          (c)  must be deposited with the Note Registrar at its address for service of notices under this deed or at such other place as the
               Note Registrar designated or approves not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the named proxy proposes to vote.

          In default, the appointment of proxy is not valid unless the chairman of the meeting decided otherwise before such meeting or adjourned meeting proceeds to business.

     8.2  The proxy named in any appointment of proxy need not be a Class A
          Noteholder.

     8.3  The Issuer is not obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any appointment of proxy.

     8.4  Any vote cast in accordance with the terms of an appointment of proxy conforming with clause 8.1 is valid despite the previous revocation or amendment of the appointment of proxy or of any of the Class A
          Noteholder's instructions under which it was executed, unless written notice of that revocation or amendment is received by the Note
          Registrar at its address for service of notices under this deed or by the chairman of the meeting not less than 24 hours before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used.

     9.   APPOINTMENT OF CORPORATE REPRESENTATIVES

     A person authorised in a manner similar to sections 249(3)-(6) of the
     Corporations Act (as if that section applied to meetings of Class A
     Noteholders) by a Class A Noteholder being a body corporate to act for it at any meeting shall, in accordance with the person's authority (until the
     Note Registrar receives notice of revocation of the person's authority) be entitled to exercise the same powers on behalf of that body

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 126

                                        Note Trust Deed - SMHL Global Fund No. 7

     corporate as that body corporate could exercise if it were an individual
     Class A Noteholder and must, if requested to do so by the chairman of any meeting or adjourned meeting, produce evidence of authority so to act at or before the meeting.

     10.  RIGHTS OF REPRESENTATIVES

     A Representative of a Class A Noteholder may demand or join in demanding a poll and (except to the extent the Representative is specifically directed to vote for or against any proposal) has power generally to act at a meeting for the Class A Noteholder.

     11.  MINUTES AND RECORDS

     11.1 The Note Registrar shall make and enter in its books minutes of all resolutions and proceedings at every meeting of Class A Noteholders promptly following the conclusion of the relevant meeting.

     11.2 Minutes of meetings of Class A Noteholders are conclusive evidence if signed (or purportedly signed) by the chairman of that meeting or the chairman of the next succeeding meeting. Until the contrary is proved every meeting of which minutes have been made and signed is taken to have been duly convened and held and all resolutions passed or proceedings transacted at that meeting are taken to have been duly passed and transacted.

     11.3 The Note Registrar shall provide a Class A Noteholder with a copy of the minutes of each meeting of Class A Noteholders promptly after request.

     12.  WRITTEN RESOLUTIONS

     Despite the above provisions of these Meeting Procedures, a resolution of all the Class A Noteholders (including an Extraordinary Resolution) may be passed and adopted without any meeting being required, by an instrument in writing signed (including by counterparts):

          (a)  in the case of a Class A Noteholders' Resolution by Class A
               Noteholders whose aggregate Invested Amount is not less than 50%
               of the aggregate Invested Amount of all Class A Notes calculated and expressed in the A$ Equivalent unless the relevant resolution concerns action to be taken under Condition 8 following the occurrence of an Event of Default, in which case the required percentage is 67%; and

          (b)  in the case of an Extraordinary Resolution, by Class A
               Noteholders whose aggregate Invested Amount is not less than 75%
               of the aggregate Invested Amount of all Class A Notes calculated and expressed in the A$ Equivalent.

     Any such instrument is effective on presentation to the Note Registrar and
     Note Trustee for entry in the records of the Note Trust. The Note Registrar shall give to each Class A Noteholder, the Note Trustee and the Issuer at least 5 Banking Days' notice of the proposed resolution.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 127

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------

SCHEDULE 4 - TERMS AND CONDITIONS OF THE CLASS A NOTES

PART A - TERMS AND CONDITIONS OF THE CLASS A1 NOTES

The issue of US$[750,000,000], Class A1 Note Mortgage Backed Pass Through
Floating Rate Notes due 9 March 2036 (the "CLASS A1 NOTES"), (euro)[500,000,000]
Class A2 Note Mortgage Backed Pass Through Floating Rate Notes due 9 March 2036
(the "CLASS A2 NOTES" and together with the Class A1 Notes, the "CLASS A NOTES")
and A$35,100,000 Class B Mortgage Backed Pass Through Floating Rate Notes due 9
March 2036 (the "CLASS B NOTES" and together with the Class A Notes, the
"NOTES") by Perpetual Trustees Australia Limited, in its capacity as trustee of the SMHL Global Fund No. 7 (the "SECURITISATION FUND") (in such capacity, the
"ISSUER"). These Notes are (a) issued subject to a Master Trust Deed (the
"MASTER TRUST DEED") dated 4 July 1994 between the Issuer and ME Portfolio
Management Limited (formerly called Superannuation Members' Home Loans Limited)
(in such capacity, the "MANAGER") (as amended and restated), a Supplementary
Bond Terms Notice (the "SUPPLEMENTARY BOND TERMS NOTICE") dated on or about
[INSERT DATE] 2004 executed by (among others) the Issuer, Perpetual Trustee
Company Limited (ABN 42 000 001 007) (as the security trustee for the time being referred to as the "SECURITY TRUSTEE"), The Bank of New York (the note trustee for the time being referred to as the "NOTE TRUSTEE") and the Manager, and in respect of the Class A Notes these terms and conditions (the "CONDITIONS"); (b)
in respect of the Class A Notes only, constituted by a note trust deed dated on or about [INSERT DATE] 2004 (the "NOTE TRUST DEED") between the Issuer, the
Manager, the Security Trustee, The Bank of New York as trustee for the holders for the time being of the Class A Notes (the "CLASS A NOTEHOLDERS" and together with the holders for the time being of the Class B Notes (the "CLASS B
NOTEHOLDERS"), the "NOTEHOLDERS"), The Bank of New York as Principal Paying
Agent (the "PRINCIPAL PAYING AGENT", which expression includes its successors as
Principal Paying Agent under the Note Trust Deed), AIB/BNY Fund Management
(Ireland) Limited as Irish Paying Agent (the "IRISH PAYING AGENT", which expression includes its successors as Irish Paying Agent under the Note Trust
Deed), The Bank of New York, as calculation agent (the "CALCULATION AGENT", which expression includes its successors as Calculation Agent under the Note
Trust Deed) and The Bank of New York as note registrar (the "NOTE REGISTRAR");
and (c) secured by a Security Trust Deed (the "SECURITY TRUST DEED") dated on or about [INSERT DATE] 2004 between the Issuer, the Manager, the Note Trustee and the Security Trustee.

The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Supplementary Bond Terms
Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with the Note Trust Deed, under which further paying agents may be appointed (together with the Principal Paying Agent and the Irish Paying Agent, the "PAYING AGENTS", which expression includes the successors of each paying agent under the Note Trust Deed and any additional paying agents appointed), payments in respect of the Class A Notes will be made by the Paying Agents and the Calculation Agent will make the determinations specified in the Note Trust
Deed. The Class A Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Supplementary Bond Terms Notice, the
Security Trust Deed, the Note Trust Deed, the Mortgage Origination and
Management Agreement dated 4 July 1994 and novated by the Deed of Novation dated
28 September 1995 (as amended) (the "MORTGAGE ORIGINATION AND MANAGEMENT
Agreement") between Members' Equity Pty Limited (formerly known as NMFM Lending
Pty Limited) as mortgage manager (together with any substitute or successor, the
"MORTGAGE MANAGER"), the Manager and the Issuer, (together with the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 128

                                        Note Trust Deed - SMHL Global Fund No. 7

agreements with respect to the Fixed Floating Rate Swap, and the Currency Swaps
(as each such term is defined below), (those documents the "RELEVANT DOCUMENTS")
and certain other transaction documents defined as such in the Master Trust
Deed, collectively the "TRANSACTION DOCUMENTS"). Copies of the Transaction
Documents are available for inspection at the office of the Principal Paying
Agent, being at the date hereof The Bank of New York at its offices at 101
Barclay Street, Floor 21 West, New York, New York, United States of America.

Perpetual Trustees Australia Limited as trustee of trusts established under the
Master Trust Deed (including the Securitisation Fund) has entered into a separate ISDA Master Agreement entered into with Australia and New Zealand
Banking Group Limited ABN 11 005 357 522 ("ANZ") (as amended by the Amending
Deed to the ISDA Master Agreement dated [INSERT DATE] 2004) (the "FIXED-FLOATING
RATE SWAP PROVIDER") together with a confirmation in respect of the
Securitisation Fund relating thereto as at the Closing Date (the "FIXED-FLOATING
RATE SWAP"). The Issuer has also entered into a ISDA Master Agreement dated
[INSERT DATE] 2004 with Australia and New Zealand Banking Group Limited (the "US
CURRENCY SWAP PROVIDER" and the "EURO CURRENCY SWAP PROVIDER", or the "CURRENCY
SWAP PROVIDER"), (together the Fixed-Floating Rate Swap Provider, and the
Currency Swap Provider, the "SWAP PROVIDER") together with the confirmations relating thereto which have an effective date of the Closing Date in respect of the Class A Notes (the "US CURRENCY SWAP" and the "EURO CURRENCY SWAP",
respectively and together the "CURRENCY SWAPS").

Perpetual Trustees Australia Limited as trustee of the Securitisation Fund, at the direction of the Manager, may in the future enter into Fixed-Floating Rate
Swaps with new fixed-floating rate swap providers provided that each new fixed-floating rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating rate swaps to the Securitisation Fund.

Class A1 Book-Entry Notes will also bear the following legend: "This book-entry note is a global note for the purposes of section 128F(10) of the Income Tax
Assessment Act 1936 of the Commonwealth of Australia".

--------------------------------------------------------------------------------
1    FORM, DENOMINATION AND TITLE

The Class A1 Notes will be issued in registered form without interest coupons in minimum denominations of US$100,000 and integral multiples thereof.

Each Class A1 Book Entry Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of a Class A1 Book Entry Note.

Each Class A1 Note will be represented by one or more typewritten fully registered book-entry notes (each, a "CLASS A1 BOOK-ENTRY NOTE" and collectively, the "CLASS A1 BOOK-ENTRY NOTES") registered in the name of Cede &
Co ("CEDE") as nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Class A1 Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Euroclear Bank S.A./N.V, as operator of the Euroclear System
("EUROCLEAR") and Clearstream Banking, Societe Anonyme ("CLEARSTREAM,
LUXEMBOURG"), may hold interests in the Class A1 Book-Entry Notes on behalf of persons who have accounts with Euroclear and Clearstream, Luxembourg through accounts maintained in the names of Euroclear or Clearstream, Luxembourg, or in the names of their respective depositories, with DTC.

If the Issuer is obliged to issue Class A1 Definitive Notes under clause 3.3 of
Note Trust Deed, interests in the applicable Class A1 Book-Entry Note will be transferred to the beneficial owners

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 129

                                        Note Trust Deed - SMHL Global Fund No. 7

thereof in the form of Class A1 Definitive Notes, without interest coupons, in the denominations set forth above. A Class A1 Definitive Note will be issued to each Class A1 Noteholder in respect of its registered holding or holdings of
Class A1 Notes against delivery by such Class A1 Noteholders of a written order containing instructions and such other information as the Issuer and The Bank of
New York, acting as a note registrar (the "NOTE REGISTRAR") may require to complete, execute and deliver such Class A1 Definitive Notes. In such circumstances, the Issuer will cause sufficient Class A1 Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication (by the Principal Paying Agent) and dispatch to the relevant Class A1 Noteholders.

--------------------------------------------------------------------------------
2    STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES AND THE CLASS B
     NOTES

The Class A Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and will rank pari passu and rateably without any preference or priority among themselves.

The Class A Notes are issued subject to the Master Trust Deed and the
Supplementary Bond Terms Notice and are secured by the same security as the
Class B Notes but the Class A Notes will rank in priority to the Class B Notes both before and after enforcement of the security and in respect of both principal and interest (as set out in Conditions 4 and 5).

The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer to purchase an interest in certain housing loans (the
"LOANS") and certain related mortgages (the "MORTGAGES").

In the event that the security for the Class A Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A Notes under the Security
Trust Deed, to pay in full all principal and interest and other amounts due in respect of the Class A Notes, then the Class A Noteholders shall have no further claim against the Issuer in respect of any such unpaid amounts.

The net proceeds of realisation of the assets of the Securitisation Fund
(including following enforcement of the Security Trust Deed) may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer will not be available for payment of any shortfall and all claims in respect of such shortfall shall be extinguished (see further Condition 15). None of the Mortgage Manager, the Manager, the Note
Trustee, the Calculation Agent, the Principal Paying Agent, the Irish Paying
Agent, the Note Registrar, the Security Trustee or the Swap Provider (as defined in the Supplementary Bond Terms Notice) has any obligation to any Noteholder for payment of any amount by the Issuer in respect of the Notes.

The Note Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of Class A Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).

The Security Trust Deed contains provisions requiring the Security Trustee, subject to the other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders, if there is a conflict between the interest of such Noteholders and any other Voting Secured Creditor (as defined below).

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 130

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
3    COVENANTS OF THE ISSUER

So long as any of the Class A Notes remain outstanding, the Issuer has made certain covenants for the benefit of the Class A Noteholders which are set out in the Master Trust Deed.

These covenants include the following.

(a)  The Issuer shall act continuously as trustee of the Securitisation Fund until the Securitisation Fund is terminated as provided by the Master Trust
     Deed or the Issuer has retired or been removed from office in the manner provided under the Master Trust Deed.

(b)  The Issuer shall:

     (1)  act honestly and in good faith and comply with all relevant material laws in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

     (2)  exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders, the Class B Noteholders, the
          Beneficiaries and other Noteholders of the Securitisation Fund in accordance with its obligations under the relevant Transaction
          Documents;

     (3)  use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

     (4)  do everything and take all such actions which are necessary (including obtaining all such authorisations and approvals as are appropriate) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the
          Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer pursuant to the Master Trust
          Deed;

     (5)  not, as Issuer, engage in any business or activity in respect of the
          Securitisation Fund except as contemplated or required by the
          Transaction Documents;

     (6)  except as contemplated or required by the Transaction Documents, not, in respect of the Securitisation Fund, guarantee or become obligated for the debts of any other entity or hold out its credit as being available to settle the obligations of others;

     (7)  within 45 days of notice from the Manager to do so, remove any of its agents or delegates that breaches any obligation imposed on the Issuer under the Master Trust Deed or any other Transaction Document where the Manager reasonably believes it will materially adversely affect the rating of either or both of the Class A Notes and Class B Notes;
          and

     (8)  not agree to any amendment to Agreed Procedures (as defined in the
          Mortgage Origination and Management Agreement) unless each Designated
          Rating Agency confirms that it will not withdraw or downgrade the rating of the Notes as a result of such amendment.

(c)  Except as provided in any Transaction Document (and other than the charge given to the Security Trustee and the Issuer's lien over the assets of the
     Securitisation Fund), the Issuer shall not nor permit any of its officers to sell, mortgage, charge or otherwise encumber or part with possession of any assets of the Securitisation Fund (the "FUND ASSETS").

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 131

                                        Note Trust Deed - SMHL Global Fund No. 7

(d)  The Issuer shall duly observe and perform the covenants and obligations of the Master Trust Deed and will be personally liable to the Noteholders, the
     Beneficiaries, or any other creditors for its negligence, fraud or wilful default (as defined in Condition 15).

(e)  The Issuer will open and operate certain bank accounts in accordance with the Master Trust Deed and any Transaction Document.

(f)  Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer must act on all directions given to it by the
     Manager in accordance with the terms of the Master Trust Deed.

(g)  The Issuer must properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Securitisation
     Fund.

4    INTEREST

(a)  PAYMENT DATES

     Each Class A1 Note bears interest on the Invested Amount (as defined in the
     Supplementary Bond Terms Notice) of that Class A1 Note from and including
     16 September 2004 or such later date as may be agreed between the Manager and the Issuer for the issue of the Class A1 Notes (the "CLOSING DATE").
     Interest in respect of the Class A1 Notes will be payable in arrears on 9
     December 2004 in respect of the period from (and including) the Closing
     Date and ending on (but excluding) 9 December 2004 (the "FIRST PAYMENT
     DATE") and thereafter on each 9th March, June, September and December (each such date a "PAYMENT DATE"). If any Payment Date would otherwise fall on a day which is not a Banking Day (as defined below), it shall be postponed to the next day which is a Banking Day. The final Payment Date for a Class of
     Notes will be the earlier of the Final Maturity Date for that Class of
     Notes and the Payment Date on which the Notes are redeemed in full.

     "BANKING DAY" in this Condition 4 (other than Condition 4(b)) and in
     Conditions 5 and 9 below means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in London, New York,
     Sydney and Melbourne and which is a TARGET Settlement Day.

     The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date, and each successive period beginning on
     (and including) a Payment Date and ending on (but excluding) the next
     Payment Date is called an "INTEREST PERIOD". Interest payable on a Class A1
     Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days in that Interest
     Period and a 360 day year.

     A Class A1 Note will stop earning interest on any date on which the
     Outstanding Principal Balance of the Class A1 Note is zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of the Class A1 Note becomes greater than zero) or if the Outstanding Principal Balance of the Class A1
     Note is not zero on the due date for redemption in full of the Class A1
     Note, unless payment of principal is improperly withheld or refused, following which the Class A1 Note will continue to earn interest on the
     Invested Amount of the Class A1 Note at the rate from time to time applicable to the Class A1 Note until the later of the date on which the
     Note Trustee or Principal Paying Agent receives the moneys in respect of the Class A1 Notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the Class A1 Note has been reduced to zero but

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 132

                                        Note Trust Deed - SMHL Global Fund No. 7

     interest will begin to accrue from and including any date on which the
     Outstanding Principal Balance of the Class A1 Note becomes greater than zero.

     If interest is not paid on a Class A1 Note on the date when it is due and payable (other than because the due date is not a Banking Day) that unpaid interest will itself bear interest at the Interest Rate applicable to that
     Class A Note until the unpaid interest and the amount of interest on it is available for payment by the Issuer.

(b)  INTEREST RATE

     The rate of interest applicable from time to time for Class A1 Notes (the
     "CLASS A1 INTEREST RATE") will be determined by the Calculation Agent on the basis of the following paragraphs.

     The second Banking Day in London and New York (and which is a TARGET
     Settlement Day) before the beginning of each Interest Period (each an
     "INTEREST DETERMINATION DATE"), the Calculation Agent will determine the rate "USD-LIBOR-BBA" as the applicable Floating Rate Option under the
     Definitions of the International Swaps and Derivatives Association, Inc.
     ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Interest
     Period for three-month (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) deposits in US dollars which appears on the Telerate Page 3750 as of 11.00 am, London time, on the
     Interest Determination Date. If such rate does not appear on the Telerate
     Page 3750, the rate for that Interest Period will be determined as if the
     Issuer and Calculation Agent had specified "USD-LIBOR-REFERENCE BANKS" as the applicable Floating Rate Option under the ISDA Definitions.
     "USD-LIBOR-REFERENCE BANKS" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US dollars are offered by the Reference Banks (being four major banks in the London interbank market agreed to by the Calculation Agent and the US Currency
     Swap Provider) at approximately 11.00 am, London time, on the Interest
     Determination Date to prime banks in the London interbank market for a period of three months (or in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA
     Definitions). The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate.
     If at least two such quotations are provided, the rate for that Interest
     Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Calculation Agent and the US
     Currency Swap Provider, at approximately 11.00 am, New York City time, on that Interest Determination Date for loans in US dollars to leading
     European banks for a period of three months (or in the case of the first
     Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of that first Interest Period)
     commencing on the first day of the Interest Period and in a Representative
     Amount. If no such rates are available in New York City, then the rate for such Interest Period shall be the most recently determined rate in accordance with this paragraph.

     The Class A1 Interest Rate applicable to the Class A1 Notes for such
     Interest Period will be the aggregate of (i) the interest rate or arithmetic mean as determined by the Calculation Agent under the previous paragraph; and (ii) the margin of [#]% (the "CLASS A1 MARGIN") in relation to the Class A1 Notes.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 133

                                        Note Trust Deed - SMHL Global Fund No. 7

     If the Issuer has not redeemed all of the Class A Notes on or before the
     Payment Date falling on 9 September 2010, the Class A1 Margin will increase to [#]% for the period from (and including) that date until (but excluding)
     the date on which the Class A1 Notes are redeemed in full in accordance with these Conditions.

     There is no maximum or minimum Class A1 Interest Rate.

(c)  DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

     The Calculation Agent will, as soon as practicable after 11.00 am (London time) on each Interest Determination Date, determine the Class A1 Interest
     Rate applicable to, and calculate the amount of interest payable (the
     "CLASS A1 INTEREST") for, the immediately succeeding Interest Period in respect of the Class A1 Notes. The Class A1 Interest is calculated by applying the Class A1 Interest Rate for the Class A1 Notes to the Invested
     Amount (as defined in the Supplementary Bond Terms Notice) of that Class A1
     Note on the first day of the next Interest Period after giving effect to any payments of principal made with respect for such class on such day, multiplying such product by a fraction, the numerator of which is the actual number of days in the relevant Interest Period and the denominator of which is 360 days and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Class A1
     Interest Rate and the Class A1 Interest by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(d)  NOTIFICATION OF CLASS A1 INTEREST RATE AND CLASS A1 INTEREST

     The Calculation Agent will cause the Class A1 Interest Rate and the Class
     A1 Interest applicable to each Class A1 Note for each Interest Period and the relevant Payment Date to be notified to the Issuer, the Manager, the
     Note Trustee and the Paying Agents. The Class A1 Interest, Class A1
     Interest Rate and the relevant Payment Date so made available may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the
     Interest Period.

(e)  DETERMINATION OR CALCULATION BY THE MANAGER

     If the Calculation Agent at any time for any reason does not determine the relevant Class A1 Interest Rate or calculate the Class A1 Interest for a
     Class A1 Note, the Manager shall do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Manager shall apply the foregoing provisions of this
     Condition, with any necessary consequential amendments, to the extent that in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it reasonably considers to be fair and reasonable in all the circumstances.

(f)  CALCULATION AGENT

     The Issuer will procure that, so long as any of the Class A Notes remains outstanding, there will, at all times, be a Calculation Agent. The Issuer, or the Manager with the consent of the Issuer (such consent not to be unreasonably withheld), reserves the right at any time to terminate the appointment of the Calculation Agent subject to the terms of the Note Trust
     Deed. Notice of that termination will be given to the Class A Noteholders.
     If any person is unable or unwilling to continue to act as the Calculation
     Agent, or if the appointment of the Calculation Agent is terminated, the
     Issuer will, with the approval of the Note Trustee, appoint a successor
     Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent shall take effect until a successor approved by the Note Trustee has been appointed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 134

                                        Note Trust Deed - SMHL Global Fund No. 7

(g)  INTEREST DISTRIBUTION

     On each Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, and subject to the terms of the
     Security Trust Deed and the Supplementary Bond Terms Notice, (to the extent it has not already done so) the Issuer must apply the Interest Collections for the relevant Calculation Period as follows:

     (1)  first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund;

     (2)  secondly, pari passu and rateably in or toward payment of or allowance for the Issuer's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to in clause (9) below) in respect of the
          Securitisation Fund;

     (3)  thirdly, without duplication, in or toward any amounts payable under clause (4) below on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the
          Issuer together with accrued interest thereon which in the case of a
          Note must be at the Interest Rate applicable to the relevant Note;

     (4)  fourthly, pari passu and rateably in or toward payment of any interest due under any Redraw Funding Facility or Top-up Funding Facility and
          in and toward payment to the Currency Swap Provider, in or toward payment of the A$ Class A Interest Amount payable under that
          Confirmation at that Payment Date, which is thereafter to be applied to payment of interest on the Class A Notes;

     (5)  fifthly, without duplication, in or toward any amounts payable under clause (6) below on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the
          Issuer together with accrued interest thereon at the Interest Rate applicable to the relevant Note;

     (6)  sixthly, pari passu and rateably in or toward payment to Class B
          Noteholders of the Class B Interest due on the Class B Notes on that
          Payment Date;

     (7)  seventhly, in crediting to the Cash Collateral Account the amount (if any) by which the Required Cash Collateral exceeds the Cash
          Collateral;

     (8)  eighthly, to reimburse any amounts that have been paid in any previous
          Interest Periods under clause 5(b)(1), (2), (3) and (4) (to the extent not already reimbursed under this clause 4(g)(8));

     (9)  ninthly, in or toward payment towards any break costs payable on cancellation of any Fixed-Floating Rate Swap to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in the Assets of the Securitisation Fund in the form of any applicable prepayment fees or a drawing has not been made under a
          Payment Funding Facility;

     (10) tenthly, pari passu and rateably in or towards payment to the
          Liquidity Noteholder of interest payable in respect of the Liquidity
          Notes and in or towards payment of any interest in respect of any
          Payment Funding Facility;

     (11) eleventhly, in respect of the amount of any Class A Charge Offs, any
          Redraw Charge Offs and any Top-up Charge Offs in and towards reinstatement of in the books of the Securitisation Fund pari passu and rateably to Class A Charge Offs, Redraw Charge Offs and Top-up
          Charge Offs for that Calculation Period;

     (12) twelfthly, in respect of the amount of any Carry Over Redraw Charge
          Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of the
          Carry Over Class A

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 135

                                        Note Trust Deed - SMHL Global Fund No. 7

          Charge offs allocated to each Class A Note, as the case may be, in and towards reinstatement of in the books of the Securitisation Fund, pari passu and rateably (based on the Carry Over Redraw Charge Offs, the
          Carry Over Top-up Charge Offs and the A$ Equivalent of the Carry Over
          Class A Charge Offs allocated to each Class A Note as the case may
          be):

          (A)  the A$ Equivalent of any Carry Over Class A Charge Offs;

          (B)  any Carry Over Redraw Charge Offs; and

          (C)  any Carry Over Top-up Charge Offs;

     (13) thirteenthly, in respect of the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs in and towards reinstatement of in the books of the Securitisation Fund and in the following order:

          (A)  any Class B Charge Offs for that Calculation Period; and

          (B)  pari passu and rateably the Invested Amount of the Class B Notes to the extent of any Carry Over Class B Charge Offs;

     (14) fourteenthly, (to the extent not paid under clause 5(b)) pari passu and rateably, in or toward repayment of any principal due and payable under any Redraw Funding Facility, in or toward repayment of any principal due and payable under any Top-up Funding Facility and in or toward repayment of any principal due and payable under any Payment
          Funding Facility;

     (15) fifteenthly, in payment of or provision for amounts payable to the
          Income Beneficiary of the Securitisation Fund in accordance with clauses 22.1(d) and 22.3(d) of the Master Trust Deed.

     Capitalised terms in this paragraph (g) have the same meaning given in the
     Supplementary Bond Terms Notice unless otherwise defined in this document.

--------------------------------------------------------------------------------
5    REDEMPTION AND PURCHASE

Capitalised terms in this Condition 5 have the same meaning given in the
Supplementary Bond Terms Notice unless otherwise defined in this document.

(a)  MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND APPORTIONMENT
     OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A NOTES AND THE CLASS B NOTES

     The Class A Notes shall be subject to mandatory redemption in part on any
     Payment Date if on that date there are any Principal Collections available to be distributed in relation to such Class A Notes. The principal amount so redeemable in respect of each Class A Note prior to enforcement of the
     Security Trust Deed (each a "PRINCIPAL PAYMENT") on any Payment Date shall be the amount available for payment as set out in Condition 5(b) on the day which is seven Banking Days prior to the Payment Date (the "CUT Off")
     divided by the aggregate Invested Amount of all Class A Notes, multiplied by the Invested Amount of that Note, provided always that no Principal
     Payment on a Class A Note on any date may exceed the amount equal to the
     Invested Amount of that Class A Note at that date.

     Notice of amounts to be redeemed will be provided by the Manager to the
     Issuer, the Calculation Agent, the Principal Paying Agent and the Note
     Trustee.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 136

                                        Note Trust Deed - SMHL Global Fund No. 7

(b)  PRINCIPAL DISTRIBUTIONS ON NOTES

     On each Payment Date, and in accordance with the calculations, instructions and directions provided to it by the Manager and subject to the terms of the Security Trust Deed and the Supplementary Bond Terms Notice (to the
     extent it has not already done so), the Issuer must apply the Principal
     Collections together with any amounts to be applied under this clause 5(b)
     pursuant to clause 5(d) for the relevant Calculation Period towards the following payments in the following order of priority:

     (1)  first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund (to the extent not paid or provided for as described in Condition 4);

     (2)  secondly, pari passu and rateably in or toward payment of or allowance for the Issuer's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to in this Condition 5(b) below) in respect of the Securitisation Fund (to the extent not paid or provided for as described in Condition 4(g));

     (3)  thirdly, in or toward payment of the amounts payable and the priority under Condition 4(g)(4) above on the Class A Notes on that Payment
          Date (to the extent not paid or provided for as described in Condition
          4(g)());

     (4)  fourthly, in or toward payment of the amounts payable and the priority under Condition 4(g)() above on Class B Notes on that Payment Date (to the extent not paid under Condition 4(g)());

     (5)  fifthly, pari passu and rateably in or toward repayment of any Redraw
          Principal Outstanding under a Redraw Funding Facility or any Top-up
          Principal Outstanding under any Top-up Funding Facility;

     (6)  sixthly, pari passu and rateably in or toward payments approved by the
          Manager under any Loan Redraw Facility or Top-up Loan;

     (7)  seventhly, pari passu and rateably in or toward payment to the
          Currency Swap Provider under a Confirmation relating to the Class A
          Notes until the Outstanding Principal Balance of the Class A Notes is
          reduced to zero, of an amount equal to the lesser of:

          (A)  the amount available for distribution under this sub-paragraph
               (7) after all payments which have priority under this paragraph
               (b); and

          (B)  the A$ Equivalent of the Outstanding Principal Balance for all
               Class A Notes;

     (8)  eighthly, in or toward payment to the Class B Noteholders pari passu and rateably, until the Outstanding Principal Balance of the Class B
          Notes is reduced to zero of an amount equal to the lesser of:

          (A)  the amount available for distribution under this paragraph (8)
               after all payments which have priority under this paragraph (b);
               and

          (B)  the Outstanding Principal Balance for all Class B Notes;

     (9)  ninthly, pari passu and rateably (based on the Carry Over Redraw
          Charge Offs, Carry Over Top-up Charge Offs and A$ Equivalent of the
          Carry Over Class A Charge Offs allocated to each Class A Note, as the case may be):

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 137

                                        Note Trust Deed - SMHL Global Fund No. 7

          (A)  in or toward payment to the Currency Swap Provider under a
               Confirmation relating to the Class A Notes, of the A$ Equivalent of any Carry Over Class A Charge Offs;

          (B)  in or towards repaying the Redraw Principal Outstanding of each
               Redraw Funding Facility to the extent of any Carry Over Redraw
               Charge Offs; and

          (C)  in or towards repaying the Top-up Principal Outstanding of each
               Top-up Funding Facility to the extent of any Carry Over Top-up
               Charge Offs;

     (10) tenthly, in or towards repaying the Invested Amount of the Class B
          Notes to the extent of any Carry Over Class B Charge Offs;

     (11) eleventhly, in or towards payment towards any break costs payable on cancellation of any Fixed-Floating Rate Swap to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in Assets of the Securitisation Fund in the form of any applicable prepayment fees or a drawing has not been made under a
          Payment Funding Facility (to the extent not paid as described under
          Condition 4(g)); and

     (12) twelfthly, subject to paragraph (c) below, pari passu and rateably in or towards payment to the Liquidity Noteholder of the principal amount outstanding in respect of the Liquidity Notes and in or towards repayment of any principal in respect of any Payment Funding Facility.

     Capitalised terms in this paragraph (b) have the same meaning given in the
     Supplementary Bond Terms Notice unless otherwise defined in this document.

(c)  RIGHTS OF LIQUIDITY NOTEHOLDER

     On any Payment Date, the Issuer must not make any payments out of Principal
     Collections to the Liquidity Noteholder under paragraph (b) above unless the Invested Amount of all the Notes is zero, or will be zero following any payments made on the relevant Payment Date.

(d)  PAYMENT OF CHARGE OFFS

     The amount of any reinstatement under Conditions 4(g)(11), (12) and (13)
     must be applied on the Payment Date of the reimbursement in accordance with clause 5(b) as if the amount reimbursed formed part of Principal
     Collections.

(e)  GENERAL

     No amount of principal will be paid to a Noteholder in excess of the
     Invested Amount applicable to the Notes held by that Noteholder.

(f)  EURO ACCOUNT

     The Issuer must direct the Euro Currency Swap Provider to pay all amounts denominated in (euro) payable to the Issuer by the Euro Currency Swap
     Provider under the Euro Currency Swap into the Euro Account or to the
     Principal Paying Agent on behalf of the Issuer.

     On each Payment Date, the Issuer must, on the direction of the Manager, or must require that the Principal Paying Agent on its behalf, distribute from the Euro Account the relevant amounts of principal and interest due in respect of each Class A2 Note in accordance with the Note Trust Deed and in the order of priority in Conditions 4(g) and 5(b).

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 138

                                        Note Trust Deed - SMHL Global Fund No. 7

(g)  US$ ACCOUNT

     The Issuer must direct the US Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer by the US Currency Swap Provider under the US Currency Swap into the US$ Account or to the Principal Paying
     Agent on behalf of the Issuer.

     On each Payment Date, the Issuer must, on the direction of the Manager, or must require that the Principal Paying Agent on its behalf, distribute from the US$ Account the relevant amounts of interest and principal due in respect of each Class A1 Note in accordance with the Note Trust Deed and in order of priority in Conditions 4(g) and 5(b).

(h)  CALCULATION OF PRINCIPAL PAYMENTS, OUTSTANDING PRINCIPAL BALANCE AND
     INVESTED AMOUNT

     The Manager must, not later than two Banking Days before each Payment Date advise the Issuer in respect of the Class A Notes only and the Currency
     Swap Provider in writing of:

     (1)  all amounts payable or to be provided for under clause 6 of the
          Supplementary Bond Terms Notice (which includes the amounts payable to be provided under Condition 4(g) and 5(b));

     (2)  reasonable details of the calculation of all such amounts; and

     (3)  the Outstanding Principal Balance and Invested Amount of each Class A
          Note and Class B Note following the making of all payments to be made on that Payment Date in accordance with the Supplementary Bond Terms
          Notice.

     The Manager must also notify the Issuer of all details of payments which are to be made by or on behalf of the Issuer on or by each Payment Date.
     The Manager must, not later than two Banking Days before each Payment Date, also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Issuer under Conditions 4(g) and 5(b) in respect of the Class A Notes.

     The Manager will notify the Issuer, the Note Trustee, the Principal Paying
     Agent and the Calculation Agent by not later than two Banking Days prior to the relevant Payment Date (the "DETERMINATION DATE") of each such determination and will immediately cause details, of each of those determinations to be made available in accordance with Condition 12 one
     Banking Day before the relevant Payment Date. If no repayment of principal is due to be made on the Class A Notes on any Payment Date a notice to this effect will be given to the Class A Noteholders in accordance with
     Condition 12.

     If the Manager does not at any time for any reason determine a repayment of principal or the Outstanding Principal Balance and the Invested Amount
     applicable to Class A Notes in accordance with this paragraph, the repayment of principal and Outstanding Principal Balance and the Invested
     Amount may be determined by the Calculation Agent in accordance with this paragraph (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the
     Manager.

(i)  CALL

     The Issuer must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class A
     Noteholders, in case of Class A Notes, in accordance with Condition 12 purchase or redeem all, but not some only, of the Notes by repaying the
     Outstanding Principal Balance of those Notes together with accrued interest to (but excluding) the date of repurchase or redemption, on any Payment
     Date falling on or after the earlier of:

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 139

                                        Note Trust Deed - SMHL Global Fund No. 7

     (1)  the Payment Date on which the Outstanding Principal Balance of all
          Notes calculated and expressed in the A$ Equivalent is equal to or less than 10% of the total initial Outstanding Principal Balance of all Notes calculated and expressed in the A$ Equivalent; and

     (2)  in the case of Class A Notes, the Payment Date falling on 9 September
          2010,

     provided that:

     (3)  if the aggregate Outstanding Principal Balance for all Class A Notes
          calculated and expressed in the A$ Equivalent on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been repaid under Conditions 4(g)(10) and (11), the
          Noteholders owning at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption; and

     (4)  the Issuer will be in a position on such Payment Date to discharge
          (and the Manager so certifies to the Issuer and the Note Trustee upon which certification the Issuer and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Outstanding Principal Balance) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced.

(j)  REDEMPTION FOR TAXATION OR OTHER REASONS

     If the Manager satisfies the Issuer and the Note Trustee immediately prior to giving the notice referred to below either:

     (1)  that on the next Payment Date the Issuer would be required to deduct or withhold from any payment of principal or interest in respect of the Class A Notes, the Currency Swaps, the Payment Funding Facility,
          the Top-up Funding Facility or the Redraw Funding Facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     (2)  the total amount payable in respect of interest in relation to any of the Loans secured by Mortgages comprised in the Assets of the
          Securitisation Fund for a Calculation Period ceases to be receivable
          (whether or not actually received) by the Issuer during such
          Calculation Period (but this paragraph (2) does not apply to a failure by the Trustee to receive any interest in relation to any of the Loans merely by reason of the failure by any borrowers to pay that interest in breach of the relevant Loans),

     the Issuer must, when so directed by the Manager, at the Manager's option
     (provided that the Issuer will be in a position on such Payment Date to discharge (and the Manager will so certify to the Issuer and the Note
     Trustee) all its liabilities in respect of the Class A Notes (at their
     Invested Amount) and any amounts which would be required under the Security
     Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Class A Notes were being enforced), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with Condition 12, redeem all, but not some only, of the Class A
     Notes at their then Invested Amount together with accrued interest to (but excluding) the date of redemption on any subsequent Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Issuer and the Manager not less than 21 days before

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 140

                                        Note Trust Deed - SMHL Global Fund No. 7

     the next Payment Date following the receipt of notice of such proposed redemption that they do not require the Issuer to redeem the Class A Notes.

(k)  REDEMPTION ON FINAL MATURITY

     If not otherwise redeemed, the Class A Notes must be repaid in full on 9
     March 2036.

(l)  CANCELLATION

     All Class A Notes redeemed in full pursuant to the above provisions will be cancelled.

(m)  CERTIFICATION

     For the purposes of any redemption made pursuant to this Condition 5, the
     Note Trustee may rely upon an Officer's Certificate under the Note Trust
     Deed from the Manager certifying or stating the opinion of each person signing such certificate as:

     (1)  to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

     (2)  that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed; and

     (3)  that the Issuer will be in a position to discharge all its liabilities in respect of the relevant Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A Notes,

     and such Officer's Certificate shall be conclusive and binding on the
     Issuer, the Note Trustee and the holders of those Class A Notes.

--------------------------------------------------------------------------------
6    PAYMENTS

(a)  METHOD OF PAYMENT

     Any instalment of interest or principal, payable on any Class A1 Note which is punctually paid or duly provided for by the Issuer to the Principal
     Paying Agent on the applicable Payment Date or Final Maturity Date shall be paid to the person in whose name such Class A1 Note is registered on the
     Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Class A1 Definitive Notes have been issued pursuant to clause 3.3 of the Note Trust Deed, with respect to Class A1 Notes registered on the Record Date in the name of the nominee of the Clearing
     Agency (initially in respect of the Class A1 Notes such Clearing Agency to be DTC and such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A1 Note on a Payment Date or Maturity Date.

(b)  INITIAL PRINCIPAL PAYING AGENT

     The initial Principal Paying Agent for the Class A1 Note is The Bank of New
     York at its offices in New York City.

(c)  PAYING AGENTS

     The Issuer may (at the direction of the Manager) at any time (with the prior written approval of the Note Trustee) terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that (among other things) the new Paying Agent has been approved in writing by the Note Trustee and appointed on terms

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 141

                                        Note Trust Deed - SMHL Global Fund No. 7

     previously approved in writing by the Note Trustee, notice has been provided to the Class A Noteholder, and it will at all times maintain a
     Paying Agent having a specified office in New York City (in respect of the
     Class A1 Notes) and the United Kingdom (in respect of the Class A2 Notes)
     and the Republic of Ireland (for so long as the Class A2 Notes are listed on the Irish Stock Exchange). Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 12.

(d)  PAYMENT ON BANKING DAYS

     If the due date for payment of any amount of principal or interest in respect of any Class A1 Note is not a Banking Day then payment will not be made until the next succeeding Banking Day and the holder of that Class A1
     Note shall not be entitled to any further interest or other payment in respect of that delay. In this Condition 6 the expression "Banking Day"
     means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in the place where the specified office of the
     Paying Agent at which the Class A1 Note is presented for payment is situated and, in the case of payment by transfer to a US dollar account, in
     New York City prior to the exchange of a Class A1 Book-Entry Note for any
     Class A1 Definitive Notes, means any day on which DTC is open for business.

(e)  INTEREST

     If interest is not paid in respect of a Class A1 Note on the date when due and payable (other than because the due date is not a Banking Day), that unpaid interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A1 Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Condition 12.

--------------------------------------------------------------------------------
7    TAXATION

All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by applicable law to make any such payment in respect of the Class A Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature. In that event the Issuer or that
Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying
Agent nor the Note Trustee will be obliged to make any additional payments to
Class A Noteholders in respect of that withholding or deduction.

--------------------------------------------------------------------------------
8    PRESCRIPTION

A Class A Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date (as such term is defined below) in respect of any payment on it the effect of which would be to reduce the Outstanding
Principal Balance of that Class A Note to zero. After the date on which a Class
A Note becomes void in its entirety, no claim may be made in respect of it.

As used in these Conditions, the "RELEVANT DATE" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which the full

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 142

                                        Note Trust Deed - SMHL Global Fund No. 7

amount of such money having been so received, notice to that effect is duly given by the Principal Paying Agent in accordance with Condition 12.

--------------------------------------------------------------------------------
9    EVENTS OF DEFAULT

Subject to the Supplementary Bond Terms Notice each of the following events is an Event of Default whether or not caused by any reason whatsoever outside the control of an Interested Person (as defined in the Security Trust Deed) or any other person:

(a)  the Issuer does not within 10 Banking Days of the due date, and in the specified manner, pay in full any Secured Moneys (except in respect of any moneys payable under any Payment Funding Facility, Top-up Funding Facility and Redraw Funding Facility which fall due for payment prior to the
     Repayment Date or payment of interest on Class B Notes unless all Class A
     Notes have been repaid);

(b)  the Issuer defaults in fully performing observing and fulfilling any material obligation in relation to the Securitisation Fund under the
     Security Trust Deed or any Secured Document (other than a provision requiring the payment of money as contemplated by paragraph (a) of this clause or, prior to the Repayment Date, in respect of any such default under a Payment Funding Facility, Top-up Funding Facility and Redraw
     Funding Facility) and such default has not been remedied within 10 Banking
     Days of the Issuer receiving notice from the Security Trustee specifying the breach and requiring the same to be rectified;

(c)  any representation, warranty or statement in relation to the Securitisation
     Fund made, repeated or deemed to be made or repeated in the Security Trust
     Deed or in any Secured Document by the Issuer is proved to be untrue in any material respect when made, repeated or deemed to be made or repeated (as the case may be) (except, prior to the Repayment Date, in respect of any representation, warranty or statement made, repeated or deemed to be made or repeated under the Payment Funding Facility, Top-up Funding Facility and
     Redraw Funding Facility);

(d)  the Issuer breaches any material undertaking given at any time to the
     Security Trustee in relation to the Securitisation Fund or fails to comply with any material condition imposed by the Security Trustee in relation to the Securitisation Fund in agreeing to any matter (including any waiver)
     (except, prior to the Repayment Date, in respect of any breach of any material undertaking or failure to comply with any material condition under the Payment Funding Facility, Top-up Funding Facility and Redraw Funding
     Facility);

(e)  any Insolvency Event occurs in relation to the Issuer other than for the reconstruction of the Issuer or the Securitisation Fund with the prior written approval of the Manager and the Security Trustee and provided that each Designated Rating Agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the Notes;

(f)  any Encumbrance over any Charged Property becomes enforceable or any
     Encumbrance that is a floating security over any Charged Property crystallises or otherwise becomes a fixed or specific security;

(g)  any investigation into the affairs, or into particular affairs, of the
     Issuer in relation to the Securitisation Fund is directed or commenced under any Statute;

(h)  any Secured Document is, becomes or is claimed by the Issuer or the Manager to be void, voidable or unenforceable in whole or in any material part;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 143

                                        Note Trust Deed - SMHL Global Fund No. 7

(i)  the Issuer disaffirms, disclaims, repudiates or rejects any Secured
     Document in whole or in any material part;

(j)  there occurs without the prior written approval of the Security Trustee, any vesting or distribution of any assets of the Securitisation Fund other than in accordance with the relevant Supplementary Bond Terms Notices;

(k)  any material breach of trust in relation to the Securitisation Fund by the
     Issuer or the Issuer for any reason loses or ceases to be entitled to a material extent to its right of indemnity against the assets of the
     Securitisation Fund;

(l)  as a result of the act or omission of the Issuer the assets of the
     Securitisation Fund are materially diminished or made materially less accessible to the Security Trustee;

(m)  without the prior consent of the Security Trustee, the Securitisation Fund is wound-up, or the Issuer is required to wind up the Securitisation Fund under the Master Trust Deed or the applicable law, or the winding up of the
     Securitisation Fund commences; and

(n)  the Charge ceases to rank as contemplated by clause 4.2 of the Security
     Trust Deed.

Capitalised terms in this Condition 9 have the same meaning given in the
Security Trust Deed unless defined in this document.

In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes, any funds resulting from the realisation of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed.

--------------------------------------------------------------------------------
10   ENFORCEMENT

At any time after an Event of Default occurs, the Security Trustee may (subject to the Security Trust Deed), if so directed by (a) the Noteholder Secured
Creditors (as defined in the Security Trust Deed) alone, where the Noteholder
Secured Creditors are the only Voting Secured Creditors, or otherwise (b) an
"Extraordinary Resolution" of the Voting Secured Creditors (being 75% of votes capable of being cast by Voting Secured Creditors present in person or by proxy at the relevant meeting or a written resolution signed by all Voting Secured
Creditors, which includes the Note Trustee on behalf of Class A Noteholders, but not, unless the Note Trustee has become bound to take steps and/or proceed under the Security Trust Deed and fails to do so within a reasonable period of time and such failure is continuing, the Class A Noteholders themselves), declare the
Class A Notes immediately due and payable and declare the security to be enforceable. If an Extraordinary Resolution of the Voting Secured Creditors
referred to above elects not to direct the Security Trustee to enforce the
Security Trust Deed, in the circumstances where the Security Trustee could enforce, the Noteholder Secured Creditor may nevertheless, and the Note Trustee as Noteholder Secured Creditor shall subject to the terms of the Note Trust
Deed, at the direction of the Class A Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Class A Noteholders.

"VOTING SECURED CREDITOR" means:

(a)  with respect only to the enforcement of the security under the Security
     Trust Deed, for so long as the Secured Moneys of the Class A Noteholders and the Class B Noteholders each calculated and expressed in the A$
     Equivalent are 75% or more of total Secured Moneys calculated and expressed in the A$ Equivalent, the Noteholder Secured Creditors alone; and

(b)  at any other time (subject to clause 16.3 of the Security Trust Deed):

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 144

                                        Note Trust Deed - SMHL Global Fund No. 7

     (1)  the Note Trustee, acting on behalf of the Class A Noteholders under the Note Trust Deed and clause 3 of the Security Trust Deed or, if the
          Note Trustee has become bound to take steps and/or to proceed under the Security Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A Noteholders and then only to the extent permitted by the Australian Law; and

     (2)  each other Secured Creditor (other than a Class A Noteholder).

Any reference to the Noteholder Secured Creditors while they are the only Voting
Secured Creditors, or where their consent is required under the Security Trust
Deed in relation to a direction or act of the Security Trustee, means the
Noteholder Secured Creditors representing more than 50% of the aggregate
Invested Amount of the Class A Notes and the Class B Notes each calculated and expressed in the A$ Equivalent.

Subject to the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Secured Creditors where they are the only Voting Secured Creditors or to any Extraordinary
Resolution of the Voting Secured Creditors and shall comply with all directions given by the Note Trustee where it is the only Voting Secured Creditor or contained in or given pursuant to any Extraordinary Resolution of the Voting
Secured Creditors in accordance with the Security Trust Deed.

No Class A Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the
Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Charged Property unless either:

(a)  a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the
     Issuer ranking in priority to or pari passu with the Class A Notes;

(b)  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the
     Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a);

(c)  the Note Trustee is directed by the Holders of at least 75% of the aggregate Invested Amount of Class A Notes calculated and expressed in the
     A$ Equivalent.

Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the
Issuer or the Secured Moneys or the Class A Notes or relating in any way to the
Charged Property. Without limitation, neither the Note Trustee nor the Security
Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 145

                                        Note Trust Deed - SMHL Global Fund No. 7

under, or any other proceedings pursuant to or in connection with the Security
Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so in writing by Noteholders holding at least 75% of the aggregate
Invested Amount of Class A Notes calculated and expressed in the A$ Equivalent at the time; and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any Class A Noteholder is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed and the Class A Notes (including these Class A Note
Conditions) unless otherwise as set out in a Transaction Document.

The rights, remedies and discretions of the Class A Noteholders under the
Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security
Trust Deed without being directed to do so by the Note Trustee or the Voting
Secured Creditors in accordance with the Security Trust Deed.

Upon enforcement of the security created by the Security Trust Deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, and the proceeds of cash collateral lodged with and payable to a Swap
Provider or other provider of an Enhancement (as defined in the Master Trust
Deed)) will be applied in the order of priority as set out in the Security Trust
Deed. Any claims of the Noteholders remaining after realisation of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

--------------------------------------------------------------------------------
11   REPLACEMENT OF CLASS A NOTES

If any Class A Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Manager may reasonably require.
Mutilated or defaced Class A Notes must be surrendered before replacements will be issued.

--------------------------------------------------------------------------------
12   NOTICES

All notices, other than notices given in accordance with the following paragraphs, to Class A Noteholders shall be deemed to be given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 146

                                        Note Trust Deed - SMHL Global Fund No. 7

A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Class A Noteholders shall be filed with the
Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer shall direct the
Note Trustee shall be deemed to be a sufficient giving of such notice.

The Manager shall deliver a quarterly servicing report for each Calculation
Period to each Class A Noteholder on the notice date relating to such
Calculation Period in the method provided in the first paragraph of this
Condition 12.

All consents and approvals in these Conditions are to be given in writing.

--------------------------------------------------------------------------------
13   MEETINGS OF VOTING SECURED CREDITORS AND MEETINGS OF CLASS A NOTEHOLDERS;
     MODIFICATIONS; CONSENTS; WAIVER

The Security Trust Deed contains provisions for convening meetings of the Voting
Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Secured
Creditors to direct the Security Trustee to enforce the Security Trust Deed.

The Note Trust Deed contains provisions for convening meetings of Class A
Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by the Extraordinary
Resolution of the Class A Noteholders of a modification of the Class A Notes
(including these Class A Note Conditions) or the provisions of any of the
Transaction Documents, provided that no modification of certain terms including, among other things, the date of maturity of the Class A Notes, or a modification which would have the effect of altering the amount of interest payable in respect of a Class A Note or modification of the method of calculation of the interest payable or of the date for payment of interest in respect of any Class
A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or altering the majority required to pass an Extraordinary
Resolution or altering the currency of payment of any Class A Notes or an alteration of the date or priority of payment of interest on, or redemption of, the Class A Notes in the event of a call under Condition 5(i) or 5(j) (any such modification being referred to below as a "BASIC TERMS MODIFICATION") shall be effective except that, if the Note Trustee is of the opinion that such a Basic
Terms Modification is being proposed by the Issuer as a result of, or in order to avoid, an Event of Default, such Basic Terms Modification may be sanctioned by Extraordinary Resolution of the Class A Noteholders as described below. An
Extraordinary Resolution passed by the Class A Noteholders shall be binding on all Class A Noteholders. The vote required for an Extraordinary Resolution shall be a majority consisting of not less than 75% of the votes capable of being cast by Voting Secured Creditors present in person or by proxy at a duly convened meeting or a written resolution signed by all of the Voting Secured Creditors.

The Note Trust Deed permits the Note Trustee, the Manager and the Issuer to, following the giving of not less than 10 Banking Days' notice to each Designated
Rating Agency, alter, add to or modify, by way of supplementary deed, the Note
Trust Deed (including the meeting and amendment provisions), the Conditions
(subject to the proviso more fully described in clause

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 147

                                        Note Trust Deed - SMHL Global Fund No. 7

35.2 of the Note Trust Deed or any other terms of that deed or the Conditions to which it refers) or any Transaction Document so long as that alteration, addition or modification is:

o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

o    in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the requirements of any Government Agency;

o    in the opinion of the Note Trustee appropriate or expedient as a consequence of a change to any law or regulation or a change in the requirements of any Government Agency (including, but not limited to, an alteration, addition or modification which is in the opinion of the Note
     Trustee appropriate or expedient as a consequence of the enactment of a law or regulation or an amendment to any law or regulation or ruling by the
     Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Securitisation Fund); or

o    in the reasonable opinion of the Note Trustee neither prejudicial nor likely to be prejudicial to the interests of the Class A Noteholders as a whole, and is undertaken in a manner and to the extent, permitted by the
     Transaction Documents.

Where, in the opinion of the Note Trustee, a proposed alteration, addition or modification to the Note Trust Deed, other than an alteration, addition or modification referred to above, is prejudicial or likely to be prejudicial to the interests of Class A Noteholders as a whole or any Class of Class A
Noteholders, the Note Trustee, the Manager and the Issuer may make that alteration, addition or modification only if sanctioned in writing by holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent.

The Note Trustee may also, in accordance with the Note Trust Deed and without the consent of the Class A Noteholders (but not in contravention of an
Extraordinary Resolution), waive or authorise any breach or proposed breach of the Class A Notes (including these Class A Note Conditions) or any Transaction
Document or determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class A Noteholders and, if, but only if, the Note Trustee so requires, any such modification shall be notified to the Class A Noteholders in accordance with Condition 12 as soon as practicable.

Every amendment to the Note Trust Deed must conform to the requirements of the
TIA as then in effect so long as the Note Trust Deed shall be qualified under the TIA.

The Manager shall distribute to all Class A Noteholders and the Designated
Rating Agencies a copy of any amendments made under clause 35.1 or 35.2 of the
Note Trust Deed in accordance with Condition 12 as soon as reasonably practicable after the amendment has been made.

--------------------------------------------------------------------------------

14   INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
     TRUSTEE

(a)  The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively)
     and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified to

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 148

                                        Note Trust Deed - SMHL Global Fund No. 7

     their satisfaction. Each of the Note Trustee and the Security Trustee is
     entitled to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions. Except in the case of negligence, fraud or wilful default (in the case of the Security Trustee) or negligence, fraud, or wilful default (in the case of the Note Trustee), neither the
     Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Charged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Mortgage Manager or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the
     Transaction Documents.

(b)  Where the Note Trustee is required to express an opinion or make a determination or calculation under the Transaction Documents, the Note
     Trustee may appoint or engage such independent advisers as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any reasonable costs and expenses payable to those advisers will be reimbursed to the Note Trustee by the
     Issuer or if another person is expressly stated in the relevant provision in a Transaction Document, that person.

--------------------------------------------------------------------------------
15   LIMITATION OF LIABILITY OF THE ISSUER

(a)  GENERAL

     Clause 26 of the Master Trust Deed applies to the obligations and liabilities of the Issuer in relation to the Class A Notes.

(b)  LIABILITY OF ISSUER LIMITED TO ITS RIGHT OF INDEMNITY

     (1)  The Issuer enters into the Transaction Documents and issues the Notes only in its capacity as trustee of the Securitisation Fund and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (3) below, a liability arising under or in connection with the Transaction Documents, the Notes or the
          Securitisation Fund is limited to and can be enforced against the
          Issuer only to the extent to which it can be satisfied out of the assets and property of the Securitisation Fund and which are available to satisfy the right of the Issuer to be exonerated or indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Notes or the
          Securitisation Fund.

     (2)  Subject to paragraph (3) below, no person (including any Relevant
          Party) may take action against the Issuer in any capacity other than as trustee of the Securitisation Fund or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the Issuer except in relation to the Assets of the Securitisation Fund.

     (3)  The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets of the Securitisation Fund as a

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 149

                                        Note Trust Deed - SMHL Global Fund No. 7

          result of the Issuer's fraud, negligence or wilful default and will not apply to any obligation or liability of the Issuer to pay amounts from its personal funds pursuant to clause 12.1 of the Note Trust
          Deed.

     (4)  It is acknowledged that the Relevant Parties are responsible under the
          Transaction Documents for performing a variety of obligations relating to the Securitisation Fund. No act or omission of the Issuer
          (including any related failure to satisfy its obligations under the
          Transaction Documents or the Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (3) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant
          Party or any person who has been delegated or appointed by the Issuer in accordance with the Transaction Documents to fulfil its obligations relating to the Securitisation Fund or by any other act or omission of a Relevant Party or any such person.

     (5)  No attorney, agent, delegate, receiver or receiver and manager appointed in accordance with this deed or any other Transaction
          Documents has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (3).

     (6)  The Issuer is not obliged to do or refrain from doing anything under the Transaction Documents (including incur any liability) unless the
          Issuer's liability is limited in the same manner as set out in paragraphs (1) to (3).

     (7)  In this Condition 15 "RELEVANT PARTIES" means each party to a
          Transaction Document other than the Issuer.

     (8)  The expression "WILFUL DEFAULT" as used in this Condition 15 is defined in clause 26.5 of the Security Trust Deed.

--------------------------------------------------------------------------------
16   GOVERNING LAW

The Class A Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. The administration of the Note Trust created under the Note Trust Deed, including the exercise of the Note Trustee's powers under clause 13 of the Note Trust
Deed, is governed by the law of New York. In the event of any inconsistency between the operation of the law of New South Wales, Australia and the law of
New York in respect of the application of those powers, the law of New York will prevail to the extent of the inconsistency.

--------------------------------------------------------------------------------
17   SUMMARY OF PROVISIONS RELATING TO THE CLASS A1 NOTES WHILE IN BOOK-ENTRY
     FORM

Each Class A1 Note will initially be represented by typewritten book-entry notes
(the "CLASS A1 BOOK-ENTRY Notes"), without coupons, in the principal amount of
US$[750,000,000] . The Class A1 Book-Entry Notes will be deposited with the
Common Depositary for DTC on or about the Closing Date. Upon deposit of the
Class A1 Book-Entry Notes with the Common Depositary,

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 150

                                        Note Trust Deed - SMHL Global Fund No. 7

DTC will credit each investor in the Class A1 Notes with a principal amount of
Class A1 Notes for which it has subscribed and paid.

The Class A1 Book-Entry Notes will be exchangeable for Class A1 Definitive Notes in certain circumstances described below.

Each person who is shown in the Note Register as the holder of a particular principal amount of Class A1 Notes will be entitled to be treated by the Issuer and the Note Trustee as a holder of such principal amount of Class A1 Notes and the expression "CLASS A1 NOTEHOLDER" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Class A1 Book-Entry Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer in respect of payment due on the
Class A1 Notes for so long as the Class A1 Notes are represented by a Class A1
Book-Entry Note and the relevant obligations of the Issuer will be discharged by payment to the registered holder of the Class A1 Book-Entry Note in respect of each amount so paid.

(a)  PAYMENTS

     Interest and principal on each Class A1 Book-Entry Note will be payable by the Principal Paying Agent to the Common Depositary provided that no payment of interest may be made by the Issuer or any Paying Agent in the
     Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia or its possessions.

     Each of the persons appearing from time to time as the beneficial owner of a Class A1 Note will be entitled to receive any payment so made in respect of that Class A1 Note in accordance with the respective rules and procedures of DTC (in respect of the Class A1 Notes). Such persons will have no claim directly against the Issuer in respect of payments due on the
     Class A1 Notes which must be made by the holder of the relevant Class A1
     Book-Entry Note, for so long as such Class A1 Book-Entry Note is outstanding.

     A record of each payment made on a Class A1 Book-Entry Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Note Registrar and such record shall be prima facie evidence that the payment in question has been made.

(b)  EXCHANGE

     The Class A1 Book-Entry Notes will be exchangeable for Class A1 Definitive
     Notes only if:

     (1)  the Principal Paying Agent advises the Manager in writing that the
          Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository of the Class A1 Notes and the Manager is not able to locate a qualified successor;

     (2)  the Issuer, at the direction of the Manager (at the Manager's option), advises the Principal Paying Agent in writing that it elects to terminate the book entry system through the Clearing Agency in respect of the Class A1 Notes; or

     (3)  after the occurrence of an Event of Default, the Note Trustee at the written direction of the Class A1 Noteholders holding a majority of the aggregate Outstanding Principal Balance of the Class A1 Notes,
          advises both the Principal Paying Agent and Issuer that the continuation of a book entry system is no longer in the best interest of the Class A1 Noteowners,

     then the Principal Paying Agent must within 30 days of such event instruct the Clearing Agency to notify all Class A1 Noteowners of the occurrence of any such event and of the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 151

                                        Note Trust Deed - SMHL Global Fund No. 7

     availability of Class A1 Definitive Notes. Upon the surrender of the Class
     A1 Book-Entry Notes to the Issuer by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the
     Issuer, the Issuer shall execute and procure the Principal Paying Agent to authenticate the Class A1 Definitive Notes in accordance with the instructions of the Clearing Agency.

     Class A1 Noteowner has the meaning given to it in the Note Trust Deed.

(c)  NOTICES

     So long as the Class A1 Notes are represented by the Class A1 Book-Entry
     Note and the same is/are held on behalf of the Clearing Agency, notices to
     Class A1 Noteholders may be given by delivery of the relevant notice to the
     Clearing Agency for communication by the Clearing Agency to entitled account holders in substitution for delivery to each Class A1 Noteholder as required by the Conditions.

(d)  CANCELLATION

     The Note Registrar shall ensure that all Class A1 Notes:

     (1)  which have been surrendered for payment, registration of transfer, exchange or redemption; or

     (2)  in the case of any Class A1 Definitive Note, which, being mutilated or defaced, have been surrendered and replaced under Condition 11,

     shall be cancelled by or on behalf of the Issuer and will execute a certificate and deliver same to the Note Trustee stating:

     (3)  the aggregate Outstanding Principal Balance of Class A1 Notes which have been redeemed; and

     (4)  the serial numbers of such Class A1 Notes in definitive form (where applicable).

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 152

                                        Note Trust Deed - SMHL Global Fund No. 7

PART B - TERMS AND CONDITIONS OF THE CLASS A2 NOTES

The issue of US$[750,000,000], Class A1 Note Mortgage Backed Pass Through
Floating Rate Notes due 9 March 2036 (the "CLASS A1 NOTES"), (euro)[500,000,000]
Class A2 Note Mortgage Backed Pass Through Floating Rate Notes due 9 March 2036
(the "CLASS A2 NOTES" and together with the Class A1 Notes, the "CLASS A NOTES")
and A$[35,100,000] Class B Mortgage Backed Pass Through Floating Rate Notes due
9 March 2036 (the "CLASS B NOTES" and together with the Class A Notes, the
"NOTES") by Perpetual Trustees Australia Limited, in its capacity as trustee of the SMHL Global Fund No. 7 (the "SECURITISATION FUND") (in such capacity, the
"ISSUER"). These Notes are (a) issued subject to a Master Trust Deed (the
"MASTER TRUST DEED") dated 4 July 1994 between the Issuer and ME Portfolio
Management Limited (formerly called Superannuation Members' Home Loans Limited)
(in such capacity, the "MANAGER") (as amended and restated), a Supplementary
Bond Terms Notice (the "SUPPLEMENTARY BOND TERMS NOTICE") dated on or about
[INSERT DATE] 2004 executed by (among others) the Issuer, Perpetual Trustee
Company Limited (ABN 42 000 001 007) (as the security trustee for the time being referred to as the "SECURITY TRUSTEE"), The Bank of New York (the note trustee for the time being referred to as the "NOTE TRUSTEE") and the Manager, and in respect of the Class A Notes these terms and conditions (the "CONDITIONS"); (b)
in respect of the Class A Notes only, constituted by a note trust deed dated on or about [INSERT DATE] 2004 (the "NOTE TRUST DEED") between the Issuer, the
Manager, the Security Trustee, The Bank of New York as trustee for the holders for the time being of the Class A Notes (the "CLASS A NOTEHOLDERS" and together with the holders for the time being of the Class B Notes (the "CLASS B
NOTEHOLDERS"), the "NOTEHOLDERS"), The Bank of New York as Principal Paying
Agent (the "PRINCIPAL PAYING AGENT", which expression includes its successors as
Principal Paying Agent under the Note Trust Deed), AIB/BNY Fund Management
(Ireland) Limited as Irish Paying Agent (the "IRISH PAYING AGENT", which expression includes its successors as Irish Paying Agent under the Note Trust
Deed), The Bank of New York, as calculation agent (the "CALCULATION AGENT", which expression includes its successors as Calculation Agent under the Note
Trust Deed) and The Bank of New York as note registrar (the "NOTE REGISTRAR");
and (c) secured by a Security Trust Deed (the "SECURITY TRUST DEED") dated on or about [INSERT DATE] 2004 between the Issuer, the Manager, the Note Trustee and the Security Trustee.

The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Supplementary Bond Terms
Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with the Note Trust Deed, under which further paying agents may be appointed (together with the Principal Paying Agent and the Irish Paying Agent, the "PAYING AGENTS", which expression includes the successors of each paying agent under the Note Trust Deed and any additional paying agents appointed), payments in respect of the Class A Notes will be made by the Paying Agents and the Calculation Agent will make the determinations specified in the Note Trust
Deed. The Class A Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Supplementary Bond Terms Notice, the
Security Trust Deed, the Note Trust Deed, the Mortgage Origination and
Management Agreement dated 4 July 1994 and novated by the Deed of Novation dated
28 September 1995 (as amended) (the "MORTGAGE ORIGINATION AND MANAGEMENT
Agreement") between Members' Equity Pty Limited (formerly known as NMFM Lending
Pty Limited) as mortgage manager (together with any substitute or successor, the
"MORTGAGE MANAGER"), the Manager and the Issuer, (together with the agreements with respect to the Fixed Floating Rate Swap, and the Currency Swaps (as each such term is defined below), (those documents the "RELEVANT DOCUMENTS") and certain other transaction documents defined as such in the Master Trust Deed, collectively the "TRANSACTION DOCUMENTS"). Copies of the Transaction Documents
are available for inspection at the office of

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 153

                                        Note Trust Deed - SMHL Global Fund No. 7

the Principal Paying Agent, being at the date hereof The Bank of New York at its offices at 48th Floor, 1 Canada Square, London, E14 5AL, United Kingdom, and at
the registered office of the Irish Paying Agent, being at the date hereof
AIB/BNY Fund Management (Ireland) Limited at Guild House, Guild Street, Dublin
1, Republic of Ireland.

Perpetual Trustees Australia Limited as trustee of trusts established under the
Master Trust Deed (including the Securitisation Fund) has entered into a separate ISDA Master Agreement entered into with Australia and New Zealand
Banking Group Limited ABN 11 005 357 522 ("ANZ") (as amended by the Amending
Deed to the ISDA Master Agreement dated [INSERT DATE] 2004) (the "FIXED-FLOATING
RATE SWAP PROVIDER") together with a confirmation in respect of the
Securitisation Fund relating thereto as at the Closing Date (the "FIXED-FLOATING
RATE SWAP"). The Issuer has also entered into a ISDA Master Agreement dated
[INSERT DATE] 2004 with Australia and New Zealand Banking Group Limited (the "US
CURRENCY SWAP PROVIDER" and the "EURO CURRENCY SWAP PROVIDER" or the "CURRENCY
SWAP PROVIDER"), (together the Fixed-Floating Rate Swap Provider, and the
Currency Swap Provider, the "SWAP PROVIDER") together with the confirmations relating thereto which have an effective date of the Closing Date in respect of the Class A Notes (the "US CURRENCY SWAP" and the "EURO CURRENCY SWAP",
respectively and together the "CURRENCY SWAPS").

Perpetual Trustees Australia Limited as trustee of the Securitisation Fund, at the direction of the Manager, may in the future enter into Fixed-Floating Rate
Swaps with new fixed-floating rate swap providers provided that each new fixed-floating rate swap provider has at least the minimum credit rating specified by each rating agency, if any, in order to provide such fixed-floating rate swaps to the Securitisation Fund.

Class A2 Book-Entry Notes will also bear the following legend: "This book-entry note is a global note for the purposes of section 128F(10) of the Income Tax
Assessment Act 1936 of the Commonwealth of Australia".

The Class A2 Notes will also bear the following legend:

"THIS CLASS A2 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW,
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE
COMMENCEMENT OF THE OFFERING OF THE CLASS A2 NOTES MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHER WISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT
OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES."

--------------------------------------------------------------------------------
1    FORM, DENOMINATION AND TITLE

The Class A2 Notes will be issued in registered form without interest coupons in minimum denominations of (euro)100,000 and integral multiples thereof.

Each Class A2 Book Entry Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of a Class A2 Book Entry Note.

The Class A2 Note will be represented initially by a temporary global note in registered form (each a "TEMPORARY CLASS A2 GLOBAL NOTE" registered in the name of The Bank of New York

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 154

                                        Note Trust Deed - SMHL Global Fund No. 7

Depositary (Nominees) Limited and deposited with the Common Depository in respect of the Class A2 Notes. Interests in the Temporary Class A2 Global Notes
will be exchangeable 40 days after the later of the first Bond Issue Date and the date on which the relevant Class A2 Notes are first offered to persons other than distributors in reliance on Regulation S of the Securities Act (provided certification of non-US beneficial ownership by the relevant Class A2 Noteholder is received by Euroclear or Clearstream, Luxembourg) for a permanent global note in registered form (each a "PERMANENT CLASS A2 GLOBAL NOTE") in an equivalent principal amount to the relevant Temporary Class A2 Global Note. Beneficial interests in the Class A2 Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by Euroclear or
Clearstream, Luxembourg and their participants. Euroclear and Clearstream,
Luxembourg may hold interests in the Class A2 Book-Entry Notes on behalf of persons who have accounts with Euroclear and Clearstream, Luxembourg through accounts maintained in the names of Euroclear or Clearstream, Luxembourg.

If the Issuer is obliged to issue Class A2 Definitive Notes under clause 3.4 of
Note Trust Deed, interests in the applicable Class A2 Book-Entry Note will be transferred to the beneficial owners thereof in the form of Class A2 Definitive
Notes, without interest coupons, in the denominations set forth above. A Class
A2 Definitive Note will be issued to each Class A2 Noteholder in respect of its registered holding or holdings of Class A2 Notes against delivery by such Class
A2 Noteholders of a written order containing instructions and such other information as the Issuer and The Bank of New York, acting as a note registrar
(the "NOTE REGISTRAR") may require to complete, execute and deliver such Class
A2 Definitive Notes. In such circumstances, the Issuer will cause sufficient
Class A2 Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication (by the Principal Paying Agent) and dispatch to the relevant Class A2 Noteholders.

--------------------------------------------------------------------------------
2    STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A NOTES AND THE CLASS B
     NOTES

The Class A Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and will rank pari passu and rateably without any preference or priority among themselves.

The Class A Notes are issued subject to the Master Trust Deed and the
Supplementary Bond Terms Notice and are secured by the same security as the
Class B Notes but the Class A Notes will rank in priority to the Class B Notes both before and after enforcement of the security and in respect of both principal and interest (as set out in Conditions 4 and 5).

The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer to purchase an interest in certain housing loans (the
"LOANS") and certain related mortgages (the "MORTGAGES").

In the event that the security for the Class A Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A Notes under the Security
Trust Deed, to pay in full all principal and interest and other amounts due in respect of the Class A Notes, then the Class A Noteholders shall have no further claim against the Issuer in respect of any such unpaid amounts.

The net proceeds of realisation of the assets of the Securitisation Fund
(including following enforcement of the Security Trust Deed) may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer will not be available for payment of any shortfall and all claims in respect of such shortfall shall be

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 155

                                        Note Trust Deed - SMHL Global Fund No. 7

extinguished (see further Condition 15). None of the Mortgage Manager, the
Manager, the Note Trustee, the Calculation Agent, the Principal Paying Agent,
the Irish Paying Agent, the Note Registrar, the Security Trustee or the Swap
Provider (as defined in the Supplementary Bond Terms Notice) has any obligation to any Noteholder for payment of any amount by the Issuer in respect of the
Notes.

The Note Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of Class A Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).

The Security Trust Deed contains provisions requiring the Security Trustee, subject to the other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders, if there is a conflict between the interest of such Noteholders and any other Voting Secured Creditor (as defined below).

--------------------------------------------------------------------------------
3    COVENANTS OF THE ISSUER

So long as any of the Class A Notes remain outstanding, the Issuer has made certain covenants for the benefit of the Class A Noteholders which are set out in the Master Trust Deed.

These covenants include the following.

(a)  The Issuer shall act continuously as trustee of the Securitisation Fund until the Securitisation Fund is terminated as provided by the Master Trust
     Deed or the Issuer has retired or been removed from office in the manner provided under the Master Trust Deed.

(b)  The Issuer shall:

     (1)  act honestly and in good faith and comply with all relevant material laws in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

     (2)  exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders, the Class B Noteholders, the
          Beneficiaries and other Noteholders of the Securitisation Fund in accordance with its obligations under the relevant Transaction
          Documents;

     (3)  use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

     (4)  do everything and take all such actions which are necessary (including obtaining all such authorisations and approvals as are appropriate) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the
          Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer pursuant to the Master Trust
          Deed;

     (5)  not, as Issuer, engage in any business or activity in respect of the
          Securitisation Fund except as contemplated or required by the
          Transaction Documents;

     (6)  except as contemplated or required by the Transaction Documents, not, in respect of the Securitisation Fund, guarantee or become obligated for the debts of any other entity or hold out its credit as being available to settle the obligations of others;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 156

                                        Note Trust Deed - SMHL Global Fund No. 7

     (7)  within 45 days of notice from the Manager to do so, remove any of its agents or delegates that breaches any obligation imposed on the Issuer under the Master Trust Deed or any other Transaction Document where the Manager reasonably believes it will materially adversely affect the rating of either or both of the Class A Notes and Class B Notes;
          and

     (8)  not agree to any amendment to Agreed Procedures (as defined in the
          Mortgage Origination and Management Agreement) unless each Designated
          Rating Agency confirms that it will not withdraw or downgrade the rating of the Notes as a result of such amendment.

(c)  Except as provided in any Transaction Document (and other than the charge given to the Security Trustee and the Issuer's lien over the assets of the
     Securitisation Fund), the Issuer shall not nor permit any of its officers to sell, mortgage, charge or otherwise encumber or part with possession of any assets of the Securitisation Fund (the "FUND ASSETS").

(d)  The Issuer shall duly observe and perform the covenants and obligations of the Master Trust Deed and will be personally liable to the Noteholders, the
     Beneficiaries, or any other creditors for its negligence, fraud or wilful default (as defined in Condition 15).

(e)  The Issuer will open and operate certain bank accounts in accordance with the Master Trust Deed and any Transaction Document.

(f)  Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer must act on all directions given to it by the
     Manager in accordance with the terms of the Master Trust Deed.

(g)  The Issuer must properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Securitisation
     Fund.

--------------------------------------------------------------------------------
4    INTEREST

(a)  PAYMENT DATES

     Each Class A2 Note bears interest on the Invested Amount (as defined in the
     Supplementary Bond Terms Notice) of that Class A2 Note from and including
     16 September 2004 or such later date as may be agreed between the Manager and the Issuer for the issue of the Class A2 Notes (the "CLOSING DATE").
     Interest in respect of the Class A2 Notes will be payable in arrears on 9
     December 2004 in respect of the period from (and including) the Closing
     Date and ending on (but excluding) 9 December 2004 (the "FIRST PAYMENT
     DATE") and thereafter on each 9th March, June, September and December (each such date a "PAYMENT DATE"). If any Payment Date would otherwise fall on a day which is not a Banking Day (as defined below), it shall be postponed to the next day which is a Banking Day. The final Payment Date for a Class of
     Notes will be the earlier of the Final Maturity Date for that Class of
     Notes and the Payment Date on which the Notes are redeemed in full.

     "BANKING DAY" in this Condition 4 (other than Condition 4(b)) and in
     Conditions 5 and 9 below means any day (other than a Saturday, Sunday or public holiday) on which banks are open for business in London, New York,
     Sydney and Melbourne and which is a TARGET Settlement Day.

     The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date, and each successive period beginning on
     (and including) a

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 157

                                        Note Trust Deed - SMHL Global Fund No. 7

     Payment Date and ending on (but excluding) the next Payment Date is called an "INTEREST PERIOD". Interest payable on a Class A2 Note in respect of any
     Interest Period or any other period will be calculated on the basis of the actual number of days in that Interest Period and a 360 day year.

     A Class A2 Note will stop earning interest on any date on which the
     Outstanding Principal Balance of the Class A2 Note is zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Outstanding Principal Balance of the Class A2 Note becomes greater than zero) or if the Outstanding Principal Balance of the Class A
     Note is not zero on the due date for redemption in full of the Class A2
     Note, unless payment of principal is improperly withheld or refused, following which the Class A2 Note will continue to earn interest on the
     Invested Amount of the Class A2 Note at the rate from time to time applicable to the Class A2 Note until the later of the date on which the
     Note Trustee or Principal Paying Agent receives the moneys in respect of the Class A2 Notes and notifies the holders of that receipt or the date on which the Outstanding Principal Balance of the Class A2 Note has been reduced to zero but interest will begin to accrue from and including any date on which the Outstanding Principal Balance of the Class A2 Note becomes greater than zero.

     If interest is not paid on a Class A2 Note on the date when it is due and payable (other than because the due date is not a Banking Day) that unpaid interest will itself bear interest at the Interest Rate applicable to that
     Class A2 Note until the unpaid interest and the amount of interest on it is available for payment by the Issuer.

(b)  INTEREST RATE

     The rate of interest applicable from time to time for Class A2 Notes (the
     "CLASS A2 INTEREST RATE") will be determined by the Calculation Agent on the basis of the following paragraphs.

     The second Banking Day in London and New York and which is a TARGET
     Settlement Day before the beginning of each Interest Period (each an
     INTEREST DETERMINATION DATE), the Calculation Agent will determine the rate
     "EUR-EURIBOR-Telerate" as the applicable Floating Rate Option under the
     Definitions of the International Swaps and Derivatives Association, Inc.
     ("ISDA") (the "ISDA DEFINITIONS") being the rate applicable to any Interest
     Period for three-month (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) deposits in Euros which appears on the Telerate Page 248 as of 11:00 a.m., Brussels time, determined on the
     Interest Determination Date by the Calculation Agent. If such rate does not appear on the Telerate Page 248, the rate for that Interest Period will be determined as if the Issuer and the Calculation Agent had specified
     "EUR-EURIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "EUR-EURIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in Euros are offered by the Reference Banks (being four major banks in the Euro-zone interbank market agreed to by the Calculation Agent and the Euro Currency Swap Provider) at approximately 11:00 a.m., Brussels time, on the Interest Determination Date to prime banks in the Euro-zone interbank market for a period of three months (or, in the case of the first
     Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period)
     commencing on the first day of the Interest Period and in Representative
     Amount (as defined in the ISDA Definitions). The Calculation Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 158

                                        Note Trust Deed - SMHL Global Fund No. 7

     two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in the
     Euro-zone interbank market, selected by the Calculation Agent and the Euro
     Currency Swap Provider, at approximately 11:00 a.m., Brussels time, on that
     Interest Determination Date for loans in Euros to leading European banks for a period of three months (or, in the case of the first Interest Period, the rate will be determined by linear interpolation calculated by reference to the duration of the first Interest Period) commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in the Euro-zone interbank market, then the rate for such
     Interest Period will be the most recently determined rate in accordance with this paragraph.

     The Class A2 Interest Rate applicable to the Class A2 Notes for such
     Interest Period will be the aggregate of (i) the interest rate or arithmetic mean as determined by the Calculation Agent under the previous paragraph; and (ii) the margin of [#]% (the "CLASS A2 MARGIN") in relation to the Class A2 Notes.

     If the Issuer has not redeemed all of the Class A Notes on or before the
     Payment Date falling 9 September 2010, the Class A2 Margin will increase to
     [#]% for the period from (and including) that date until (but excluding)
     the date on which the Class A2 Notes are redeemed in full in accordance with these Conditions and the Class A2 Margin will increase to [#]% for the period from (and including) that date until (but excluding) the date on which the Class A2 Notes are redeemed in full in accordance with these
     Conditions.

     There is no maximum or minimum Class A2 Interest Rate.

(c)  DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

     The Calculation Agent will, as soon as practicable after 11.00 am (Brussels time) on each Interest Determination Date, determine the Class A2 Interest
     Rate applicable to, and calculate the amount of interest payable (the
     "CLASS A2 INTEREST") for, the immediately succeeding Interest Period in respect of the Class A2 Notes. The Class A2 Interest is calculated by applying the Class A2 Interest Rate for the Class A2 Notes to the Invested
     Amount (as defined in the Supplementary Bond Terms Notice) of that Class A2
     Note on the first day of the next Interest Period after giving effect to any payments of principal made with respect for such class on such day, multiplying such product by a fraction, the numerator of which is the actual number of days in the relevant Interest Period and the denominator of which is 360 days and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Class A2
     Interest Rate and the Class A2 Interest by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(d)  NOTIFICATION OF CLASS A2 INTEREST RATE AND CLASS A2 INTEREST

     The Calculation Agent will cause the Class A2 Interest Rate and the Class
     A2 Interest applicable to each Class A2 Note for each Interest Period and the relevant Payment Date to be notified to the Issuer, the Manager, the
     Note Trustee , the Irish Stock Exchange and the Paying Agents. The Class A2
     Interest, Class A2 Interest Rate and the relevant Payment Date so made available may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

(e)  DETERMINATION OR CALCULATION BY THE MANAGER

     If the Calculation Agent at any time for any reason does not determine the relevant Class A2 Interest Rate or calculate the Class A2 Interest for a
     Class A2 Note, the Manager shall

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 159

                                        Note Trust Deed - SMHL Global Fund No. 7

     do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Manager shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it reasonably considers to be fair and reasonable in all the circumstances.

(f)  CALCULATION AGENT

     The Issuer will procure that, so long as any of the Class A Notes remains outstanding, there will, at all times, be a Calculation Agent. The Issuer, or the Manager with the consent of the Issuer (such consent not to be unreasonably withheld), reserves the right at any time to terminate the appointment of the Calculation Agent subject to the terms of the Note Trust
     Deed. Notice of that termination will be given to the Class A Noteholders.
     If any person is unable or unwilling to continue to act as the Calculation
     Agent, or if the appointment of the Calculation Agent is terminated, the
     Issuer will, with the approval of the Note Trustee, appoint a successor
     Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent shall take effect until a successor approved by the Note Trustee has been appointed.

(g)  INTEREST DISTRIBUTION

     On each Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, and subject to the terms of the
     Security Trust Deed and the Supplementary Bond Terms Notice, (to the extent it has not already done so) the Issuer must apply the Interest Collections for the relevant Calculation Period as follows:

     (1)  first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund;

     (2)  secondly, pari passu and rateably in or toward payment of or allowance for the Issuer's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to in clause (9) below) in respect of the
          Securitisation Fund;

     (3)  thirdly, without duplication, in or toward any amounts payable under clause (4) below on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the
          Issuer together with accrued interest thereon which in the case of a
          Note must be at the Interest Rate applicable to the relevant Note;

     (4)  fourthly, pari passu and rateably in or toward payment of any interest due under any Redraw Funding Facility or Top-up Funding Facility and
          in and toward payment to the Currency Swap Provider, in or toward payment of the A$ Class A Interest Amount payable under that
          Confirmation at that Payment Date, which is thereafter to be applied to payment of interest on the Class A Notes;

     (5)  fifthly, without duplication, in or toward any amounts payable under clause (6) below on any previous Payment Date, if there had been sufficient Interest Collections, which have not been paid by the
          Issuer together with accrued interest thereon at the Interest Rate applicable to the relevant Note;

     (6)  sixthly, pari passu and rateably in or toward payment to Class B
          Noteholders of the Class B Interest due on the Class B Notes on that
          Payment Date;

     (7)  seventhly, in crediting to the Cash Collateral Account the amount (if any) by which the Required Cash Collateral exceeds the Cash
          Collateral;

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 160

                                        Note Trust Deed - SMHL Global Fund No. 7

     (8)  eighthly, to reimburse any amounts that have been paid in any previous
          Interest Periods under clause 5(b)(1), (2), (3) and (4) (to the extent not already reimbursed under this clause 4(g)(8));

     (9)  ninthly, in or toward payment towards any break costs payable on cancellation of any Fixed-Floating Rate Swap to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in the Assets of the Securitisation Fund in the form of any applicable prepayment fees or a drawing has not been made under a
          Payment Funding Facility;

     (10) tenthly, pari passu and rateably in or towards payment to the
          Liquidity Noteholder of interest payable in respect of the Liquidity
          Notes and in or towards payment of any interest in respect of any
          Payment Funding Facility;

     (11) eleventhly, in respect of the amount of any Class A Charge Offs, any
          Redraw Charge Offs and any Top-up Charge Offs in and towards reinstatement of in the books of the Securitisation Fund pari passu and rateably to Class A Charge Offs, Redraw Charge Offs and Top-up
          Charge Offs for that Calculation Period;

     (12) twelfthly, in respect of the amount of any Carry Over Redraw Charge
          Offs, any Carry Over Top-up Charge Offs and the A$ Equivalent of the
          Carry Over Class A Charge offs allocated to each Class A Note, as the case may be, in and towards reinstatement of in the books of the
          Securitisation Fund, pari passu and rateably (based on the Carry Over
          Redraw Charge Offs, the Carry Over Top-up Charge Offs and the A$
          Equivalent of the Carry Over Class A Charge Offs allocated to each
          Class A Note as the case may be):

          (A)  the A$ Equivalent of any Carry Over Class A Charge Offs;

          (B)  any Carry Over Redraw Charge Offs; and

          (C)  (C) any Carry Over Top-up Charge Offs;

     (13) thirteenthly, in respect of the amount of any Class B Charge Offs and any Carry Over Class B Charge Offs in and towards reinstatement of in the books of the Securitisation Fund and in the following order:

          (A)  any Class B Charge Offs for that Calculation Period; and

          (B)  pari passu and rateably the Invested Amount of the Class B Notes to the extent of any Carry Over Class B Charge Offs;

     (14) fourteenthly, (to the extent not paid under clause 5(b)) pari passu and rateably, in or toward repayment of any principal due and payable under any Redraw Funding Facility, in or toward repayment of any principal due and payable under any Top-up Funding Facility and in or toward repayment of any principal due and payable under any Payment
          Funding Facility;

     (15) fifteenthly, in payment of or provision for amounts payable to the
          Income Beneficiary of the Securitisation Fund in accordance with clauses 22.1(d) and 22.3(d) of the Master Trust Deed.

     Capitalised terms in this paragraph (g) have the same meaning given in the
     Supplementary Bond Terms Notice unless otherwise defined in this document.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 161

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
5    REDEMPTION AND PURCHASE

Capitalised terms in this Condition 5 have the same meaning given in the
Supplementary Bond Terms Notice unless otherwise defined in this document.

(a)  MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND APPORTIONMENT
     OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A NOTES AND THE CLASS B NOTES

     The Class A Notes shall be subject to mandatory redemption in part on any
     Payment Date if on that date there are any Principal Collections available to be distributed in relation to such Class A Notes. The principal amount so redeemable in respect of each Class A Note prior to enforcement of the
     Security Trust Deed (each a "PRINCIPAL PAYMENT") on any Payment Date shall be the amount available for payment as set out in Condition 5(b) on the day which is seven Banking Days prior to the Payment Date (the "CUT Off")
     divided by the aggregate Invested Amount of all Class A Notes, multiplied by the Invested Amount of that Note, provided always that no Principal
     Payment on a Class A Note on any date may exceed the amount equal to the
     Invested Amount of that Class A Note at that date.

     Notice of amounts to be redeemed will be provided by the Manager to the
     Issuer, the Calculation Agent, the Principal Paying Agent and the Note
     Trustee.

(b)  PRINCIPAL DISTRIBUTIONS ON NOTES

     On each Payment Date, and in accordance with the calculations, instructions and directions provided to it by the Manager and subject to the terms of the Security Trust Deed and the Supplementary Bond Terms Notice (to the
     extent it has not already done so), the Issuer must apply the Principal
     Collections together with any amounts to be applied under this clause 5(b)
     pursuant to clause 5(d) for the relevant Calculation Period towards the following payments in the following order of priority:

     (1)  first, in or toward payment of or allowance for Taxes in respect of the Securitisation Fund (to the extent not paid or provided for as described in Condition 4);

     (2)  secondly, pari passu and rateably in or toward payment of or allowance for the Issuer's Fee, the Manager's Fee and any Expenses (other than the Expenses referred to in this Condition 5(b) below) in respect of the Securitisation Fund (to the extent not paid or provided for as described in Condition 4(g));

     (3)  thirdly, in or toward payment of the amounts payable and the priority under Condition 4(g)(4) above on the Class A Notes on that Payment
          Date (to the extent not paid or provided for as described in Condition
          4(g)());

     (4)  fourthly, in or toward payment of the amounts payable and the priority under Condition 4(g)() above on Class B Notes on that Payment Date (to the extent not paid under Condition 4(g)());

     (5)  fifthly, pari passu and rateably in or toward repayment of any Redraw
          Principal Outstanding under a Redraw Funding Facility or any Top-up
          Principal Outstanding under any Top-up Funding Facility;

     (6)  sixthly, pari passu and rateably in or toward payments approved by the
          Manager under any Loan Redraw Facility or Top-up Loan;

     (7)  seventhly, pari passu and rateably in or toward payment to the
          Currency Swap Provider under a Confirmation relating to the Class A
          Notes until the Outstanding

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 162

                                        Note Trust Deed - SMHL Global Fund No. 7

          Principal Balance of the Class A Notes is reduced to zero, of an amount equal to the lesser of:

          (A)  the amount available for distribution under this sub-paragraph
               (7) after all payments which have priority under this paragraph
               (b); and

          (B)  the A$ Equivalent of the Outstanding Principal Balance for all
               Class A Notes;

     (8)  eighthly, in or toward payment to the Class B Noteholders pari passu and rateably, until the Outstanding Principal Balance of the Class B
          Notes is reduced to zero of an amount equal to the lesser of:

          (A)  the amount available for distribution under this paragraph (8)
               after all payments which have priority under this paragraph (b);
               and

          (B)  the Outstanding Principal Balance for all Class B Notes;

     (9)  ninthly, pari passu and rateably (based on the Carry Over Redraw
          Charge Offs, Carry Over Top-up Charge Offs and A$ Equivalent of the
          Carry Over Class A Charge Offs allocated to each Class A Note, as the case may be):

          (A)  in or toward payment to the Currency Swap Provider under a
               Confirmation relating to the Class A Notes, of the A$ Equivalent of any Carry Over Class A Charge Offs;

          (B)  in or towards repaying the Redraw Principal Outstanding of each
               Redraw Funding Facility to the extent of any Carry Over Redraw
               Charge Offs; and

          (C)  (C) in or towards repaying the Top-up Principal Outstanding of each Top-up Funding Facility to the extent of any Carry Over
               Top-up Charge Offs;

     (10) tenthly, in or towards repaying the Invested Amount of the Class B
          Notes to the extent of any Carry Over Class B Charge Offs;

     (11) eleventhly, in or towards payment towards any break costs payable on cancellation of any Fixed-Floating Rate Swap to the extent that those amounts are not recovered under the relevant Loan secured by Mortgages comprised in Assets of the Securitisation Fund in the form of any applicable prepayment fees or a drawing has not been made under a
          Payment Funding Facility (to the extent not paid as described under
          Condition 4(g)); and

     (12) twelfthly, subject to paragraph (c) below, pari passu and rateably in or towards payment to the Liquidity Noteholder of the principal amount outstanding in respect of the Liquidity Notes and in or towards repayment of any principal in respect of any Payment Funding Facility.

     Capitalised terms in this paragraph (b) have the same meaning given in the
     Supplementary Bond Terms Notice unless otherwise defined in this document.

(c)  RIGHTS OF LIQUIDITY NOTEHOLDER

     On any Payment Date, the Issuer must not make any payments out of Principal
     Collections to the Liquidity Noteholder under paragraph (b) above unless the Invested Amount of all the Notes is zero, or will be zero following any payments made on the relevant Payment Date.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 163

                                        Note Trust Deed - SMHL Global Fund No. 7

(d)  PAYMENT OF CHARGE OFFS

     The amount of any reinstatement under Conditions 4(g)(11), (12) and (13)
     must be applied on the Payment Date of the reimbursement in accordance with clause 5(b) as if the amount reimbursed formed part of Principal
     Collections.

(e)  GENERAL

     No amount of principal will be paid to a Noteholder in excess of the
     Invested Amount applicable to the Notes held by that Noteholder.

(f)  EURO ACCOUNT

     The Issuer must direct the Euro Currency Swap Provider to pay all amounts denominated in (euro) payable to the Issuer by the Euro Currency Swap
     Provider under the Euro Currency Swap into the Euro Account or to the
     Principal Paying Agent on behalf of the Issuer.

     On each Payment Date, the Issuer must, on the direction of the Manager, or must require that the Principal Paying Agent on its behalf, distribute from the Euro Account the relevant amounts of principal and interest due in respect of each Class A2 Note in accordance with the Note Trust Deed and in the order of priority in Conditions 4(g) and 5(b).

(g)  US$ ACCOUNT

     The Issuer must direct the US Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer by the US Currency Swap Provider under the US Currency Swap into the US$ Account or to the Principal Paying
     Agent on behalf of the Issuer.

     On each Payment Date, the Issuer must, on the direction of the Manager, or must require that the Principal Paying Agent on its behalf, distribute from the US$ Account the relevant amounts of interest and principal due in respect of each Class A1 Note in accordance with the Note Trust Deed and in order of priority in Conditions 4(g) and 5(b).

(h)  CALCULATION OF PRINCIPAL PAYMENTS, OUTSTANDING PRINCIPAL BALANCE AND
     INVESTED AMOUNT

     The Manager must, not later than two Banking Days before each Payment Date advise the Issuer in respect of the Class A Notes only and the Currency
     Swap Provider in writing of:

     (1)  all amounts payable or to be provided for under clause 6 of the
          Supplementary Bond Terms Notice (which includes the amounts payable to be provided under Condition 4(g) and 5(b));

     (2)  reasonable details of the calculation of all such amounts; and

     (3)  the Outstanding Principal Balance and Invested Amount of each Class A
          Note and Class B Note following the making of all payments to be made on that Payment Date in accordance with the Supplementary Bond Terms
          Notice.

     The Manager must also notify the Issuer of all details of payments which are to be made by or on behalf of the Issuer on or by each Payment Date.
     The Manager must, not later than two Banking Days before each Payment Date, also notify the Currency Swap Provider of all payments which are to be made by or on behalf of the Issuer under Conditions 4(g) and 5(b) in respect of the Class A Notes.

     The Manager will notify the Issuer, the Note Trustee, the Principal Paying
     Agent and the Calculation Agent by not later than two Banking Days prior to the relevant Payment Date (the "DETERMINATION DATE") of each such determination and will immediately cause

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 164

                                        Note Trust Deed - SMHL Global Fund No. 7

     details, of each of those determinations to be made available in accordance with Condition 12 one Banking Day before the relevant Payment Date. If no repayment of principal is due to be made on the Class A Notes on any
     Payment Date a notice to this effect will be given to the Class A
     Noteholders in accordance with Condition 12.

     If the Manager does not at any time for any reason determine a repayment of principal or the Outstanding Principal Balance and the Invested Amount
     applicable to Class A Notes in accordance with this paragraph, the repayment of principal and Outstanding Principal Balance and the Invested
     Amount may be determined by the Calculation Agent in accordance with this paragraph (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the
     Manager.

(i)  CALL

     The Issuer must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class A
     Noteholders, in case of Class A Notes, in accordance with Condition 12 purchase or redeem all, but not some only, of the Notes by repaying the
     Outstanding Principal Balance of those Notes together with accrued interest to (but excluding) the date of repurchase or redemption, on any Payment
     Date falling on or after the earlier of:

     (1)  the Payment Date on which the Outstanding Principal Balance of all
          Notes calculated and expressed in the A$ Equivalent is equal to or less than 10% of the total initial Outstanding Principal Balance of all Notes calculated and expressed in the A$ Equivalent; and

     (2)  in the case of Class A Notes, the Payment Date falling on 9 September
          2010,

     provided that:

     (3)  if the aggregate Outstanding Principal Balance for all Class A Notes
          calculated and expressed in the A$ Equivalent on such date of redemption or repurchase has been reduced by Class A Charge Offs which have not been repaid under Conditions 4(g)(10) and (11), the
          Noteholders owning at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent must consent to such repurchase or redemption; and

     (4)  the Issuer will be in a position on such Payment Date to discharge
          (and the Manager so certifies to the Issuer and the Note Trustee upon which certification the Issuer and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Outstanding Principal Balance) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Notes were being enforced.

(j)  REDEMPTION FOR TAXATION OR OTHER REASONS

     If the Manager satisfies the Issuer and the Note Trustee immediately prior to giving the notice referred to below either:

     (1)  that on the next Payment Date the Issuer would be required to deduct or withhold from any payment of principal or interest in respect of the Class A Notes, the Currency Swaps, the Payment Funding Facility,
          the Top-up Funding Facility or the Redraw Funding Facility any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 165

                                        Note Trust Deed - SMHL Global Fund No. 7

     (2)  the total amount payable in respect of interest in relation to any of the Loans secured by Mortgages comprised in the Assets of the
          Securitisation Fund for a Calculation Period ceases to be receivable
          (whether or not actually received) by the Issuer during such
          Calculation Period (but this paragraph (2) does not apply to a failure by the Trustee to receive any interest in relation to any of the Loans merely by reason of the failure by any borrowers to pay that interest in breach of the relevant Loans),

     the Issuer must, when so directed by the Manager, at the Manager's option
     (provided that the Issuer will be in a position on such Payment Date to discharge (and the Manager will so certify to the Issuer and the Note
     Trustee) all its liabilities in respect of the Class A Notes (at their
     Invested Amount) and any amounts which would be required under the Security
     Trust Deed to be paid in priority or pari passu with the Class A Notes if the security for the Class A Notes were being enforced), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with Condition 12, redeem all, but not some only, of the Class A
     Notes at their then Invested Amount together with accrued interest to (but excluding) the date of redemption on any subsequent Payment Date, provided that the Class A Noteholders may by Extraordinary Resolution elect, and shall notify the Issuer and the Manager not less than 21 days before the next Payment Date following the receipt of notice of such proposed redemption that they do not require the Issuer to redeem the Class A Notes.

(k)  REDEMPTION ON FINAL MATURITY

     If not otherwise redeemed, the Class A Notes must be repaid in full on 9
     March 2036.

(l)  CANCELLATION

     All Class A Notes redeemed in full pursuant to the above provisions will be cancelled.

(m)  CERTIFICATION

     For the purposes of any redemption made pursuant to this Condition 5, the
     Note Trustee may rely upon an Officer's Certificate under the Note Trust
     Deed from the Manager certifying or stating the opinion of each person signing such certificate as:

     (1)  to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

     (2)  that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed; and

     (3)  that the Issuer will be in a position to discharge all its liabilities in respect of the relevant Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A Notes,

     and such Officer's Certificate shall be conclusive and binding on the
     Issuer, the Note Trustee and the holders of those Class A Notes.

--------------------------------------------------------------------------------
6    PAYMENTS

(a)  METHOD OF PAYMENT

     Any instalment of interest or principal, payable on any Class A2 Note which is punctually paid or duly provided for by the Issuer to the Principal
     Paying Agent on the applicable Payment Date or Final Maturity Date shall be paid to the person in whose name such

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 166

                                        Note Trust Deed - SMHL Global Fund No. 7

     Class A2 Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the
     Note Register on such Record Date, except that, unless Class A2 Definitive
     Notes have been issued pursuant to clause 3.4 of the Note Trust Deed, with respect to Class A2 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially in respect of the Class A2 Notes such Clearing Agency to be Euroclear or Clearstream, Luxembourg and such nominee to be the Common Depository of Euroclear or Clearstream,
     Luxembourg), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with respect to such Class A2 Note on a
     Payment Date or Maturity Date.

(b)  INITIAL PRINCIPAL PAYING AGENT

     The initial Principal Paying Agent in respect of the Class A2 Notes is The
     Bank of New York at its offices in London, United Kingdom.

(c)  PAYING AGENTS

     The Issuer may (at the direction of the Manager) at any time (with the prior written approval of the Note Trustee) terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that (among other things) the new Paying Agent has been approved in writing by the Note Trustee and appointed on terms previously approved in writing by the Note Trustee, notice has been provided to the Class A Noteholders, and it will at all times maintain a Paying Agent having a specified office in New York City (in respect of the Class A1 Notes) and the United Kingdom
     (in respect of the Class A2 Notes) and the Republic of Ireland (for so long as the Class A2 Notes are listed on the Irish Stock Exchange). Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition
     12.

     The initial Irish Paying Agent is AIB/BNY Fund Management (Ireland) Limited
     at its registered office in Guild House, Guild Street, Dublin 1, Republic of Ireland.

(d)  PAYMENT ON BANKING DAYS

     If the due date for payment of any amount of principal or interest in respect of any Class A2 Note is not a Banking Day then payment will not be made until the next succeeding Banking Day and the holder of that Class A2
     Note shall not be entitled to any further interest or other payment in respect of that delay. In this Condition 6 the expression "Banking Day"
     means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in London and in the place where the specified office of the Paying Agent at which the Class A2 Note is presented for payment is situated and which is a TARGET Settlement Day and, in the case of payment by transfer to a Euro account in London, prior to the exchange of a Class A2 Book-Entry Note for any Class A2 Definitive Notes, means any day (other than Saturday, Sunday or public holiday) on which banks are open for business in London and on which Euroclear or Clearstream, Luxembourg is open for business and which is a TARGET Settlement Day.

(e)  INTEREST

     If interest is not paid in respect of a Class A2 Note on the date when due and payable (other than because the due date is not a Banking Day), that unpaid interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A2 Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Condition 12.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 167

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
7    TAXATION

All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any Paying Agent is required by applicable law to make any such payment in respect of the Class A Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature. In that event the Issuer or that
Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer nor any Paying
Agent nor the Note Trustee will be obliged to make any additional payments to
Class A Noteholders in respect of that withholding or deduction.

--------------------------------------------------------------------------------
8    PRESCRIPTION

A Class A Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date (as such term is defined below) in respect of any payment on it the effect of which would be to reduce the Outstanding
Principal Balance of that Class A Note to zero. After the date on which a Class
A Note becomes void in its entirety, no claim may be made in respect of it.

As used in these Conditions, the "RELEVANT DATE" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which the full amount of such money having been so received, notice to that effect is duly given by the Principal Paying Agent in accordance with Condition 12.

--------------------------------------------------------------------------------
9    EVENTS OF DEFAULT

Subject to the Supplementary Bond Terms Notice each of the following events is an Event of Default whether or not caused by any reason whatsoever outside the control of an Interested Person (as defined in the Security Trust Deed) or any other person:

(a)  the Issuer does not within 10 Banking Days of the due date, and in the specified manner, pay in full any Secured Moneys (except in respect of any moneys payable under any Payment Funding Facility, Top-up Funding Facility and Redraw Funding Facility which fall due for payment prior to the
     Repayment Date or payment of interest on Class B Notes unless all Class A
     Notes have been repaid);

(b)  the Issuer or the Manager defaults in fully performing observing and fulfilling any material obligation in relation to the Securitisation Fund under the Security Trust Deed or any Secured Document (other than a provision requiring the payment of money as contemplated by paragraph (a)
     of this clause or, prior to the Repayment Date, in respect of any such default under a Payment Funding Facility, Top-up Funding Facility and
     Redraw Funding Facility) and such default has not been remedied within 10
     Banking Days of the Issuer or the Manager (as the case requires) receiving notice from the Security Trustee specifying the breach and requiring the same to be rectified;

(c)  any representation, warranty or statement in relation to the Securitisation
     Fund made, repeated or deemed to be made or repeated in the Security Trust
     Deed or in any Secured Document by the Issuer or the Manager (as the case requires) is proved to be untrue in any material respect when made, repeated or deemed to be made or repeated (as the case

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 168

                                        Note Trust Deed - SMHL Global Fund No. 7

     may be) (except, prior to the Repayment Date, in respect of any representation, warranty or statement made, repeated or deemed to be made or repeated under the Payment Funding Facility, Top-up Funding Facility and
     Redraw Funding Facility);

(d)  the Issuer or the Manager (as the case requires) breaches any material undertaking given at any time to the Security Trustee in relation to the
     Securitisation Fund or fails to comply with any material condition imposed by the Security Trustee in relation to the Securitisation Fund in agreeing to any matter (including any waiver) (except, prior to the Repayment Date, in respect of any breach of any material undertaking or failure to comply with any material condition under the Payment Funding Facility, Top-up
     Funding Facility and Redraw Funding Facility);

(e)  any Insolvency Event occurs in relation to the Issuer other than for the reconstruction of the Issuer or the Securitisation Fund with the prior written approval of the Manager and the Security Trustee and provided that each Designated Rating Agency has confirmed in writing that such reconstruction will not have an adverse effect on the rating of the Notes;

(f)  any Encumbrance over any Charged Property becomes enforceable or any
     Encumbrance that is a floating security over any Charged Property crystallises or otherwise becomes a fixed or specific security;

(g)  any investigation into the affairs, or into particular affairs, of the
     Issuer in relation to the Securitisation Fund is directed or commenced under any Statute;

(h)  any Secured Document is, becomes or is claimed by the Issuer or the Manager to be void, voidable or unenforceable in whole or in any material part;

(i)  the Issuer or the Manager disaffirms, disclaims, repudiates or rejects any
     Secured Document in whole or in any material part;

(j)  there occurs without the prior written approval of the Security Trustee, any vesting or distribution of any assets of the Securitisation Fund other than in accordance with the relevant Supplementary Bond Terms Notices;

(k)  any material breach of trust in relation to the Securitisation Fund by the
     Issuer or the Issuer for any reason loses or ceases to be entitled to a material extent to its right of indemnity against the assets of the
     Securitisation Fund;

(l)  as a result of the act or omission of the Issuer the assets of the
     Securitisation Fund are materially diminished or made materially less accessible to the Security Trustee;

(m)  without the prior consent of the Security Trustee, the Securitisation Fund is wound-up, or the Issuer is required to wind up the Securitisation Fund under the Master Trust Deed or the applicable law, or the winding up of the
     Securitisation Fund commences; and

(n)  the Charge ceases to rank as contemplated by clause 4.2 of the Security
     Trust Deed.

Capitalised terms in this Condition 9 have the same meaning given in the
Security Trust Deed unless defined in this document.

In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes, any funds resulting from the realisation of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 169

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
10   ENFORCEMENT

At any time after an Event of Default occurs, the Security Trustee may (subject to the Security Trust Deed), if so directed by (a) the Noteholder Secured
Creditors (as defined in the Security Trust Deed) alone, where the Noteholder
Secured Creditors are the only Voting Secured Creditors, or otherwise (b) an
"Extraordinary Resolution" of the Voting Secured Creditors (being 75% of votes capable of being cast by Voting Secured Creditors present in person or by proxy at the relevant meeting or a written resolution signed by all Voting Secured
Creditors, which includes the Note Trustee on behalf of Class A Noteholders, but not, unless the Note Trustee has become bound to take steps and/or proceed under the Security Trust Deed and fails to do so within a reasonable period of time and such failure is continuing, the Class A Noteholders themselves), declare the
Class A Notes immediately due and payable and declare the security to be enforceable. If an Extraordinary Resolution of the Voting Secured Creditors
referred to above elects not to direct the Security Trustee to enforce the
Security Trust Deed, in the circumstances where the Security Trustee could enforce, the Noteholder Secured Creditor may nevertheless, and the Note Trustee as Noteholder Secured Creditor shall subject to the terms of the Note Trust
Deed, at the direction of the Class A Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Class A Noteholders.

"VOTING SECURED CREDITOR" means:

(a)  with respect only to the enforcement of the security under the Security
     Trust Deed, for so long as the Secured Moneys of the Class A Noteholders and the Class B Noteholders each calculated and expressed in the A$
     Equivalent are 75% or more of total Secured Moneys calculated and expressed in the A$ Equivalent, the Noteholder Secured Creditors alone; and

(b)  at any other time (subject to clause 16.3 of the Security Trust Deed):

     (1)  the Note Trustee, acting on behalf of the Class A Noteholders under the Note Trust Deed and clause 3 of the Security Trust Deed or, if the
          Note Trustee has become bound to take steps and/or to proceed under the Security Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A Noteholders and then only to the extent permitted by the Australian Law; and

     (2)  each other Secured Creditor (other than a Class A Noteholder).

Any reference to the Noteholder Secured Creditors while they are the only Voting
Secured Creditors, or where their consent is required under the Security Trust
Deed in relation to a direction or act of the Security Trustee, means the
Noteholder Secured Creditors representing more than 50% of the aggregate
Invested Amount of the Class A Notes and the Class B Notes each calculated and expressed in the A$ Equivalent.

Subject to the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Secured Creditors where they are the only Voting Secured Creditors or to any Extraordinary
Resolution of the Voting Secured Creditors and shall comply with all directions given by the Note Trustee where it is the only Voting Secured Creditor or contained in or given pursuant to any Extraordinary Resolution of the Voting
Secured Creditors in accordance with the Security Trust Deed.

No Class A Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the
Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 170

                                        Note Trust Deed - SMHL Global Fund No. 7

If any of the Class A Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Charged Property unless either:

(a)  a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the
     Issuer ranking in priority to or pari passu with the Class A Notes;

(b)  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, that the cash flow receivable by the
     Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a);

(c)  the Note Trustee is directed by the Holders of at least 75% of the aggregate Invested Amount of Class A Notes calculated and expressed in the
     A$ Equivalent.

Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the
Issuer or the Secured Moneys or the Class A Notes or relating in any way to the
Charged Property. Without limitation, neither the Note Trustee nor the Security
Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A
Notes, unless directed or requested to do so in writing by Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes calculated and expressed in the A$ Equivalent at the time; and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Only the Security Trustee may enforce the provisions of the Security Trust Deed and neither the Note Trustee nor any Class A Noteholder is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed and the Class A Notes (including these Class A Note
Conditions) unless otherwise as set out in a Transaction Document.

The rights, remedies and discretions of the Class A Noteholders under the
Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Class A Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security
Trust Deed without being directed to do so by the Note Trustee or the Voting
Secured Creditors in accordance with the Security Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 171

                                        Note Trust Deed - SMHL Global Fund No. 7

Upon enforcement of the security created by the Security Trust Deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, and the proceeds of cash collateral lodged with and payable to a Swap
Provider or other provider of an Enhancement (as defined in the Master Trust
Deed)) will be applied in the order of priority as set out in the Security Trust
Deed. Any claims of the Noteholders remaining after realisation of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

--------------------------------------------------------------------------------
11   REPLACEMENT OF CLASS A NOTES

If any Class A Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Manager may reasonably require.
Mutilated or defaced Class A Notes must be surrendered before replacements will be issued.

--------------------------------------------------------------------------------
12   NOTICES

All notices, other than notices given in accordance with the following paragraphs, to Class A Noteholders shall be deemed to be given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Class A Noteholders shall be filed with the
Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer shall direct the
Note Trustee shall be deemed to be a sufficient giving of such notice.

The Manager shall deliver a quarterly servicing report for each Calculation
Period to each Class A Noteholder on the notice date relating to such
Calculation Period in the method provided in the first paragraph of this
Condition 12.

All consents and approvals in these Conditions are to be given in writing.

--------------------------------------------------------------------------------
13   MEETINGS OF VOTING SECURED CREDITORS AND MEETINGS OF CLASS A NOTEHOLDERS;
     MODIFICATIONS; CONSENTS; WAIVER

The Security Trust Deed contains provisions for convening meetings of the Voting
Secured Creditors to, among other things, enable the Voting Secured Creditors to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 172

                                        Note Trust Deed - SMHL Global Fund No. 7

to enable the Voting Secured Creditors to direct the Security Trustee to enforce the Security Trust Deed.

The Note Trust Deed contains provisions for convening meetings of Class A
Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by the Extraordinary
Resolution of the Class A Noteholders of a modification of the Class A Notes
(including these Class A Note Conditions) or the provisions of any of the
Transaction Documents, provided that no modification of certain terms including, among other things, the date of maturity of the Class A Notes, or a modification which would have the effect of altering the amount of interest payable in respect of a Class A Note or modification of the method of calculation of the interest payable or of the date for payment of interest in respect of any Class
A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or altering the majority required to pass an Extraordinary
Resolution or altering the currency of payment of any Class A Notes or an alteration of the date or priority of payment of interest on, or redemption of, the Class A Notes in the event of a call under Condition 5(i) or 5(j) (any such modification being referred to below as a "BASIC TERMS MODIFICATION") shall be effective except that, if the Note Trustee is of the opinion that such a Basic
Terms Modification is being proposed by the Issuer as a result of, or in order to avoid, an Event of Default, such Basic Terms Modification may be sanctioned by Extraordinary Resolution of the Class A Noteholders as described below. An
Extraordinary Resolution passed by the Class A Noteholders shall be binding on all Class A Noteholders. The vote required for an Extraordinary Resolution shall be a majority consisting of not less than 75% of the votes capable of being cast by Voting Secured Creditors present in person or by proxy at a duly convened meeting or a written resolution signed by all of the Voting Secured Creditors.

The Note Trust Deed permits the Note Trustee, the Manager and the Issuer to, following the giving of not less than 10 Banking Days' notice to each Designated
Rating Agency, alter, add to or modify, by way of supplementary deed, the Note
Trust Deed (including the meeting and amendment provisions), the Conditions
(subject to the proviso more fully described in clause 35.2 of the Note Trust
Deed or any other terms of that deed or the Conditions to which it refers) or any Transaction Document so long as that alteration, addition or modification is:

o    to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

o    in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the requirements of any Government Agency;

o    in the opinion of the Note Trustee appropriate or expedient as a consequence of a change to any law or regulation or a change in the requirements of any Government Agency (including, but not limited to, an alteration, addition or modification which is in the opinion of the Note
     Trustee appropriate or expedient as a consequence of the enactment of a law or regulation or an amendment to any law or regulation or ruling by the
     Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Securitisation Fund); or

o    in the reasonable opinion of the Note Trustee neither prejudicial nor likely to be prejudicial to the interests of the Class A Noteholders as a whole, and is undertaken in a manner and to the extent, permitted by the
     Transaction Documents.

Where, in the opinion of the Note Trustee, a proposed alteration, addition or modification to the Note Trust Deed, other than an alteration, addition or modification referred to above, is prejudicial or likely to be prejudicial to the interests of Class A Noteholders as a whole or any

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 173

                                        Note Trust Deed - SMHL Global Fund No. 7

Class of Class A Noteholders, the Note Trustee, the Manager and the Issuer may
make that alteration, addition or modification only if sanctioned in writing by holders of at least 75% of the aggregate Invested Amount of the Class A Notes calculated and expressed in the A$ Equivalent.

The Note Trustee may also, in accordance with the Note Trust Deed and without the consent of the Class A Noteholders (but not in contravention of an
Extraordinary Resolution), waive or authorise any breach or proposed breach of the Class A Notes (including these Class A Note Conditions) or any Transaction
Document or determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class A Noteholders and, if, but only if, the Note Trustee so requires, any such modification shall be notified to the Class A Noteholders in accordance with Condition 12 as soon as practicable.

Every amendment to the Note Trust Deed must conform to the requirements of the
TIA as then in effect so long as the Note Trust Deed shall be qualified under the TIA.

The Manager shall distribute to all Class A Noteholders and the Designated
Rating Agencies a copy of any amendments made under clause 35.1 or 35.2 of the
Note Trust Deed in accordance with Condition 12 as soon as reasonably practicable after the amendment has been made.

--------------------------------------------------------------------------------
14   INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
     TRUSTEE

(a)  The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively)
     and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified to their satisfaction.
     Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer and/or any other party to the
     Transaction Documents without accounting for any profit resulting from such transactions. Except in the case of negligence, fraud or wilful default (in the case of the Security Trustee) or negligence, fraud, or wilful default
     (in the case of the Note Trustee), neither the Security Trustee nor the
     Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust
     Deed, Charged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the
     Mortgage Manager or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the Transaction Documents.

(b)  Where the Note Trustee is required to express an opinion or make a determination or calculation under the Transaction Documents, the Note
     Trustee may appoint or engage such independent advisers as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any reasonable costs and expenses payable to those advisers will be reimbursed to the Note Trustee by the
     Issuer or if another person is expressly stated in the relevant provision in a Transaction Document, that person.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 174

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------
15   LIMITATION OF LIABILITY OF THE ISSUER

(a)  General

     Clause 26 of the Master Trust Deed applies to the obligations and liabilities of the Issuer in relation to the Class A Notes.

(b)  LIABILITY OF ISSUER LIMITED TO ITS RIGHT OF INDEMNITY

     (1)  The Issuer enters into the Transaction Documents and issues the Notes only in its capacity as trustee of the Securitisation Fund and in no other capacity (except where the Transaction Documents provide otherwise). Subject to paragraph (3) below, a liability arising under or in connection with the Transaction Documents, the Notes or the
          Securitisation Fund is limited to and can be enforced against the
          Issuer only to the extent to which it can be satisfied out of the assets and property of the Securitisation Fund and which are available to satisfy the right of the Issuer to be exonerated or indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Notes or the
          Securitisation Fund.

     (2)  Subject to paragraph (3) below, no person (including any Relevant
          Party) may take action against the Issuer in any capacity other than as trustee of the Securitisation Fund or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the Issuer except in relation to the Assets of the Securitisation Fund.

     (3)  The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer's indemnification or exoneration out of the assets of the Securitisation Fund as a result of the
          Issuer's fraud, negligence or wilful default and will not apply to any obligation or liability of the Issuer to pay amounts from its personal funds pursuant to clause 12.1 of the Note Trust Deed.

     (4)  It is acknowledged that the Relevant Parties are responsible under the
          Transaction Documents for performing a variety of obligations relating to the Securitisation Fund. No act or omission of the Issuer
          (including any related failure to satisfy its obligations under the
          Transaction Documents or the Notes) will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (3) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant
          Party or any person who has been delegated or appointed by the Issuer in accordance with the Transaction Documents to fulfil its obligations relating to the Securitisation Fund or by any other act or omission of a Relevant Party or any such person.

     (5)  No attorney, agent, delegate, receiver or receiver and manager appointed in accordance with this deed or any other Transaction
          Documents has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the Issuer for the purpose of paragraph (3).

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 175

                                        Note Trust Deed - SMHL Global Fund No. 7

     (6)  The Issuer is not obliged to do or refrain from doing anything under the Transaction Documents (including incur any liability) unless the
          Issuer's liability is limited in the same manner as set out in paragraphs (1) to (3).

     (7)  In this Condition 15 "RELEVANT PARTIES" means each party to a
          Transaction Document other than the Issuer.

     (8)  The expression "WILFUL DEFAULT" as used in this Condition 15 is defined in clause 26.5 of the Security Trust Deed.
-------------------------------------------------------------------------------
16   GOVERNING LAW

The Class A Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia. The administration of the Note Trust created under the Note Trust Deed, including the exercise of the Note Trustee's powers under clause 13 of the Note Trust
Deed, is governed by the law of New York. In the event of any inconsistency between the operation of the law of New South Wales, Australia and the law of
New York in respect of the application of those powers, the law of New York will prevail to the extent of the inconsistency.

--------------------------------------------------------------------------------
17   SUMMARY OF PROVISIONS RELATING TO THE CLASS A NOTES WHILE IN BOOK-ENTRY
     FORM

Each Class A2 Note will be represented by typewritten book-entry notes, without coupons, in the principal amount of (euro)[500,000,000], initially represented by a temporary global note (the "TEMPORARY CLASS A2 GLOBAL NOTES"). The
Temporary Class A2 Global Notes will be registered in the name of The Bank of
New York Depositary (Nominees) Limited and deposited with the Common Depository in respect of the Class A2 Notes on or about the Closing Date. The Temporary
Class A2 Global Notes will be exchangeable 40 days after the later of the first
Bond Issue Date and the date on which the relevant Class A2 Notes are first offered to persons other than distributors in reliance on Regulation S of the
Securities Act (provided certification of non-US beneficial ownership by the relevant Class A2 Noteholder is received by Euroclear or Clearstream,
Luxembourg) for a permanent global note in registered form (the "PERMANENT CLASS
A2 GLOBAL NOTES" and together with the Temporary Class A2 Global Notes, the
"CLASS A2 BOOK-ENTRY NOTES") in an equivalent principal amount to the relevant
Temporary Class A2 Global Note. Upon deposit of the Class A2 Book-Entry Notes with the Common Depository, the Common Depository will credit each investor in the Class A2 Notes with a principal amount of Class A2 Notes for which it has subscribed and paid. The Class A2 Book-Entry Notes will be deposited with the
Common Depository on or about the Closing Date.

Each person who is shown in the Note Register as the holder of a particular principal amount of Class A2 Notes will be entitled to be treated by the Issuer and the Note Trustee as a holder of such principal amount of Class A2 Notes and the expression "CLASS A2 NOTEHOLDER" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Class A2 Book-Entry Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer in respect of payment due on the
Class A2 Notes for so long as the Class A2 Notes are represented by a Class A2
Book-Entry Note and the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 176

                                        Note Trust Deed - SMHL Global Fund No. 7

relevant obligations of the Issuer will be discharged by payment to the registered holder of the Class A2 Book-Entry Note in respect of each amount so paid.

(a)  PAYMENTS

     Interest and principal on each Class A2 Book-Entry Note will be payable by the Principal Paying Agent to the Common Depositary provided that no payment of interest may be made by the Issuer or any Paying Agent in the
     Commonwealth of Australia or their possessions or into a bank account or to an address in the Commonwealth of Australia or their possessions.

     Each of the persons appearing from time to time as the beneficial owner of a Class A2 Note will be entitled to receive any payment so made in respect of that Class A2 Note in accordance with the respective rules and procedures of Euroclear or Clearstream, Luxembourg (in respect of the Class
     A2 Notes). Such persons will have no claim directly against the Issuer in respect of payments due on the Class A2 Notes which must be made by the holder of the relevant Class A2 Book-Entry Note, for so long as such Class
     A2 Book-Entry Note is outstanding.

     A record of each payment made on a Class A2 Book-Entry Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Note Registrar and such record shall be prima facie evidence that the payment in question has been made.

(b)  EXCHANGE

     The Class A2 Book-Entry Notes will be exchangeable for Class A2 Definitive
     Notes only if:

     (1)  that Class A2 Book-Entry Note being a Permanent Class A2 Global Note becomes immediately due and repayable by reason of the occurrence of an Event of Default:

     (2)  either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business; or

     (3)  as the result of any amendment to, or change in, the laws or regulations of any jurisdiction or any body politic, or government in any jurisdiction, or any minister, department, office, commission, instrumentality, agency, board, authority or organisation of any government or any corporation owned or controlled by any government having power to tax or in the interpretation by a revenue authority or a court of, or in the administration of, laws or regulations relating to taxation which becomes effective on or after the first Bond Issue
          Date, the Issuer or any Paying Agent is or will be required to make any deduction or withholding from any payment in respect of any of the relevant Class A2 Notes which would not be required were those Class
          A2 Notes in definitive form,

     then the Issuer (with the assistance of the Manager) shall (but subject to
     Clause 3.4(c) of the Note Trust Deed), within 30 days of becoming aware of the occurrence of the relevant event, but not prior to 40 days after the
     Bond Issue Date (provided certification of non-US ownership by the relevant
     Class A2 Noteholder is received by Euroclear or Clearstream, Luxembourg)
     issue Class A2 Definitive Notes in exchange for the whole of the outstanding interest in that Class A2 Book-Entry Note being a Permanent
     Class A2 Global Note in respect of Class A2 Notes.

     Class A2 Noteowner has the meaning given to it in the Note Trust Deed.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 177

                                        Note Trust Deed - SMHL Global Fund No. 7

(c)  NOTICES

     So long as the Class A2 Notes are represented by the Class A2 Book-Entry
     Note and the same is/are held on behalf of the Clearing Agency, notices to
     Class A2 Noteholders may be given by delivery of the relevant notice to the
     Clearing Agency for communication by the Clearing Agency to entitled account holders in substitution for delivery to each Class A2 Noteholder as required by the Conditions.

     So long as the Class A2 Notes are listed on the Irish Stock Exchange and the rules of the Irish Stock Exchange so require the Manager will inform the Irish Stock Exchange if the ratings assigned to the Class A2 Notes as of the Closing Date are, at any time, downgraded or withdrawn.

(d)  CANCELLATION

     The Note Registrar shall ensure that all Class A2 Notes:

     (1)  which have been surrendered for payment, registration of transfer, exchange or redemption; or

     (2)  in the case of any Class A2 Definitive Note, which, being mutilated or defaced, have been surrendered and replaced under Condition 11,

     shall be cancelled by or on behalf of the Issuer and will execute a certificate and deliver same to the Note Trustee stating:

     (1)  the aggregate Outstanding Principal Balance of Class A2 Notes which have been redeemed; and

     (2)  the serial numbers of such Class A2 Notes in definitive form (where applicable).

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 178

                                        Note Trust Deed - SMHL Global Fund No. 7

--------------------------------------------------------------------------------

SCHEDULE 5 - FORM OF CLASS A2 DEFINITIVE NOTES

THIS OBLIGATION HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES
ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN CONTRAVENTION OF THAT
ACT.

THIS CLASS A2 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTE OF U.S. LAW,
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE
COMMENCEMENT OF THE OFFERING OF THE CLASS A2 NOTES MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR
BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES.

THIS CLASS A2 DEFINITIVE NOTE IS A GLOBAL BOND FOR THE PURPOSE OF SECTION
128F(10) OF THE INCOME TAX ASSESSMENT ACT 1936 OF THE COMMONWEALTH OF AUSTRALIA

REGISTERED                               ISIN No................................

                                         Common Code............................

                      Perpetual Trustees Australia Limited

                              (ABN 86 000 431 827)

           (a limited liability company incorporated under the law of

                           New South Wales, Australia)

                        in its capacity as trustee of the

                             SMHL Global Fund No. 7

                                  (euro)100,000

               Class A2 Mortgage Backed Floating Rate Notes Due on

                           the Payment Date falling in

This Class A2 Definitive Note in respect of a duly authorised issue of Notes of
Perpetual Trustees Australia Limited in its capacity as trustee of the SMHL
Global Fund No. 7 (the "SECURITISATION FUND") (the "ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate principal amount of

                            ** (euro)[500,000,000] **

and (a) constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 4
July 1994 between the Issuer as trustee, and ME Portfolio Management Limited
(the "MANAGER") as amended and restated from time to time, by a Supplementary
Bond Terms Notice (the

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 179

                                        Note Trust Deed - SMHL Global Fund No. 7

"SUPPLEMENTARY BOND TERMS NOTICE") dated [INSERT DATE] 2004 executed by the
Issuer, the Security Trustee (as defined herein), The Bank of New York (the note trustee for the time being referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A Notes (the "CLASS A NOTEHOLDERS") and the Manager, and by the Conditions; (b) issued subject to a Note Trust Deed dated [INSERT date] 2004 (the "NOTE TRUST DEED") between (among others) the
Issuer, the Manager, AIB/BNY Fund Management (Ireland) Limited (the "IRISH
PAYING AGENT") and the Note Trustee; and (c) secured by a Security Trust Deed
(the "SECURITY TRUST DEED") dated [INSERT DATE] 2004 between the Issuer, the
Manager, the Note Trustee and Perpetual Trustee Company Limited (ABN 42 000 001
007) (the "SECURITY TRUSTEE", which expression shall include its successor for the time being as security trustee under the Security Trust Deed). References to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A2 Notes set out in Schedule 5 to the Note Trust
Deed. Terms and expressions defined in the Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

The Issuer, in its capacity as trustee of the Securitisation Fund, subject to this Class A2 Note and subject to and in accordance with the Conditions and the
Note Trust Deed promises to pay to the registered holder of this Class A2
Definitive Note on the Payment Date (as defined in Condition 4) endorsed on this
Class A2 Definitive Note falling in [*] (or on such earlier date(s) as the
Invested Amount of this Class A2 Definitive Note (as defined in Condition 5(a))
(or any part of it) may become repayable in accordance with the Conditions, the principal sum of:

                    (euro)100,000 (One Hundred Thousand Euros

or such part of that amount as may be repayable on such date(s) in accordance with the Conditions, the Supplementary Bond Terms Notice, the Master Trust Deed
and the Note Trust Deed, together with interest on the Invested Amount (as defined in Condition 5(a)) and payable in arrear on each Payment Date and such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Supplementary Bond Terms Notice, the
Master Trust Deed and the Note Trust Deed.

This Class A2 Definitive Note shall not become valid for any purpose unless and until the attached Certificate of Authentication has been signed by any signatory of the Bank of New York as Principal Paying Agent.

This Class A2 Definitive Note is not a document of title. Title shall be determined by entry in the Register and only the duly registered holder from time to time is entitled to payments in respect of this Class A2 Definitive
Note.

Terms used in this Class A2 Definitive Note and not otherwise defined in it have the same meaning as in the Supplementary Bond Terms Notice.

IN WITNESS the Issuer has caused this Class A2 Definitive Note to be signed
[manually/in facsimile] by a person duly authorised on its behalf.

PERPETUAL TRUSTEES AUSTRALIA LIMITED in its capacity as trustee of the SMHL
Global Fund No. 7

By:
   --------------------------------------
   Authorised Signatory

Date:
     ------------------------------------

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 180

                                        Note Trust Deed - SMHL Global Fund No. 7

IMPORTANT NOTICE:

--------------------------------------------------------------------------------

(a)  The Class A2 Notes do not represent deposits or other liabilities of
     Perpetual Trustees Australia Limited, ABN 86 000 431 827, or associates of
     Perpetual Trustees Australia Limited.

(b)  The holding of Class A2 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)  None of Perpetual Trustees Australia Limited, any associate of Perpetual
     Trustees Australia Limited, the Security Trustee, the Note Trustee, the
     Note Registrar, the Calculation Agent or the Paying Agents in any way
     stands behind the capital value and/or performance of the Class A2 Notes or the assets of the Securitisation Fund except in the case of Perpetual
     Trustees Australia Limited only to the limited extent provided in the
     Transaction Documents for the Securitisation Fund.

(d)  None of Perpetual Trustees Australia Limited, the Manager, the Security
     Trustee, the Note Trustee, the Note Registrar, the Calculation Agent, the
     Paying Agents, the Euro Currency Swap Provider or, the US Currency Swap
     Provider (as defined in the Supplementary Bond Terms Notice) guarantees the payment of interest or the repayment of principal due on the Class A2
     Notes.

(e)  None of the obligations of the Issuer or the Manager are guaranteed in any way by any associate either of them.

(f)  Without limiting the Conditions, the Issuer's liability to make payments in respect of the Class A2 Notes is limited to its right of indemnity from the assets of the Securitisation Fund from time to time available to make such payments under the Master Trust Deed and Supplementary Bond Terms Notice.
     All claims against the Issuer in relation to the Class A2 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Securitisation Fund out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or wilful default (as defined in the
     Master Trust Deed) on the part of the Issuer.

(g)  The Noteholder is required to accept any distribution of moneys under the
     Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

                          CERTIFICATE OF AUTHENTICATION

This Class A2 Definitive Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK
as Principal Paying Agent
by:

--------------------------------

                             PRINCIPAL PAYING AGENT

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 181

                                        Note Trust Deed - SMHL Global Fund No. 7

                              THE BANK OF NEW YORK
                                   48th Floor
                                 1 Canada Square
                                 London, E14 5AL
                                 United Kingdom

and/or such other Principal Paying Agent and/or other or further Paying Agents outside the United States (subject to Condition 6(b)) and the Commonwealth of
Australia and/or specified offices outside the United States (subject to
Condition 6(b)) and the Commonwealth of Australia as may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A2 Noteholders.

                               IRISH PAYING AGENT

                    AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED
                                   Guild House
                                  Guild Street
                                    Dublin 1
                               Republic of Ireland

and/or such other Irish Paying Agent that may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A2 Noteholders.

--------------------------------------------------------------------------------
Freehills Sydney\004679452         Printed 25 August 2004 (12:34)       PAGE 182